EXECUTION VERSION
AMENDMENT NO. 5 TO FIRST LIEN CREDIT AGREEMENT

This AMENDMENT NO. 5 TO FIRST LIEN CREDIT AGREEMENT, dated as of May 22, 2023 (this “Amendment”), is entered into by and among Hayward Industries, Inc., a New Jersey corporation (the “Borrower”) and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Administrative Agent and the lenders from time to time party thereto are party to that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended by that certain Amendment No. 1 to First Lien Credit Agreement, dated as of September 28, 2018, that certain Amendment No. 2 to First Lien Credit Agreement, dated as of October 28, 2020, that certain Amendment No. 3 to First Lien Credit Agreement, dated as of May 28, 2021, that certain Amendment No. 4 to First Lien Credit Agreement, dated as of December 13, 2022 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”, as amended by this Amendment, the “Amended Credit Agreement”); capitalized terms used herein but not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Administrative Agent and the Lead Borrower have made an Early Opt-in Election pursuant to the Credit Agreement.

WHEREAS, in accordance with the definition of Early Opt-in Effective Date, any such Amendment pursuant to an Early Opt-in Election shall be effective on the sixth (6th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received written notice of objection to such amendment from Lenders comprising the Required Lenders by 5:00 p.m. (New York City time) on May 19, 2023 (the “Objection Deadline”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.Amendments to Credit Agreement. The Credit Agreement is, effective as of the Fifth Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.
SECTION 2.Impacted Currencies. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, from and after the Fifth Amendment Effective Date: (a) Dollars shall not be considered a currency for which there is a published LIBOR rate, (b) each Borrowing outstanding on the Fifth Amendment Effective Date consisting of LIBO Rate Loans denominated in Dollars (as defined in the Credit Agreement) (each, an “Existing LIBO Rate Borrowing”) shall continue to accrue interest based on the LIBO Rate (as defined in the Credit Agreement) and its applicable existing Interest Period (as defined in the Credit Agreement) until the expiration of its applicable existing Interest Period (its “Transition Date”), (c) with respect to each Existing LIBO Rate Borrowing, on and effective as of its Transition Date, its applicable existing Interest Period shall terminate, (d) thereafter, the Loans comprising

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such Existing LIBO Rate Borrowing shall be maintained as either Term SOFR Loans or ABR Loans as determined in accordance with the Amended Credit Agreement and (e) the terms of the Credit Agreement in respect of the administration of the LIBO Rate Loans shall remain in effect from and after the Fifth Amendment Effective Date with respect to each Existing LIBO Rate Borrowing until the earlier of (i) the repayment of such Existing LIBO Rate Borrowing and (ii) the Transition Date with respect to such Existing LIBO Rate Borrowing.
SECTION 3.Reference to and Effect on the Loan Documents. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Amended Credit Agreement, and any reference to “Obligations” shall mean and be a reference to the “Obligations” under the Amended Credit Agreement.

(a)On and after the Fifth Amendment Effective Date, the Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.
(b)From and after the Fifth Amendment Effective Date, this Amendment shall be deemed a Loan Document for all purposes under the Amended Credit Agreement and the other Loan Documents.
(c)The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Fifth Amendment Effective Date.
SECTION 4.Conditions to Effectiveness. The amendments to the Credit Agreement described in Section 1 hereof and attached in Exhibit A hereto, shall become effective as of the first date (the “Fifth Amendment Effective Date”) on which the following conditions shall have been satisfied:

(a)The Administrative Agent shall have received counterparts of (i) this Amendment executed by the Borrower and the Administrative Agent and (ii) the Guarantor Consent and Reaffirmation attached hereto as Exhibit B (the “Guarantor Consent”) executed by Holdings and each Subsidiary Guarantor (collectively, the “Guarantors” and each, a “Guarantor”); and
(b)The Administrative Agent has not received, by the Objection Deadline, written notice of objection to this Amendment from Lenders comprising the Required Lenders.
SECTION 5.Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the Fifth Amendment Effective Date that:

(a)The execution, delivery and performance by the Borrower of this Amendment and the execution, delivery and performance by each Guarantor of the Guarantor Consent are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party;
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(b)None of the execution, delivery or performance by the Borrower of this Amendment or the execution, delivery or performance by any Guarantor of the Guarantor Consent (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) in connection with the Perfection Requirements and (C) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (ii) will violate any (A) of such Loan Party’s Organizational Documents or (B) Requirements of Law applicable to such Loan Party which violation, in the case of this clause (ii)(B), would reasonably be expected to have a Material Adverse Effect or (iii) will violate or result in a Default (as defined in the ABL Credit Agreement) under (A) the ABL Credit Agreement or (B) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (iii), would reasonably be expected to result in a Material Adverse Effect;
(c)This Amendment has been duly executed and delivered by the Borrower, and the Guarantor Consent has been duly executed and delivered by each Guarantor. This Amendment constitutes a legal, valid and binding obligation of the Borrower, and the Guarantor Consent constitutes a legal, valid and binding obligation of each Guarantor, enforceable against the Borrower and each Guarantor, as applicable, in accordance with its terms, subject to the Legal Reservations; and
(d)Each of the Loan Parties and each of its Restricted Subsidiaries (i) is (A) duly organized and validly existing and (B) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (ii) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (iii) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this clause (d) (other than clause (i)(A) with respect to the Borrower and clause (ii) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including, without limitation, the actual reasonable and documented out-of-pocket fees, disbursements and other charges of Davis Polk & Wardwell LLP in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder or in connection herewith.
SECTION 7.Execution in Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment. Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Borrower and the Administrative Agent. This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper communication which has been converted into electronic form
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(such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent may, at its option, create one or more copies of this Amendment in the form of an imaged Electronic Record (an “Electronic Copy”), which shall be deemed created in the ordinary course of the Administrative Agent’s business, and destroy the original paper document. This Amendment in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification so long as it reasonably believes such Electronic Signature is genuine and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
SECTION 8.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Clauses (b) and (c) of Section 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
SECTION 9.WAIVER OF RIGHT OF TRIAL BY JURY
. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

HAYWARD INDUSTRIES, INC.
By:    /s/ Eifion Joness
Name:    Eifion Jones
Title:    Chief Financial Officer

[Signature Page to Amendment No. 5 to First Lien Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:_/s/ Denise Jones__________________
Name:    Denise Jones
Title:    Vice President

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EXHIBIT A

AMENDED CREDIT AGREEMENT
[See attached]

Amended First Lien Credit Agreement

Published Deal CUSIP: 421300AF1
Term Loan CUSIP: 421300AL8
2022 Incremental Term Loan CUSIP: 421300AM6

FIRST LIEN CREDIT AGREEMENT

Dated as of August 4, 2017
as amended as of September 28, 2018,
as further amended as of October 20, 2018,
as further amended and restated as of May 28, 2021,
~~and~~ as further amended as of December 13, 2022,
and as further amended as of May 22, 2023

among
HAYWARD INDUSTRIES, INC.,
as Borrower,
HAYWARD INTERMEDIATE, INC.,
as Holdings,
THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
BANK OF AMERICA, N.A.
as Administrative Agent

and

BANK OF AMERICA, N.A. and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS    1
Section 1.01.    Defined Terms    1
Section 1.02.    Classification of Loans and Borrowings    ~~70~~69
Section 1.03.    Terms Generally    ~~70~~69
Section 1.04.    Accounting Terms; GAAP    ~~72~~70
Section 1.05.    Effectuation of Transactions    ~~73~~71
Section 1.06.    Timing of Payment of Performance    ~~73~~71
Section 1.07.    Times of Day    ~~73~~72
Section 1.08.    Currency Generally    ~~73~~72
Section 1.09.    Cashless Rollovers    ~~73~~72
Section 1.10.    Certain Conditions, Calculations and Tests    ~~74~~73
Section 1.11.    Rounding    ~~77~~76
Section 1.12.    Divisions.    ~~77~~76
Section 1.13.    Interest Rates.    76

ARTICLE II THE CREDITS    77
Section 2.01.    Commitments    77
Section 2.02.    Loans and Borrowings    ~~78~~77
Section 2.03.    Requests for Borrowings    78
Section 2.04.    [Reserved].    79
Section 2.05.    [Reserved].    79
Section 2.06.    [Reserved]    ~~80~~79
Section 2.07.    Funding of Borrowings    ~~80~~79
Section 2.08.    Type; Interest Elections    80
Section 2.09.    Termination and Reduction of Commitments    81
Section 2.10.    Repayment of Loans; Evidence of Debt    81
Section 2.11.    Prepayment of Loans    82
Section 2.12.    Fees    ~~88~~87
Section 2.13.    Interest    ~~89~~88
Section 2.14.    Benchmark Replacement Setting    ~~90~~89
Section 2.15.    Increased Costs    ~~91~~90
Section 2.16.    Break Funding Payments    ~~93~~91
Section 2.17.    Taxes    ~~93~~92
Section 2.18.    Payments Generally; Allocation of Proceeds; Sharing of Payments    ~~97~~96
Section 2.19.    Mitigation Obligations; Replacement of Lenders    ~~99~~98
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Section 2.20.    Illegality    ~~100~~99
Section 2.21.    Defaulting Lenders    ~~101~~100
Section 2.22.    Incremental Credit Extensions    ~~102~~100
Section 2.23.    Extensions of Loans and Additional Revolving Commitments    ~~106~~105
ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~109~~108
Section 3.01.    Organization; Powers    ~~109~~108
Section 3.02.    Authorization; Enforceability    ~~109~~108
Section 3.03.    Governmental Approvals; No Conflicts    ~~109~~108
Section 3.04.    Financial Condition; No Material Adverse Effect    ~~110~~108
Section 3.05.    Properties    ~~110~~109
Section 3.06.    Litigation and Environmental Matters    ~~110~~109
Section 3.07.    Compliance with Laws    ~~111~~110
Section 3.08.    Investment Company Status    ~~111~~110
Section 3.09.    Taxes    ~~111~~110
Section 3.10.    ERISA    ~~111~~110
Section 3.11.    Disclosure    ~~111~~110
Section 3.12.    Solvency    ~~111~~110
Section 3.13.    Capitalization and Subsidiaries    ~~112~~111
Section 3.14.    Security Interest in Collateral    ~~112~~111
Section 3.15.    Labor Disputes    ~~112~~111
Section 3.16.    Federal Reserve Regulations    ~~112~~111
Section 3.17.    Economic and Trade Sanctions and Anti-Corruption Laws    ~~112~~111
ARTICLE IV [RESERVED]    ~~113~~112
ARTICLE V AFFIRMATIVE COVENANTS    ~~113~~112
Section 5.01.    Financial Statements and Other Reports    ~~113~~112
Section 5.02.    Existence    ~~116~~115
Section 5.03.    Payment of Taxes    ~~117~~115
Section 5.04.    Maintenance of Properties    ~~117~~116
Section 5.05.    Insurance    ~~117~~116
Section 5.06.    Inspections    ~~117~~116
Section 5.07.    Maintenance of Books and Records    ~~118~~117
Section 5.08.    Compliance with Laws    ~~118~~117
Section 5.09.    Compliance with Environmental Laws    ~~118~~117
Section 5.10.    Designation of Subsidiaries    ~~119~~117
Section 5.11.    Use of Proceeds    ~~119~~118
Section 5.12.    Covenant to Guarantee Obligations and Give Security    ~~119~~118
Section 5.13.    [Reserved]    ~~120~~119
Section 5.14.    Further Assurances    ~~120~~119
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ARTICLE VI NEGATIVE COVENANTS    ~~121~~120
Section 6.01.    Indebtedness    ~~121~~120
Section 6.02.    Liens    ~~127~~126
Section 6.03.    No Further Negative Pledges    ~~131~~130
Section 6.04.    Restricted Payments; Certain Payments of Indebtedness    ~~133~~131
Section 6.05.    Restrictions on Subsidiary Distributions    ~~137~~136
Section 6.06.    Investments    ~~139~~137
Section 6.07.    Fundamental Changes; Disposition of Assets    ~~142~~140
Section 6.08.    [Reserved]    ~~145~~144
Section 6.09.    Transactions with Affiliates    ~~145~~144
Section 6.10.    Conduct of Business    ~~147~~145
Section 6.11.    [Reserved].    ~~147~~146
Section 6.12.    Amendments of or Waivers with Respect to Restricted Debt    ~~147~~146
Section 6.13.    Fiscal Year    ~~147~~146
Section 6.14.    Permitted Activities of Holdings    ~~147~~146
ARTICLE VII EVENTS OF DEFAULT    ~~149~~147
Section 7.01.    Events of Default    ~~149~~147
ARTICLE VIII THE ADMINISTRATIVE AGENT    ~~152~~151
ARTICLE IX MISCELLANEOUS    ~~160~~158
Section 9.01.    Notices    ~~160~~158
Section 9.02.    Waivers; Amendments    ~~163~~162
Section 9.03.    Expenses; Indemnity    ~~170~~169
Section 9.04.    Waiver of Claim    ~~172~~170
Section 9.05.    Successors and Assigns    ~~172~~170
Section 9.06.    Survival    ~~181~~180
Section 9.07.    Counterparts; Integration; Effectiveness; Electronic Execution    ~~181~~180
Section 9.08.    Severability    ~~183~~181
Section 9.09.    Right of Setoff    ~~183~~181
Section 9.10.    Governing Law; Jurisdiction; Consent to Service of Process    ~~183~~182
Section 9.11.    Waiver of Jury Trial    ~~184~~183
Section 9.12.    Headings    ~~184~~183
Section 9.13.    Confidentiality    ~~184~~183
Section 9.14.    No Fiduciary Duty    ~~186~~184
Section 9.15.    Several Obligations    ~~186~~184
Section 9.16.    USA PATRIOT Act    ~~186~~185
Section 9.17.    Disclosure    ~~186~~185
Section 9.18.    Appointment for Perfection    ~~186~~185
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Section 9.19.    Interest Rate Limitation    ~~186~~185
Section 9.20.    Intercreditor Agreement    ~~187~~185
Section 9.21.    Conflicts    ~~187~~186
Section 9.22.    Release of Guarantors    ~~187~~186
Section 9.23.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~188~~186
Section 9.24.    Lender Representation    ~~188~~187
Section 9.25.    Acknowledgement Regarding Any Supported QFCs.    ~~188~~187

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SCHEDULES:
Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	2022 Incremental Term Loan Commitment Schedule
Schedule 3.05	–	Fee Owned Real Estate Assets
Schedule 3.13	–	Subsidiaries
Schedule 3.15	–	Labor Disputes
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 6.07(s)	–	Dispositions
Schedule 9.01	–	Borrower’s Website Address for Electronic Delivery
EXHIBITS:
Exhibit A-1	–	Form of Assignment and Assumption
Exhibit A-2	–	Form of Affiliated Lender Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Perfection Certificate Supplement
Exhibit G	–	Form of Promissory Note
Exhibit H	–	Form of Guaranty Agreement
Exhibit I	–	Form of Security Agreement
Exhibit J-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K	–	Form of Solvency Certificate
Exhibit L	–	Form of ABL Intercreditor Agreement
Exhibit M	–	Form of Junior Lien Intercreditor Agreement
Exhibit N	–	Form of Pari Passu Intercreditor Agreement

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FIRST LIEN CREDIT AGREEMENT
FIRST LIEN CREDIT AGREEMENT, dated as of August 4, 2017, as amended as of September 28, 2018, as further amended as of October 28, 2020, as further amended and restated as of May 28, 2021, ~~and~~ as further amended as of December 13, 2022, and as further amended as of May 22, 2023, this “Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party hereto including Bank of America, N.A. (“Bank of America”), in its capacities as administrative agent and collateral agent (the “Administrative Agent”) with Bank of America and Truist Securities, Inc. (“Truist”) as joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers” and each an “Arranger”).
RECITALS
A.    Certain Lenders have extended credit to the Borrower in the form of a term loan credit facility with Initial Term Loan Commitments in an aggregate amount equal to $1,000,000,000, subject to the terms and conditions set forth herein.
B.    The Borrower has requested that, effective as of the Fourth Amendment Effective Date, the 2022 Incremental Term Lenders extend credit in the form of 2022 Incremental Term Loans in an aggregate principal amount equal to $125,000,000 and the 2022 Incremental Term Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth in the Fourth Amendment and in this Agreement.
C.     The parties hereto agree that (i) the Obligations of the Borrower and the other Loan Parties outstanding under the Original Credit Agreement and the other Loan Documents prior to the Fourth Amendment Effective Date shall remain outstanding without novation and shall constitute continuing Obligations and (ii) the extensions of credit under the Original Credit Agreement shall be subject to the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2022 Incremental Term Lender” means, at any time, any Lender that has a 2022 Incremental Term Loan Commitment or a 2022 Incremental Term Loan at such time.
“2022 Incremental Term Loan Commitment” means, with respect to each 2022 Incremental Term Lender, the commitment of such 2022 Incremental Term Lender to make 2022 Incremental Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such 2022 Incremental Term Lender’s name on Schedule 1.01(b) under the caption “2022 Incremental Term Loan Commitment”, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such 2022 Incremental Term Lender pursuant to Section 9.05 or (ii) an Additional Term Commitment of the same Class. The aggregate amount of the 2022 Incremental Term Loan Commitments on the Fourth Amendment Effective Date is $125,000,000.
“2022 Incremental Term Loan Maturity Date” means May 28, 2028.
“2022 Incremental Term Loans” means the Term Loans made by each 2022 Incremental Term Lender on the Fourth Amendment Effective Date to the Borrower pursuant to Section 2.01(b) and the Fourth Amendment.

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“ABL Agent” means Bank of America, N.A. in its capacity as administrative agent and collateral agent with respect to the ABL Facility as of the Fourth Amendment Effective Date, or any successor or other administrative agent and collateral agent with respect to any other ABL Facility.
“ABL Canadian Collateral” means “Canadian Collateral” as defined in the ABL Credit Agreement.
“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of the Closing Date, as amended as of March 30, 2018 and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among Holdings, the Borrower, the other borrowers and guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder, the swingline lenders and letter of credit issuers party thereto in their capacities as such and the ABL Agent and the other agents party thereto and any other credit agreement, indenture or similar agreement governing any ABL Facility.
“ABL European Collateral” means “Additional European Facility Collateral” as defined in the ABL Credit Agreement.
“ABL Facility” means the credit facility governed by the ABL Credit Agreement and any Refinancing Indebtedness that refinances or replaces any part of the loans, notes, guarantees, other credit facilities or commitments thereunder.
“ABL Intercreditor Agreement” means (a) the ABL Intercreditor Agreement substantially in the form of Exhibit L hereto, dated as of the Closing Date, by and among the Administrative Agent, the ABL Agent and the other parties thereto from time to time and acknowledged by the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time; (b) an intercreditor agreement substantially in the form of the ABL Intercreditor Agreement as in effect on the Closing Date with any material modifications which are reasonably acceptable to the Borrower and the Administrative Agent; and (c) if requested by the Borrower, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a Split Collateral Basis in the case of an asset based ABL Facility at the time the intercreditor agreement is proposed to be established, so long as the terms of such intercreditor agreement are reasonably satisfactory to the Administrative Agent and the Borrower; provided, that (i) if required by the Administrative Agent prior to agreeing that any form (or modification) is reasonably acceptable to it, the form of any other intercreditor agreement shall be deemed acceptable to the Administrative Agent (and the Lenders) if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter, and (ii) any ABL Intercreditor Agreement shall be limited to terms governing the sharing of Liens and the relative rights and obligations of the secured parties regarding Collateral and the proceeds thereof and shall not restrict or limit any Indebtedness or the terms and conditions thereof (including any amendments and refinancings) to the extent such Indebtedness would otherwise be permitted by the Loan Documents.
“ABL Loans” means revolving loans under any ABL Facility.
“ABL US Priority Collateral” means ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) of the Loan Parties.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.
“ABR Loan” means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

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“Acceptable Intercreditor Agreement” means (a) in the case of Indebtedness that is secured by a Lien on the Collateral on a senior basis pari passu with the First Priority Secured Obligations (and any Class of Term Loans secured on senior “first lien” basis), (i) a Pari Passu Intercreditor Agreement, (ii) an intercreditor agreement substantially in the form of the Pari Passu Intercreditor Agreement with any material modifications which are reasonably acceptable to the Borrower and the Administrative Agent, or (iii) if requested by the Borrower, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a pari passu basis at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto, so long as the terms of such intercreditor agreement are reasonably satisfactory to the Administrative Agent and the Borrower; (b) in the case of Indebtedness that is secured by a Lien on the Collateral on a junior basis with respect to the Initial Term Loans (and any Class of Term Loans secured on senior “first lien” basis), (i) a Junior Lien Intercreditor Agreement, (ii) an intercreditor agreement substantially in the form of the Junior Lien Intercreditor Agreement with any material modifications which are reasonably acceptable to the Borrower and the Administrative Agent, or (iii) if requested by the Borrower, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a junior secured basis at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto, so long as the terms of such intercreditor agreement are reasonably satisfactory to the Administrative Agent and the Borrower; (c) to the extent the ABL Facility is outstanding, any ABL Intercreditor Agreement (or an Acceptable Intercreditor Agreement under clause (a) above in the case of any ABL Facility secured by the Collateral on a senior pari passu basis with the First Priority Secured Obligations (and not a Split Collateral Basis)); and (d) any Additional Agreement the terms of which are consistent with market terms governing, as applicable, security arrangements for the sharing of Liens and Collateral proceeds and/or payment subordination provisions, in each case on a basis applicable to the specified intercreditor arrangement at the time the intercreditor or subordination agreement, as applicable, is proposed to be established in light of the type of Indebtedness subject thereto, so long as the terms of such intercreditor or subordination agreement, as applicable, are reasonably satisfactory to the Administrative Agent and the Borrower; provided, that (A) if required by the Administrative Agent prior to agreeing that any form (or modification) is reasonably acceptable to it, the form of any other intercreditor agreement shall be deemed acceptable to the Administrative Agent (and the Lenders) if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter, and (B) any Acceptable Intercreditor Agreement shall be limited to terms governing the sharing of Liens and the relative rights and obligations of the secured parties regarding Collateral and the proceeds thereof and shall not restrict or limit any Indebtedness or the terms and conditions thereof (including any amendments and refinancings) to the extent such Indebtedness would otherwise be permitted by the Loan Documents.
“ACH” means automated clearing house transfers.
“Additional Agreement” has the meaning assigned to such term in Article VIII.
“Additional Commitments” means any commitments hereunder added pursuant to Sections 2.22, 2.23 or 9.02(c).
“Additional Lender” has the meaning assigned to such term in Section 2.22(b).
“Additional Loans” means any Additional Revolving Loans and any Additional Term Loans.
“Additional Revolving Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(ii).
“Additional Revolving Facility” means any revolving credit facility added pursuant to Sections 2.22, 2.23 or 9.02(c)(ii).
“Additional Revolving Loans” means any revolving loan made hereunder pursuant to any Additional Revolving Commitments.

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“Additional Term Commitments” means any term commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).
“Additional Term Facility” means any term loan facility added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).
“Additional Term Loans” means any term loan added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).
“Adjusted Term SOFR Rate” means (a) with respect to the Initial Term Loans, Term SOFR for such Interest Period, plus (i) 0.11448% (11.448 basis points) for an Interest Period of one (1) month’s duration, (ii) 0.26161% (26.161 basis points) for an Interest Period of three (3) months’ duration, (iii) 0.42826% (42.826 basis points) for an Interest Period of six (6) months’ duration and (iv) 0.71513% (71.513 basis points) for an Interest Period of twelve-months’ duration and (b) with respect to the 2022 Incremental Term Loans, for any Interest Period, an interest rate per annum equal to (~~a~~i) Term SOFR for such Interest Period, plus (~~b~~ii) 0.10%; provided that, (i) with respect to the Initial Term Loans, if the Adjusted Term SOFR Rate as so determined would be less than 0.50%, then the Adjusted Term SOFR Rate shall be deemed to be equal to 0.50% for the purposes of this Agreement or (ii) with respect to the 2022 Incremental Term Loans, if the Adjusted Term SOFR Rate as so determined would be less than zero, then the Adjusted Term SOFR Rate shall be deemed to be equal to zero for the purposes of this Agreement.
“Adjustment Date” means the date of delivery of financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable.
“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(d).
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrower or any of their respective Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, the Borrower or any of their respective Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Borrower or any of their respective Restricted Subsidiaries or any property of Holdings, the Borrower or any of their respective Restricted Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of Holdings or any subsidiary thereof solely because it is an unrelated portfolio company of the Sponsors and none of the Administrative Agent, any Arrangers, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof.
“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Borrower and/or any subsidiary of Holdings.
“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Borrower.

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“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(h)(iv).
“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.
“AHYDO” has the meaning assigned to such term in Section 2.11(b)(ix).
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a ~~LIBO Rate,~~ Term SOFR or Alternate Base Rate floor, or otherwise, in each case, incurred or payable directly by the Borrower ratably to all lenders of such Indebtedness; provided that (a) original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if the stated life to maturity at the time of its incurrence of the applicable indebtedness, less six (6) months), (b) “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, funding fees, success fees, advisory fees, ticking and unused line fees, consent or amendment fees and any similar fees (regardless of whether shared or paid, in whole or in part, with or to any or all lenders) and any other fees not generally paid ratably to all lenders of such Indebtedness, (c) with respect to the Initial Term Loans, if any Incremental Term Facility includes an Alternate Base Rate or ~~LIBO Rate~~Term SOFR floor that is greater than the Alternate Base Rate or ~~LIBO Rate~~Term SOFR floor applicable to the Initial Term Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield, but only to the extent an increase in the Alternate Base Rate or ~~LIBO Rate~~Term SOFR floor applicable to the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Alternate Base Rate or ~~LIBO Rate~~Term SOFR floors (but not the Applicable Rate, unless otherwise elected by the Borrower) applicable to the Initial Term Loans shall be increased to the extent of such differential between interest rate floors and (d) with respect to the 2022 Incremental Term Loans, if any Incremental Term Facility includes an Alternate Base Rate or Term SOFR floor that is greater than the Alternate Base Rate or Term SOFR floor applicable to the 2022 Incremental Term Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield, but only to the extent an increase in the Alternate Base Rate or Term SOFR floor applicable to the 2022 Incremental Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Alternate Base Rate or Term SOFR floors (but not the Applicable Rate, unless otherwise elected by the Borrower) applicable to the 2022 Incremental Term Loans shall be increased to the extent of such differential between interest rate floors.
“Alternate Base Rate” means, ~~(x) with respect to the Initial Term Loans,~~ for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) ~~to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis) plus 1.00%, (c) the Prime Rate and (d) 0.50% per annum, and (y) with respect to the 2022 Incremental Term Loans, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b)~~ the Adjusted Term SOFR Rate, applicable for such Class of Loans, for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%, (c) the Prime Rate and (d) 0.50% per annum; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate~~, the Published LIBO Rate (in the case of the Initial Term Loans),~~  or the Adjusted Term SOFR Rate ~~(in the case of the 2022 Incremental Term Loans)~~, as the case may be, shall be effective from and including the effective date of such change in the Federal Funds Effective Rate~~, the Published LIBO Rate (in the case of the Initial Term Loans),~~  or the Adjusted Term SOFR Rate ~~(in the case of the 2022 Incremental Term Loans)~~, as the case may be. Any change in the Prime Rate announced by Bank of America shall be effective from and including the opening of business on the day specified in the public announcement of such change.

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“Alternative Benchmark Rate” means a benchmark rate selected by the Borrower; provided, that, the relevant alternative (a) is designed to be a broad based measure of average funding rates for banking institutions funding in U.S. Dollars, in institutional markets, on a senior unsecured basis, (b) is displayed on a screen or other reasonably available information service, (c) is administratively feasible for the Administrative Agent, (d) is represented publicly by the applicable benchmark administrator to be administered in accordance with the International Organization of Securities, and (e) is the then-prevailing market convention or an evolving market convention that the Borrower reasonably expects to become the prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated broadly syndicated credit facilities at such time.
“Applicable Percentage” means, with respect to any Term Lender for any Class, a percentage equal to a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Commitments of such Term Lender for such Class and (ii) the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Commitments of all Term Lenders for such Class; provided that for purposes of Section 2.21 and otherwise herein (except with respect to Section 2.11(a)(ii)), when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in the relevant calculations.
“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Applicable Rate” means, for any day, a percentage per annum equal to, with respect to (a) any Initial Term Loans (i) if the Secured Leverage Ratio is greater than or equal to 2.50 to 1.00, (A) 1.75% per annum for ABR Loans and (B) 2.75% per annum for ~~LIBO Rate~~Term SOFR Loans and (ii) if the Secured Leverage Ratio is less than 2.50 to 1.00, (A) 1.50% per annum for ABR Loans and (B) 2.50% per annum for ~~LIBO Rate~~Term SOFR Loans and (b) any 2022 Incremental Term Loans (i) that are Term SOFR Loans, 3.25% per annum and (ii) that are ABR Loans, 2.25% per annum.
The Applicable Rate for the Initial Term Loans shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Secured Leverage Ratio in accordance with the definition of “Applicable Rate”; provided that if financial statements are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the “Applicable Rate” for the Initial Term Loans shall be the rate per annum set forth above in clause (i) until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable.
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person or a Disqualified Institution) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.
“Arrangers” has the meaning assigned to such term in the preamble to this Agreement.
“Asset Sale Prepayment Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 3.00:1.00, 100%, (b) if the First Lien Leverage Ratio is less than or equal to 3.00:1.00 and greater than 2.50:1.00, 50% and (c) if the First Lien Leverage Ratio is less than or equal to 2.50:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Subject Proceeds that is required to be applied to Prepay the Term Loans under Section 2.11(b)(ii), the First Lien Leverage Ratio shall be determined on a Pro Forma Basis as of the date of such Prepayment, after giving effect to the amount of such Prepayment, as determined in good faith by the Borrower.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and

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accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower.
“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Agent” means (a) the Administrative Agent or any of its Affiliates to the extent the Administrative Agent or such Affiliate has agreed to act in such capacity or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction”.
“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Party” has the meaning set forth in the definition of “Dutch Auction”.
“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Australian Dollars” or “AUS$” means the lawful currency of the Commonwealth of Australia.
“Available Amount” means, at any time, an amount equal to, without duplication:
(a)    the sum of:
(i)    the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA; plus
(ii)    the CNI Growth Amount; plus
(iii)    the amount of any Cash and Cash Equivalents (including from the proceeds of any property or assets (including Capital Stock)) and the Fair Market Value of property or assets contributed to the Borrower or any of its Restricted Subsidiaries by any Parent Company or received by the Borrower or any of its Restricted Subsidiaries in return for any issuance of Qualified Capital Stock to any Parent Company (but excluding any amounts (w) constituting a “Cure Amount” (as defined in the ABL Credit Agreement) or similar term with respect to an equity cure of a financial covenant default, (x) received directly from the Borrower or any Restricted Subsidiary, (y) the proceeds of equity used to incur Contribution Indebtedness, or (z) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, during the period from and including the day immediately following the Closing Date (including, for the avoidance of doubt, prior to the Third Amendment Effective Date) through and including such time; plus
(iv)    the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower or any Restricted Subsidiary (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been directly or indirectly converted into or exchanged for Qualified Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company (or contributed to the Borrower, any Restricted Subsidiary or any Parent Company and cancelled), together with the Fair Market Value of any Cash Equivalents and the Fair Market Value of any property or assets received by the Borrower or such Restricted Subsidiary upon such exchange, conversion or contribution, in each case, during the period from and including the day immediately following the Closing Date

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(including, for the avoidance of doubt, prior to the Third Amendment Effective Date) through and including such time; plus
(v)    the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any acquisition or Investment made in reliance on amounts available under Section 6.06(r) (including, for the avoidance of doubt, prior to the Third Amendment Effective Date under the Original Credit Agreement); plus
(vi)    the aggregate proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with returns, profits, distributions and similar amounts received in Cash, Cash Equivalents and/or the Fair Market Value of any property or assets, including cash principal repayments and interest payments of loans, in each case, received in respect of any Investment made after the Closing Date in reliance on amounts available under Section 6.06(r) (including, for the avoidance of doubt, prior to the Third Amendment Effective Date under the Original Credit Agreement); plus
(vii)    an amount equal to the sum of (A) the amount of any Investments made after the Closing Date by the Borrower or any Restricted Subsidiary in reliance on amounts available under Section 6.06(r) (including, for the avoidance of doubt, prior to the Third Amendment Effective Date under the Original Credit Agreement) in any Unrestricted Subsidiary (in an amount not to exceed the aggregate amount of Investments in such Unrestricted Subsidiary) that has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary, (B) the amount of Cash, Cash Equivalents and the Fair Market Value of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date (including, for the avoidance of doubt, any such Investments made prior to the Third Amendment Effective Date) through and including such time and (C) the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date (including, for the avoidance of doubt, Investments made prior to the Third Amendment Effective Date) through and including such time in connection with the sale, transfer or other disposition (other than to Holdings, the Borrower or any Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary that was previously a Restricted Subsidiary and designated as an Unrestricted Subsidiary to the extent such proceeds have not otherwise increased any other Restricted Payment basket under Section 6.04(a); plus
(viii)    the amount of any Declined Proceeds; minus
(b)    an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi), plus (iii) Investments made pursuant to Section 6.06(r), in each case, (A) made under the Original Credit Agreement after the Closing Date and prior to the Third Amendment Effective Date, solely to the extent made in reliance on clauses (ii) through (vii) above, and (B) made after the Third Amendment Effective Date and prior to the time, or contemporaneously with, any such Restricted Payment, Restricted Debt Payment or Investment identified in this clause (b).

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“Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(d).
“Bail-In Action” means, the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” has the meaning assigned to such term in the preamble to this Agreement.
“Banking Services” means each and any of the following bank services provided to Holdings, the Borrower or any Restricted Subsidiary (a) under any arrangement that is in effect on the Third Amendment Effective Date between Holdings, the Borrower or any Restricted Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or an Arranger as of the Third Amendment Effective Date, (b) under any arrangement that is entered into after the Third Amendment Effective Date by Holdings, the Borrower or any Restricted Subsidiary with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or an Arranger at the time such arrangement is entered into or (c) by any other Person that is designated by the Borrower in writing to the Administrative Agent as a Banking Services counterparty and who is reasonably acceptable to the Administrative Agent: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.
“Banking Services Obligations” means any and all obligations of Holdings, the Borrower or any Restricted Subsidiary, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that has been designated to the Administrative Agent in writing by the Borrower as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its non-fiduciary agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03, Section 9.10, Section 9.11 and the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement) as if it were a Lender.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).
“Benchmark” means, ~~(a) with respect to the Initial Term Loans, initially, USD LIBOR and (b) with respect to the 2022 Incremental Term Loans,~~ initially, Term SOFR; provided, that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~  and its related Benchmark Replacement Date have occurred with respect to ~~USD LIBOR~~Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(a)(i).

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“Benchmark Replacement” means, for any Available Tenor:
(a)    for purposes of Section 2.14(a), the first alternative set forth in the order below that can be reasonably determined by the Administrative Agent after consultation with the Borrower:
(1)    ~~the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment~~[reserved];
(2)    the sum of: (i) the Alternative Benchmark Rate and (ii) the related Benchmark Replacement Adjustment; or
(3)    the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment~~;~~.
provided, that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if the then-prevailing market convention or any evolving market convention that the Borrower reasonably expects to become the prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated broadly syndicated credit facilities is not Term SOFR, the Alternative Benchmark Rate or Daily Simple SOFR, at the request of the Borrower, may be used instead; provided that such alternative is administratively feasible for the Administrative Agent; and
(b)    for purposes of Section 2.14(a)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided, that if the Benchmark Replacement as determined pursuant to clause (a)(~~1) or (a)(~~2) above would be less than 50 bps, the Benchmark Replacement will be deemed to be 50 bps for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of ~~clauses (a)(1) and~~clause (a)(3) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor;
~~provided, (x) with respect to Term SOFR in clause (a)(1) of the definition of “Benchmark Replacement”, the Benchmark Replacement Adjustment shall deemed to be (i) 0.11448% (11.448 basis points) for an Available Tenor of one (1) month’s duration, (ii) 0.26161% (26.161 basis points) for an Available Tenor of three (3)~~

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~~months’ duration, (iii) 0.42826% (42.826 basis points) for an Available Tenor of six (6) months’ duration and (iv) 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration and (y) with respect to Daily Simple SOFR in clause (a)(3) of the definition of “Benchmark Replacement”, the Benchmark Replacement Adjustment shall deemed to be (i) 0.11448% (11.448 basis points), if the Borrower selects a monthly payment period for the applicable Borrowing or (ii) 0.26161% (26.161 basis points) if the Borrower selects a quarterly payment period for the applicable Borrowing, in each case, unless the Relevant Governmental Body has made alternate recommendations for adjustments and such adjustments are displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent and reasonably agreed by the Borrower, and~~
(2)    for purposes of the Alternative Benchmark Rate in clause (a)(2) of the definition of “Benchmark Replacement,” the spread adjustment or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date, (ii) the then-prevailing market convention or any evolving market convention that the Borrower reasonably expects to become the prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities and (iii) whether any such spread adjustment or method for calculating or determining such spread adjustment is administratively feasible for the Administrative Agent.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Borrower reasonably agree, are appropriate to reflect the adoption and implementation of such Benchmark Replacement that permit the administration thereof by the Administrative Agent in a manner substantially consistent with the prevailing market practice for U.S. dollar denominated broadly syndicated credit facilities (or, if (x) the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or (y) if the Administrative Agent decides, and the Borrower reasonably agrees, that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as (i) in the case of clause (x) above, the Administrative Agent reasonably proposes as administratively feasible and consistent with its administration of similarly situated credit facilities and reasonably agreed by the Borrower or (ii) in the case of clause (y) above, the Administrative Agent and the Borrower reasonably agree is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means~~, in the case of a Term SOFR~~ after the USD LIBOR (as defined in this Agreement as of the Fourth Amendment Effective Date) has been replaced by Term SOFR, upon the occurrence of a Benchmark Transition Event, the date ~~that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower~~on which the then-current Benchmark is replaced by the applicable Benchmark Replacement pursuant to Section 2.14(~~c~~a)(iii).
“Benchmark Transition Event” means, with respect to any then-current Benchmark ~~other than USD LIBOR~~, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity

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with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely; provided, that at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board” means the Board of Governors of the Federal Reserve System of the U.S.
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).
“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of ~~LIBO Rate Loans or~~ Term SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that ~~(i) when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (ii)~~ when used in connection with a Term SOFR Loan, the term “Business Day” shall also exclude any such day that is not a U.S. Government Securities Business Day.
“Calculation Period” means, with respect to Excess Cash Flow, each annual period consisting of a Fiscal Year of the Borrower.
“Canadian Dollars” or “C$” refers to the lawful money of Canada.
“Canadian Restricted Subsidiary” means a Restricted Subsidiary that is incorporated or organized under the laws of Canada or any province or territory thereof.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person (but excluding any operating or non-finance lease regardless of whether the obligations thereunder are included as a liability on the balance sheet of such Person).
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.
“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is maintained as a self-insurance subsidiary and is subject to regulation as an insurance company (and any Restricted Subsidiary thereof).

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“Cash” means money, currency or a credit balance in any Deposit Account.
“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one (1) year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one (1) year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s and (f) solely with respect to any Captive Insurance Subsidiary, any investment such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law. Cash Equivalents shall also include (x) Investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (f) and in this paragraph.
“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Third Amendment Effective Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Third Amendment Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Third Amendment Effective Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Third Amendment Effective Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the earliest to occur of:
(a)    [reserved];
(b)    the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders,

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(iii) any group directly or indirectly controlled by one or more Permitted Holders and (iv) any Qualified Public Company, of Capital Stock representing more than the greater of (A) 40% of the total voting power of all of the outstanding voting stock of Holdings and (B) the percentage of the total voting power of all of the outstanding voting stock of Holdings beneficially owned, directly or indirectly, by the Permitted Holders; and
(c)    the Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings (or any permitted successor hereunder);
provided that (x) a “Change of Control” shall not be deemed to have occurred with respect to clause (b) above if the Permitted Holders have, at such time, the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of Holdings, and (y) the creation of a Parent Company shall not in and of itself cause a Change of Control so long as at the time such Person became a Parent Company, (1) there is no change in the direct or indirect beneficial ownership of the total voting power of all of the outstanding voting stock of Holdings by the Permitted Holders or (2) no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any such group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than one or more Permitted Holders or any group directly or indirectly controlled by one or more Permitted Holders), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions), directly or indirectly, of 40% or more, in the case of clause (b) above, of the total voting power of all of the outstanding voting stock of Holdings.
“Charge” means any charge, fee, loss, expense, cost, accrual or reserve of any kind.
“Charged Amounts” has the meaning assigned to such term in Section 9.19.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, 2022 Incremental Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(i), Additional Revolving Loans of any series established as a separate “class” pursuant to Section 2.22, 2.23 or 9.02(c)(ii), (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, 2022 Incremental Term Loan Commitment or an Additional Term Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(i), an Additional Revolving Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(ii) or a commitment to make any other Commitments under any other Credit Facilities established as a separate “Class” and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. For purposes of this definition, any separate series or tranche shall be treated as a separate “Class” regardless of whether such series or tranche is specifically as a separate “Class”.
“Closing Date” means August 4, 2017.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“CNI Growth Amount” means, at any date of determination, an amount equal to 50% of the Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on July 1, 2017, to the end of the most recently ended fiscal quarter for which internal financial statements of the Borrower are available preceding such date; provided, that such cumulative amount shall (a) be determined in good faith by the Borrower and (b) not be less than zero.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all property of any Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now

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existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations.
“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a Loan Party after the Third Amendment Effective Date pursuant to Section 5.12 (including by any Domestic Subsidiary ceasing to be an Excluded Subsidiary), and each Discretionary Guarantor:
(a)    (i) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (ii) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (iii) if such Restricted Subsidiary owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (iv) a completed Perfection Certificate, (v) UCC or the equivalent financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and (vi) an executed joinder to the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement) in substantially the form attached as an exhibit thereto; and
(b)    each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement or under any other Collateral Document required to be entered into pursuant to paragraph (a) above (which, in each case, for the avoidance of doubt, shall be delivered within the time periods (and extensions thereof) set forth in Section 5.12 and shall exclude Excluded Assets);
Notwithstanding any provision of this Agreement or any other Loan Document to the contrary,
(A)    no control agreements, other control arrangements or perfection by “control” shall be required (except as provided in clauses (y) and (z) below) and no Loan Party shall be required to perfect a security interest in any Collateral, in each case (to the extent applicable), other than perfection by (w) filing of a UCC-1 financing statement, (x) with respect to IP Rights, filings with the United States Patent and Trademark Office or the United States Copyright Office, (y) delivery of certificates evidencing Capital Stock and notes and other evidence of indebtedness, in each case, to the extent required to be pledged as Collateral and required to be delivered pursuant to the Security Agreement, and (z) to the extent control agreements have been delivered under the ABL Facility with respect to the ABL US Priority Collateral, second-priority control agreements with respect to the ABL US Priority Collateral (all such control agreements with respect to the ABL US Priority Collateral shall be released and terminated in connection with the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement));
(B)    except as expressly provided below in this definition with respect to any Foreign Discretionary Guarantor (i) no action (including any filings or registrations) outside of the United States in order to create or perfect any security interest in any asset located outside of the United States (including with respect to intellectual property and equity interests) shall be required and (ii) no security or pledge agreements shall be governed by any other law other than the laws of New York (except the laws of any other U.S. state may govern to the extent necessary to create or perfect a security interest in any portion of the Collateral); and
(C)    the Loan Parties shall not be required to take any action to collaterally assign to the Administrative Agent their respective rights under (x) any documentation governing permitted acquisition or investment not prohibited under the terms of this Agreement, (y) any representation and warranty insurance policy or (z) any business interruption policy.

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With respect to any Collateral that is ABL US Priority Collateral prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), to the extent that the ABL Agent in respect of any ABL Facility secured on a Split Collateral Basis determines that any such property or assets shall not become part of, or shall be excluded from, the collateral under such ABL Facility, or that any delivery, perfection or notice requirement in respect of any such Collateral shall be extended or waived, the Administrative Agent shall automatically be deemed to accept such determination and shall execute any documentation, if applicable, requested by the Borrower in connection therewith, including termination and release documents and extensions and waivers.
Notwithstanding the foregoing, in the event the Borrower elects to cause a Foreign Subsidiary to become a Foreign Discretionary Guarantor pursuant to the definition of “Guarantor”, such Foreign Discretionary Guarantor, as the case may be, shall (i) provide a Loan Guaranty and (ii) grant a perfected lien in favor of the Administrative Agent on substantially all of its assets (other than Excluded Assets) pursuant to arrangements reasonably agreed between the Administrative Agent and the Borrower, which shall be consistent with the principles of, and be no more onerous and restrictive to such Foreign Discretionary Guarantor, than, the provisions applicable to the Borrower or Subsidiary Guarantors organized in the United States, subject to customary limitations in such jurisdiction as may be reasonably agreed between the Administrative Agent and the Borrower, and nothing in the definition of “Collateral and Guarantee Requirement” or other limitation in this Agreement shall in any way limit or restrict the pledge of assets and property by any such Foreign Discretionary Guarantor or the pledge of the Capital Stock of such Foreign Discretionary Guarantor by any other Loan Party that holds such Capital Stock, in each case, solely by virtue of such Foreign Discretionary Guarantor being a Foreign Subsidiary or otherwise an Excluded Subsidiary.
“Collateral Documents” means, collectively, (a) the Security Agreement, (b) each Intellectual Property Security Agreement, (c) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (d) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.
“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.
“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Additional Commitments and any other commitment to provide Loans under a Credit Facility, as applicable, in effect as of such time.
“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” has the meaning assigned to such term in Section 9.07(b).
“Company Competitor” means (a) any Person that is or becomes (i) a competitor of the Borrower and/or any of its subsidiaries or (ii) an Affiliate of a Person described in clause (a)(i) and, in each case, identified in writing to the Administrative Agent, (b) any reasonably identifiable Affiliate of any person described in clause (a) above (on the basis of such Affiliate’s name) (other than any Debt Fund Affiliate unless the Borrower has a reasonable basis to include such Debt Fund Affiliate as a Company Competitor or Disqualified Institution), and/or (c) any other Affiliate of any Person described in clause (a) or clause (b) above identified by name in a written notice to the Administrative Agent.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

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“Confidential Information” has the meaning assigned to such term in Section 9.13.
“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined in accordance with Section 1.08, for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income in any period, other than in respect of clauses (xi), (xiii), (xv), (xvi), (xvii) and (xviii) below or deducted from revenues in net income (or loss) used in calculating Consolidated Net Income) the amounts of:
(i)    consolidated total interest expense determined in accordance with GAAP and, to the extent not reflected in such consolidated total interest expense, annual agency fees paid to the administrative agents and collateral agents under any credit facilities, costs associated with obtaining hedging arrangements and breakage costs in respect of hedging arrangements related to interest rates, any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, penalties and interest relating to taxes, any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-Cash interest, any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Third Amendment Effective Date, commissions, discounts, yield and other fees and charges (including any interest expense) related to any qualified securitization facility, any accretion of accrued interest on discounted liabilities and any Prepayment premium or penalty, interest expense attributable to a parent company resulting from push-down accounting and any lease, rental or other expense in connection with any lease that is not a capitalized lease, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (net of interest income and gains on such hedging obligations), costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), fees and expenses paid to (or for the benefit of) any arranger, any administrative or collateral agent, any lender or any other secured party under the Loan Documents and the ABL Credit Agreement (and any related loan documents) or to (or for the benefit of) any other holder of permitted Indebtedness in connection with its services hereunder (including fees and expenses in connection with any modifications of the Loan Documents), other bank or any other Person in connection with its services as administrative agent or trustee, or similar capacity under any other Indebtedness permitted hereunder and financing fees;
(ii)    (A) provision for Taxes during such period (including pursuant to any Tax sharing arrangement or any distributions or other Restricted Payments for the payment of any Tax), including, in each case, arising out of tax examinations, repatriation of amounts from a Foreign Subsidiary and (without duplication) any payment to a Parent Company pursuant to Section 6.04(a)(i) and (iv) in respect of Taxes, and (B) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period;
(iii)    depreciation and amortization (including, without limitation, amortization of goodwill, software and other intangible assets);
(iv)    any non-cash Charge (provided, that to the extent any such non-cash Charge represents an accrual or reserve for any actual or potential cash items in any future period (including of the type described in clause (vii) below), (A) such Person may elect (in its sole discretion) not to add back such non-cash Charge in the then-current period, in which case, any cash payment in respect thereof in any future period shall be not subtracted from Consolidated Adjusted EBITDA, and (B) to the extent such Person elects (in its sole discretion) to add back such non-cash Charge in the then-current period, any cash payment in respect thereof in any subsequent periods shall be subtracted from Consolidated Adjusted EBITDA pursuant to clause (c)(v) below);
(v)    [reserved];

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(vi)    Public Company Costs;
(vii)    (A) management, monitoring, consulting, transaction and advisory fees (including termination fees) and indemnities and expenses actually paid or accrued by, or on behalf of, such Person or any of its subsidiaries (1) to the Investors (or their Affiliates or management companies) to the extent permitted under this Agreement or (2) as permitted by Section 6.09(f); (B) the amount of payments made to option holders of any Parent Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted under the Loan Documents and (C) the amount of fees, expenses and indemnities paid to directors, including of Holdings or any Parent Company;
(viii)    losses or discounts on sales of receivables and related assets in connection with any receivables financing permitted under this Agreement;
(ix)    any Charges (or net income) attributable to any interest, non-controlling interest and/or minority interest of any third party in any Restricted Subsidiary;
(x)    the amount of earnout obligation expense (or similar Charges) incurred in connection with (including adjustments thereto) (A) acquisitions and Investments consummated prior to the Third Amendment Effective Date and (B) any Permitted Acquisition or other Investment permitted by this Agreement, in each case, which is paid or accrued during the applicable period;
(xi)    pro forma “run rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies (net of actual amounts realized) projected by the Borrower in good faith that are reasonably identifiable and factually supportable (in the good faith determination of such Person) in connection with (A) the Transactions (as defined in the Original Credit Agreement) related to actions that have been taken and (B) any acquisitions, Investments, Dispositions and other Specified Transactions, operating expense reductions, any operating, revenue and productivity improvements, restructurings, cost savings initiatives and other actions and initiatives (including new business, customer and contract wins, modification and renegotiation of contracts and other arrangements, pricing adjustments and increases, rebate reductions, supply chain optimization (including consolidating or changing suppliers, supply base reduction and reduction in shipping and freight costs), product and warranty improvements (including lean manufacturing initiatives, design, engineering and automation optimization and discontinuing or replacing products) and other items of the type described in clause (xii) below) projected by the Borrower in good faith to result from actions that have been taken (including prior to completion of any such transactions, actions, initiatives or items) or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within twenty-four (24) months (or, in respect of any pricing increases only, within twelve (12) months) after any such transactions, actions, initiatives or items,; pro forma “run rate” shall be the full benefit associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken calculated on a Pro Forma Basis as though such costs savings, operating expense reductions, operating revenue and productivity improvements and synergies had been fully realized on the first day of the applicable period for the entirety of such period;
(xii)    (A) Charges attributable to the undertaking and/or implementation of operating, revenue and productivity improvements and enhancements, operating expense reductions, cost savings initiatives and other initiatives, transitions, openings and pre-openings, business optimization, restructurings, integration, inventory optimization programs, software development, systems upgrade, closure or consolidation of facilities and properties, curtailments, entry into new

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markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, new systems design and implementation and startup costs, (B) reductions, improvements, enhancements, synergies and initiatives as contemplated in clause (xi) above, and (C) Charges related to legal settlement, fines, judgments or orders, including with respect to warranty claims;
(xiii)    to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four (4) Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA pursuant to clause (c)(iv) below));
(xiv)    [reserved];
(xv)    the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge and (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (1) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four (4) Fiscal Quarters) or (2) without duplication of amounts included in a prior period under clause (B)(1) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period);
(xvi)    the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash Charges) during such period, to the extent not included in Consolidated Net Income in any period or related non-Cash gain deducted in the calculation of Consolidated Adjusted EBITDA in any prior period;
(xvii)    the excess of rent expense during such period over actual Cash rent paid over due to the use of straight line rent for GAAP purposes; and
(xviii)    Other Agreed Adjustments,
minus (c) to the extent such amounts increase Consolidated Net Income, without duplication:
(i)    non-cash gains or income; provided, that to the extent any non-cash gain or income represents an accrual or deferred income in respect of actual potential Cash items in any future period, such Person may elect (in its sole discretion) not to deduct such non-cash gain or income in the then-current period;
(ii)    [reserved];
(iii)    [reserved];

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(iv)    the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xiii) above in a prior period to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause and are required to be deducted from Consolidated Adjusted EBITDA pursuant to clause (b)(xiii) above;
(v)    to the extent that such Person added back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above in a prior period, the cash payment in respect thereof in the relevant future period (except as otherwise provided in clause (b)(iv) above); and
(vi)    the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes.
“Consolidated First Lien Debt” means, as to any Person determined on a consolidated basis and in accordance with Section 1.08 (and, if applicable, Section 1.10), at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date (i) under this Agreement, (ii) that is secured by a Lien on all or substantially all of the Collateral (including both ABL Priority Collateral and Term Priority Collateral) on a pari passu or senior basis with the First Priority Secured Obligations and subject to Pari Passu Intercreditor Agreement (or similar Acceptable Intercreditor Agreement under clause (a) of the definition thereof), (iii) the ABL Facility secured on a Split Collateral Basis (including the ABL Facility as of the Third Amendment Effective Date), and (iv) that is secured by a Lien on all or substantially all of the Collateral (including both ABL Priority Collateral and Term Priority Collateral) on a Split Collateral Basis pari passu with the ABL Facility, subject to an ABL Intercreditor Agreement.
“Consolidated Interest Expense” means, as to any Person determined on a consolidated basis at any date of determination and in accordance with Section 1.08, the sum, without duplication, of (a) consolidated Cash interest of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP, (i) including (A) the Cash interest component of Capital Lease obligations and (B) net Cash payments made (less net Cash payments received) pursuant to obligations under permitted hedging arrangements related to interest rates (subject to adjustment in accordance with Section 1.08(b)); but (ii) excluding (A) annual agency and trustee fees paid to the administrative and collateral agents and trustees under any credit facilities, indentures or other permitted Indebtedness, (B) costs associated with obtaining hedging arrangements and breakage costs in respect of hedging arrangements related to interest rates, (C) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (D) penalties and interest relating to Taxes, (E) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (F) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (G) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or, after the Third Amendment Effective Date, any other transactions (including acquisitions and Indebtedness), (H) commissions, discounts, yield and other fees and charges (including any interest expense) related to any qualified securitization facility, (I) any accretion of accrued interest on discounted liabilities and any Prepayment premium or penalty (including amendment, tender and consent solicitation fees), (J) interest expense attributable to a parent company resulting from push-down accounting and (K) any lease, rental or other expense in connection with any lease that is not a Capital Lease, net of (b) Cash interest income of the Borrower and its Restricted Subsidiaries.
“Consolidated Net Income” means, as to any Person determined in accordance with Section 1.08, on a consolidated basis (the “Subject Person”) for any period, the net income (or loss) of the Subject Person for such period taken as a single accounting period determined in accordance with GAAP; provided that there shall be excluded, without duplication:

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(a)    (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except that the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period (regardless of whether such payment is in respect of the income of such Person in the current period or any prior period) shall be included in Consolidated Net Income or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period for the express purpose of funding such losses (but shall exclude any other Investment in such Person);
(b)    gains or losses (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Capital Stock or assets (including asset retirement costs) or of returned surplus assets, in each case, outside of the ordinary course of business;
(c)    (i) gains or losses from extraordinary items, any one-time event or item, and nonrecurring or unusual items, in each case, as determined in good faith by the Subject Person, and (ii) any costs of and payments of actual or prospective legal settlements, fines, judgments or orders and all related fees and expenses, including in connection with any acquisitions, Investments and Dispositions;
(d)    any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of any Indebtedness); provided that notwithstanding anything to the contrary herein, realized gains and losses in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income;
(e)    any net gains, Charges or losses with respect to (i) any disposed (other than Dispositions of assets and inventory in the ordinary course of business), abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Subject Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal (other than Dispositions of assets and inventory in the ordinary course of business), abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Subject Person, relating to assets or property held for sale pending the Disposition thereof) and/or (iii) facilities or plants that have been closed during such period or for which Charges and losses were required to be recorded pursuant to GAAP;
(f)    (i) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements) and (ii) any other losses and expenses incurred in connection with the early termination, refinancing or prepayment of guarantee obligations, operating leases and other similar contractual obligations;
(g)    (i) any Charges incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, or any similar equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements and (ii) any Charges in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, the Borrower and/or any Restricted Subsidiary, in each case, to the extent that any such Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock;

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(h)    accruals and reserves that are established or adjusted within twelve (12) months after the Third Amendment Effective Date (or after the closing of any consummated acquisition or Investment) that are required to be established or adjusted as a result of the Transactions (or such acquisition or Investment) in accordance with GAAP or as a result of the adoption or modification of accounting policies in accordance with GAAP;
(i)    any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) impairment Charges, write-offs or write-downs of any assets and (C) amortization of intangible assets;
(j)    (A) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items, advanced billings and debt line items thereof) resulting from the application of recapitalization, accounting or purchase acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or Investment or the amortization or write-off of any amounts thereof, net of Taxes and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income (except that, if the Borrower determines in good faith that the cumulative effects thereof are not material to the interests of the Lenders, the effects of any change, adoption or modification of any such principles or policies may be included);
(k)    the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated or amalgamated with such Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person;
(l)    Transaction Costs;
(m)    transaction fees and Charges (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated), (2) in connection with any offering of debt or equity securities (or any offering of debt or equity securities proposed and not consummated) and/or (3) that are actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided, that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (3) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four (4) Fiscal Quarters;
(n)    (i) unrealized net losses and gains under Hedge Agreements and/or other derivative instrument (regardless of whether pursuant to FASB ASC No. 815 – Derivatives and Hedging) and (ii) any net loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of indebtedness (and the termination of any associated hedging arrangements);
(o)    any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Third Amendment Effective Date; and

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(p)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items.
“Consolidated Secured Debt” means, as to any Person determined on a consolidated basis, at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on all or substantially all of the Collateral.
“Consolidated Total Assets” means, as to any Person determined on a consolidated basis and in accordance with Section 1.08, at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.
“Consolidated Total Debt” means, as to any Person determined on a consolidated basis and in accordance with Section 1.08, at any date of determination, an amount equal to (a) the aggregate principal amount of all Indebtedness for borrowed money (which shall be deemed to include LC Disbursements (as defined in the ABL Credit Agreement or any similar term under any revolving credit facility) that have not been reimbursed within the time periods required by the ABL Credit Agreement or such ABL Facility, after giving effect to any grace and cure periods) and the outstanding principal balance of all Indebtedness with respect to purchase money Indebtedness, in each case, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding, for the avoidance of doubt, (i) all leases (including any Capital Leases), letter of credit (including all undrawn letters of credit), bank guarantees or similar obligations and performance, surety or similar bonds, (ii) any intercompany Indebtedness eliminated in accordance with GAAP during consolidation and (iii) any such Indebtedness for which such Person has irrevocably deposited in trust or escrow the necessary funds (including Cash and Cash Equivalents) for the payment, redemption or satisfaction of Indebtedness), minus, (b) the aggregate amount of (i) unrestricted Cash (including all principal Cash held in dedicated accounts for the deposit of payments by customers and disbursements to be made in connection with services performed for customers) and Cash Equivalents of such Person in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP and (ii) Cash and Cash Equivalents restricted in favor of the Credit Facilities and the ABL Facility (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Credit Facilities and the ABL Facility).
“Consolidated Working Capital” means, with respect to the Borrower, as at any date of determination, the excess of Current Assets over Current Liabilities, in each case, as determined in accordance with Section 1.08.
“Consolidated Working Capital Adjustment” means, with respect to the Borrower, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement, and (d) the application of purchase or recapitalization accounting; provided, that if the Consolidated Working Capital Adjustment increases Excess Cash Flow by more than $10,000,000 in any fiscal year in which any circumstance disrupted a markets, businesses and operations in a material manner on a nationwide or global basis (e.g., the COVID-19 global pandemic), at the Borrower’s sole option, any increase in the calculation of Excess Cash Flow by more than $10,000,000 in such fiscal year due to the Consolidated Working Capital Adjustment shall be excluded from such calculation.

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“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contribution Indebtedness” has the meaning assigned to such term in Section 6.01(r).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Facilities” means the Term Facility, together with any Additional Revolving Facility, Additional Term Facility and any other facility created or established under this Agreement.
“Credit Party” has the meaning assigned to such term in Article VIII.
“Current Assets” means, as to any Person determined on a consolidated basis, at any date of determination, consolidated current assets as would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding, without duplication, (a) Cash and Cash Equivalents, (b) the current portion of current and deferred Taxes (including amounts required to be distributed pursuant to any Tax sharing arrangement or any distributions or other Restricted Payments for the payment of such Taxes), (c) permitted loans made to third parties, (d) assets held for sale, (e) pension assets, (f) deferred bank fees and (g) derivative financial instruments.
“Current Liabilities” means, as to any Person determined on a consolidated basis, at any date of determination, the consolidated current liabilities as would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans and letter of credit exposure (whether under this Agreement or otherwise), (c) the Consolidated Interest Expense, (d) the current portion of any Capital Lease, (e) the current portion of current and deferred Taxes (including amounts required to be distributed pursuant to any Tax sharing arrangement or any distributions or other Restricted Payments for the payment of such Taxes), (f) liabilities in respect of unpaid earn-outs, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves, (i) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Restricted Subsidiaries and (j) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.
“Daily Simple SOFR” means, with respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

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“Debt Fund Affiliate” means, with respect to any Disqualified Institution, any bona fide debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any person that would otherwise be a Disqualified Institution) that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, (ii) managed, sponsored or advised by any Person that is Controlling, Controlled by or under common Control with such Disqualified Institution or Affiliate thereof, but only to the extent that no personnel associated or involved with the investment in (or management, control or operation of), such Disqualified Institution or such Affiliate thereof (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access, directly or indirectly (including through such Disqualified Institution or any of its Affiliates), to any information (other than information that is publicly available) relating to any Parent Company, Holdings, the Borrower and/or any of their respective subsidiaries and/or of their respective businesses and (iii) with respect to any other entity, any Affiliate of the Sponsors (other than a natural person, Holdings, the Borrower or their respective subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and whose managers have fiduciary duties to the investors thereof that are independent of (or in addition to) their duties to Holdings, the Borrower, any Restricted Subsidiary or any Sponsor (or any investor thereof).
“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).
“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.
“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, to make a Loan within two (2) Business Days of the date required to be made by it hereunder, (b) notified the Administrative Agent or any Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two (2) Business Days after the request of Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent if received prior to the applicable funding date, (d) become (or any parent company thereof has become) (i) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (ii) the subject of a Bail-In Action, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Borrower and the Administrative Agent shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrower and the Administrative Agent), to continue to perform its obligations as a Lender hereunder or (f) failed to return any amounts to the Administrative Agent (or its Affiliates) within one (1) Business

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Day after receipt of a notice from the Administrative Agent pursuant to Article VIII; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided, further, that, such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.
“Designated Non-Cash Consideration” means the Fair Market Value of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).
“Designated Operational FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of Holdings, the Borrower and/or any Restricted Subsidiaries and designated at the time entered into (or on or prior to the Third Amendment Effective Date, with respect to any Hedge Agreement entered into on or prior to the Third Amendment Effective Date) as a Designated Operational FX Hedge by the Borrower in writing to the Administrative Agent.
“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Discretionary Guarantor” has the meaning assigned to such term in the definition of “Guarantor”.
“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to ninety-one (91) days following the Latest Maturity Date

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at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to ninety-one (91) days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to ninety-one (91) days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) requires scheduled payments of dividends in Cash on or prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change in control, offering of debt or equity securities or any Disposition occurring prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if (x) such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date or (y) such redemption is subject to events that would cause the Termination Date to occur.
Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Holdings, the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“Disqualified Institution” means:
(a)    (i) any Person that is identified in writing to the Administrative Agent prior to the Third Amendment Effective Date (or if identified after the Third Amendment Effective Date the disqualification of such person is reasonably acceptable to the Administrative Agent), (ii) any reasonably identifiable Affiliate of any Person described in clause (i) above (on the basis of such Affiliate’s name) and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above that is identified by name in a written notice to the Administrative Agent after the Third Amendment Effective Date;
(b)    any Company Competitor (it being understood and agreed that no Debt Fund Affiliate of any Company Competitor may be designated as a Disqualified Institution pursuant to this clause (b) unless the Borrower has a reasonable basis for such designation); and/or
(c)    any Affiliate of any Initial Committed Lender (other than Bank of America) that is engaged as a principal primarily in private equity, mezzanine financing or venture capital; provided, that no written notice delivered pursuant to clauses (a)(i), (a)(iii) above or clauses (a) and/or (c) of the definition of “Company Competitor” shall apply retroactively to disqualify any person that has previously acquired a valid assignment or participation interest in the Term Loans.

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“Dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means any direct or indirect subsidiary of the Borrower organized under the laws of the United States, any state or the District of Columbia.
“Dutch Auction” means an auction (an “Auction”) conducted by Holdings, the Borrower, any subsidiary of the Borrower, any Affiliated Lender or any Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Initial Term Loans (or any other Term Loans), in accordance with the following procedures; provided that no Auction Party shall initiate an Auction unless (I) at least five (5) Business Days have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three (3) Business Days have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:
(a)    Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loan on an individual Class basis, (iv) remain outstanding through the Auction Response Date and (v) at the option of the Auction Party, be subject to one of more conditions or contingencies. The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).
(b)    Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.
(c)    Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any

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such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided, further, that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 1%, when compared to an Applicable Price of $100 with a 2% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the Classes thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the Classes of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the Classes of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.
(d)    Additional Procedures.
(i)    Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction or one or more conditions or contingencies have not been satisfied (or waived by the Auction Party). Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.
(ii)    To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
(iii)    In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require one or more conditions or contingencies to any Auction, including the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.
(iv)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(v)    The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any

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Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.
~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of a joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR or a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.11(b)(i).
“EEA Financial Institution” means, (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means, any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having authority to exercise any Write-Down and Conversion Powers.
“Electronic Copy” has the meaning assigned to such term in Section 9.07(b).
“Electronic Record” has the meaning assigned to such term in Section 9.07(b).
“Electronic Signature” has the meaning assigned to such term in Section 9.07(b).
“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.05(g) and/or 9.05(h), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g) and/or 9.05(h), the Borrower or any of its Affiliates.
“Engagement Letter” means (i) that certain Engagement Letter, dated as of May 6, 2021, by and among Bank of America, Nomura, the Borrower and the other parties party thereto and (ii) that certain Engagement Letter, dated as of November 28, 2022, by and among Bank of America, Truist, the Borrower and the other parties party thereto.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

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“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.
“Environmental Laws” means any and all current or future applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, or the receipt by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) a failure by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (i) a determination that any Pension Plan is, or is reasonably expected to be, in “at-risk” status, within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (j) the incurrence of liability

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or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” or “€” means the single currency unit of the Participating Member State.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excess Cash Flow” means, for any Calculation Period, determined in accordance with Section 1.08, an amount (if positive) equal to:
(a)    the sum, without duplication, of the amounts for such Calculation Period of the following:
(i)    Consolidated Adjusted EBITDA for such Calculation Period, plus
(ii)    the Consolidated Working Capital Adjustment for such Calculation Period, plus
(iii)    cash gains of the type described in clauses (b), (c), and (d) (to the extent actually realized) of the definition of “Consolidated Net Income” during such Calculation Period, to the extent excluded in the calculation of “Consolidated Net Income” (except to the extent such gains consist of proceeds that are subject to (or required to be subject to) Section 2.11(b)(ii) regardless of whether such proceeds are less than the Subject Proceeds and regardless of the Asset Sale Prepayment Percentage then in effect), plus
(iv)    to the extent not otherwise included in the calculation of Consolidated Adjusted EBITDA for such Calculation Period, cash payments received by the Borrower or any of its Restricted Subsidiaries with respect to amounts deducted from Excess Cash Flow in a prior Calculation Period pursuant to clause (b)(vii) below, minus
(b)    the sum, without duplication, of the amounts for such Calculation Period of the following:
(i)    permanent repayments (including Prepayments) of long-term Indebtedness, including for purposes of clarity, the current portion of any such Indebtedness (including (x) payments under Sections 2.10(a) or (b) and (y) mandatory prepayments of Initial Term Loans and Additional Term Loans to the extent (and only to the extent) made with the Net Proceeds of a Prepayment Asset Sale or Net Insurance/Condemnation Proceeds resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding the amount of all deductions and reductions to the amount of Prepayments pursuant to clause (C) of Section 2.11(b)(i), unless otherwise elected by the Borrower in accordance with Section 2.11(b)(i)); plus
(ii)    [reserved];
(iii)    (A) amounts added back pursuant to clauses (b)(vi), (b)(viii), (b)(ix), (b)(xi), (b)(xii), (b)(xiii), (b)(xv), and (b)(xviii) of the definition of “Consolidated Adjusted EBITDA”, (B) amounts added back pursuant to clauses (b)(i), (b)(ii), (b)(vii), (b)(x) (to the extent actually paid in such period) and (b)(xii) of the definition of “Consolidated Adjusted EBITDA”, to the extent paid in Cash, and (C) amounts added back in calculating Consolidated Adjusted EBITDA or included in Consolidated Net Income, to the extent consisting of non-Cash or unrealized items; plus
(iv)    [reserved];

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(v)    [reserved];
(vi)    (A) the aggregate amount of all Restricted Payments elected by the Borrower to be deducted from Excess Cash Flow pursuant to clause (F) of Section 2.11(b)(i) and Restricted Payments otherwise consented to by the Required Lenders, in each case to the extent actually paid in Cash during such Calculation Period, or, at the option of the Borrower, made after such Calculation Period and prior to the date of the applicable Excess Cash Flow payment, except, in each case, to the extent financed with Long-Term Funded Indebtedness, and (B) to the extent paid in Cash, amounts paid with respect to the Transactions (including under Section 6.04(a)(vii)) after the Third Amendment Effective Date, to satisfy any payment obligations owing under the Engagement Letter and amounts required to be paid in connection with, or as a result, of any working capital and purchase price adjustments; plus
(vii)    [reserved];
(viii)    an amount equal to all expenses, charges, losses and other Charges either (A) excluded in calculating Consolidated Net Income or (B) added back in calculating Consolidated Adjusted EBITDA, in the case of clauses (A) and (B), to the extent paid in Cash, plus
(ix)    without duplication of amounts deducted from Excess Cash Flow in respect of any prior Calculation Period or amounts of all deductions and reductions to the amount of mandatory prepayments pursuant to clauses (D) or (E) of Section 2.11(b)(i), at the option of the Borrower, the aggregate consideration required to be paid in Cash by the Borrower or its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such Calculation Period relating to capital expenditures, acquisitions or Investments permitted by Section 6.06 (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Restricted Subsidiaries) and Restricted Payments permitted by Section 6.04(a) (other than pursuant to Section 6.04(a)(iii)) to be consummated or made during the period of four (4) consecutive Fiscal Quarters of the Borrower following the end of such Calculation Period (except, in each case, to the extent financed with Long-Term Funded Indebtedness); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments during such subsequent period of four (4) consecutive Fiscal Quarters is less than the Contract Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four (4) consecutive Fiscal Quarters, plus
(x)    to the extent not expensed (or exceeding the amount expensed) during such Calculation Period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income (or exceeding the amount added back in calculating Consolidated Adjusted EBITDA or exceeding the amount thereof deducted in this definitions), the aggregate amount of losses, expenditures, fees, costs, expenses, taxes, payments and other Charges paid in Cash by the Borrower and its Restricted Subsidiaries during such Calculation Period, other than to the extent financed with Long-Term Funded Indebtedness, plus
(xi)    Cash payments (without duplication of Taxes subject to clauses (iii) and (vi) above) made during such Calculation Period with respect to non-cash Charges that were added back to Consolidated Adjusted EBITDA or excluded under Consolidated Net Income in a prior Calculation Period (provided there was no other deduction to Consolidated Adjusted EBITDA or exclusion under Consolidated Net Income related to such payment), except to the extent financed with Long-Term Funded Indebtedness, plus
(xii)    Cash expenditures made in respect of any Hedge Agreement during such Calculation Period to the extent (A) not otherwise deducted in the calculation of

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Consolidated Net Income or Consolidated Adjusted EBITDA and (B) not financed with Long-Term Funded Indebtedness, plus
(xiii)    amounts paid in Cash (except to the extent financed with Long-Term Funded Indebtedness) during such Calculation Period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior Calculation Period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus
(xiv)    cash payments made by the Borrower or its Restricted Subsidiaries during such Calculation Period in respect of long-term liabilities (other than in respect of Long-Term Funded Indebtedness, which is governed by clause (b)(i) above), including for purposes of clarity, the current portion of any such liabilities of the Borrower or its Restricted Subsidiaries, except to the extent such cash payments were (A) deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA for such Calculation Period or (B) financed with Long-Term Funded Indebtedness, plus
(xv)    an amount equal to any non-cash credit or income included in Consolidated Net Income and any non-cash Charges added back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” means each of the following:
(a)    any assets (including any lease, licenses or agreement) subject to a purchase money security interest, capital lease or similar arrangement permitted by this Agreement as to which the grant of a security interest therein would (i) constitute a violation of a restriction in favor of a third party (other than Holdings, the Borrower or any of its subsidiaries) or result in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party, or (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; provided further that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such contract, instrument, lease, license, agreement or document that does not result in any of the consequences specified in clauses (i) and (ii) above;
(b)    the Capital Stock of any (i) Immaterial Subsidiary, (ii) Captive Insurance Subsidiary, (iii) Unrestricted Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (iv) not-for-profit subsidiary, (v) special purpose entity used for any permitted securitization facility, (vi) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary and is not permitted to be pledged pursuant to such entity’s organizational documents without (A) the consent of one or more unaffiliated third parties other than Holdings, the Borrower or any of its subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) or (B) giving rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party

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other than Holdings, the Borrower or any of its subsidiaries, (vii) any subsidiary that is prohibited from having its stock pledged by (A) any law or regulation or would require governmental (including regulatory) consent, approval or authorization, or (B) any Contractual Obligation that exists on the Third Amendment Effective Date or at the same time such subsidiary becomes a subsidiary of the Borrower and not entered into in contemplation of such subsidiary becoming a subsidiary of the Borrower, (viii) any Restricted Subsidiary acquired by the Borrower or any of its Restricted Subsidiaries after the Third Amendment Effective Date that, at the time of the relevant acquisition (and not entered into in contemplation of such acquisition), is an obligor in respect of any Indebtedness permitted to be assumed by the Borrower or such Restricted Subsidiary to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits the Capital Stock of such Restricted Subsidiary from being pledged, and (ix) any person that is not (A) the Borrower or (B) a Restricted Subsidiary that is a direct, first tier subsidiary of the Borrower or a Subsidiary Guarantor;
(c)    any IP Rights in any non-U.S. jurisdictions and any intent-to-use Trademark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable law;
(d)    any asset (including governmental licenses or state or local franchises, charters, authorizations and agreements), the grant or perfection of a security interest in which would (i) be prohibited or restricted by applicable law (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC and other applicable laws), (ii) require any governmental consent, approval, license or authorization that has not been obtained (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC and other applicable laws), (iii) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (iii), to the extent such prohibition would be rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (iv) be prohibited by enforceable anti-assignment provisions of contracts governing such asset in existence on the Third Amendment Effective Date or on the date of acquisition of the relevant asset (and in each case not entered into in anticipation of the Third Amendment Effective Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such Loan Party or any other Loan Party) other than to the extent such prohibition would be rendered ineffective under the UCC or other applicable law;
(e)    (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset;
(f)    any leasehold interests in any other asset or property (except to the extent the security interest in such leasehold interest may be perfected by the filing of a Form UCC-1 financing statement);
(g)    any motor vehicles and other assets subject to certificates of title;
(h)    any Margin Stock;
(i)    the Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holdco, other than 65% of the issued and outstanding Capital Stock of any Restricted Subsidiary that is a direct, first-tier Restricted Subsidiary of the Borrower or a Subsidiary Guarantor and owned by the Borrower or such Subsidiary Guarantor;
(j)    (i) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $20,000,000 (except as to which perfection of the security interest in such Commercial Tort Claims is accomplished by the filing of a Form UCC-1 financing statement covering “all-assets” (or similar language)) and (ii) Letter-of-Credit Rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security

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interest in such Letter-of-Credit Rights may be perfected by the filing of a Form UCC-1 financing statement covering “all-assets” (or similar language));
(k)    except to the extent constituting ABL US Priority Collateral and subject to clause (A)(z) of the definition of “Collateral and Guarantee Requirement”, any (i) Cash or Cash Equivalents (other than Cash and Cash Equivalents to the extent constituting proceeds with respect to Collateral), and (ii) deposit, securities and similar accounts (including securities entitlements), payroll and other employee wage and benefit accounts, tax accounts (including, without limitation, sales tax accounts) and any tax benefits, escrow accounts, fiduciary or trust accounts for the benefit of third parties and any funds and other property held in or maintained in any such accounts;
(l)    any accounts receivable and related assets that are sold or disposed of in connection with any factoring or similar arrangement permitted by this Agreement;
(m)    any asset or property (including the Capital Stock of any Restricted Subsidiary), the grant or perfection of a security interest in which would result in material adverse tax liabilities or consequences to any Parent Company, Holdings, the Borrower or any Restricted Subsidiary (including with respect to any tax distribution paid or payable to any Parent Company), as reasonably determined by the Borrower in consultation with the Administrative Agent;
(n)    any asset with respect to which the Administrative Agent and the Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby as reasonably determined by the Borrower;
(o)    the ABL Canadian Collateral and ABL European Collateral; and
(p)    any property or assets that would otherwise constitute ABL Priority Collateral, to the extent that the ABL Agent in respect of any ABL Facility secured on a Split Collateral Basis determines that any such property or assets shall not become part of, or shall be excluded from, the Collateral under the ABL Facility (other than in connection with the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement));
provided that, Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (p) (unless such proceeds, substitutions or replacements would constitute “Excluded Assets” referred to in clauses (a) through (p)).
“Excluded Subsidiary” means:
(a)    any Restricted Subsidiary that is not a Wholly-Owned Subsidiary;
(b)    any Immaterial Subsidiary;
(c)    any Restricted Subsidiary that is prohibited from providing a Guarantee by (i) law or regulation or whose provision of a Guarantee would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guarantee or (ii) any contractual obligation existing on the Third Amendment Effective Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in

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contemplation of such Restricted Subsidiary becoming a subsidiary) from providing a Loan Guaranty;
(d)    any direct or indirect subsidiary of the Borrower that is (i) a not-for-profit subsidiary, (ii) a Captive Insurance Subsidiary, (iii) a special purpose entity used for any permitted securitization or receivables facility or financing, (iv) a Foreign Subsidiary or a direct or indirect subsidiary of a Foreign Subsidiary, (v) a Foreign Subsidiary Holdco or a direct or indirect subsidiary of a Foreign Subsidiary Holdco, or (vi) an Unrestricted Subsidiary;
(e)    any Restricted Subsidiary with respect to which, in the reasonable judgment of the Borrower (in consultation with the Administrative Agent), the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby;
(f)    solely in the case of any obligation under any Secured Hedging Obligations that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any subsidiary of Holdings that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act (after giving effect to any applicable customary “keepwell” provision under the Loan Guaranty);
(g)    any Restricted Subsidiary acquired by the Borrower or any of its Restricted Subsidiaries after the Third Amendment Effective Date that, at the time of the relevant acquisition (and not entered into in contemplation of such acquisition), is an obligor in respect of assumed Indebtedness that is permitted hereunder to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Restricted Subsidiary from providing a Loan Guaranty;
(h)    any subsidiary of the Borrower where the provision of a Loan Guaranty would result in material adverse tax consequences to any Parent Company, Holdings, the Borrower or any Restricted Subsidiary, as reasonably determined by the Borrower in consultation with the Administrative Agent; and
(i)    any subsidiary as reasonably agreed between the Borrower and the Administrative Agent.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Guarantor) at the time the Loan Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated) and franchise Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax, imposed by any jurisdiction described in clause (a), (c) in the case of any Lender, any U.S. federal

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withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment that are (or would be) required to be withheld pursuant to a Requirement of Law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19 and (ii) to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Tax imposed as a result of a failure by the Administrative Agent or any Lender to comply with Section 2.17(f), (e) any withholding Tax imposed under FATCA and (f) U.S. backup withholding taxes.
“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a)(ii).
“Extended Revolving Facility” has the meaning assigned to such term in Section 2.23(a)(ii).
“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a)(ii).
“Extended Term Facility” has the meaning assigned to such term in Section 2.23(a)(iii).
“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a)(iii).
“Extension” has the meaning assigned to such term in Section 2.23(a).
“Extension Offer” has the meaning assigned to such term in Section 2.23(a).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles V and VI, hereof owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries.
“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Fair Market Value” means, with respect to any property, assets (including Capital Stock and Indebtedness) or obligations, the fair market value thereof as reasonably determined by the Borrower (after taking into account, with respect to property and assets, any liabilities with respect thereto that impact such fair market value).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement between the U.S. and any other jurisdiction that facilitates the implementation of such Sections of the Code and any treaty, law, regulation or other official guidance enacted in any other jurisdiction relating to any such intergovernmental agreement.
“FCA” has the meaning assigned to such term in Section 2.14(a)(i).
“FCPA” has the meaning assigned to such term in Section 3.17(b).
“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such

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transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means (a) that certain Fee Letter, dated as of May 6, 2021, between Bank of America and the Borrower, (b) that certain Fee Letter, dated as of May 6, 2021, between Nomura and the Borrower and (c) any other fee letters with respect to the Credit Facilities in effect on or after the Fourth Amendment Effective Date.
“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.
“First Priority Secured Obligations” means the Secured Obligations in respect of the Initial Term Loans, the 2022 Incremental Term Loans and any other Credit Facilities secured by the Collateral on a pari passu basis with the Initial Term Loans (as incurred and secured on the Third Amendment Effective Date) or the 2022 Incremental Term Loans (as incurred and secured on the Fourth Amendment Effective Date), as applicable.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower ending on December 31 of each calendar year unless otherwise permitted by Section 6.13.
“Fixed Basket” means any category or subcategory of exceptions, thresholds, baskets, or other provisions in this Agreement based on a fixed Dollar amount and/or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets as of any date of determination (including in Article VI and the Fixed Incremental Amount and clause (b) or any sub-clause therein of the definition of “Incremental Cap”) or that is not otherwise an Incurrence-Based Basket.
“Fixed Incremental Amount” means an amount equal to (a) the greater of $335,000,000 and an amount equal to 100% of Consolidated Adjusted EBITDA for the most recently ended four (4) consecutive Fiscal Quarters for which financial statements are internally available, minus (b) to the extent issued and/or incurred under this Fixed Incremental Amount, the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt, plus (c) the aggregate amount of voluntary Prepayments of indebtedness referred to in clause (b) above and any Replacement Term Loans, Replacement Revolving Facility and Replacement Notes in respect thereof (with, in the case of any revolving facility, a corresponding reduction in commitments) to the extent such Prepayments were not funded with Long-Term Funded Indebtedness, plus (d) any amounts reallocated to the Fixed Incremental Amount from Section 6.01(u).
“floor” means the benchmark rate floor applicable to each Facility, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~USD LIBOR~~Term SOFR.
“Foreign Discretionary Guarantor” means a Discretionary Guarantor that is organized in a jurisdiction outside of the United States.
“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

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“Foreign Subsidiary Holdco” means a direct or indirect Restricted Subsidiary of the Borrower that (i) has no material assets other than the capital stock and, if applicable, indebtedness of one or more subsidiaries that are Foreign Subsidiaries or other Foreign Subsidiary Holdcos or (ii) is treated as a disregarded entity for U.S. federal income tax purposes and owns capital stock of one or more Foreign Subsidiaries or other Foreign Subsidiary Holdcos.
“Fourth Amendment” means that certain Amendment No. 4 to First Lien Credit Agreement, dated as of the Fourth Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” means December 13, 2022.
“Funding Account” has the meaning assigned to such term in Section 2.03(f).
“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made, subject to Section 1.04(a); provided, that, unless the Borrower elects otherwise or exercises its rights under Section 1.04(a), the accounting for operating leases and capital leases under GAAP as in effect on the Closing Date (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement (including the definition of Capital Lease, Consolidated Total Debt and Indebtedness), as applied by the Borrower in good faith.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S. or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Granting Lender” has the meaning assigned to such term in Section 9.05(e).
“Guarantee” of or by any Person (as used in this definition, the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Third Amendment Effective Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary

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obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantor” means Holdings, the Borrower, any Subsidiary Guarantor and any Discretionary Guarantor. Notwithstanding the foregoing, the Borrower may elect, in its sole discretion (but subject to the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed), to cause one or more Restricted Subsidiaries that are Excluded Subsidiaries or, without limiting the obligation of Holdings and the Borrower to at all times be a Guarantor, one or more specified Parent Companies to become a Guarantor (any such person, a “Discretionary Guarantor”) by causing such Person to execute a joinder to the Loan Guaranty (in substantially the form attached as an exhibit thereto) and to satisfy the requirements of Section 5.12, the Collateral and Guarantee Requirement and the Perfection Requirements (as if such Person was a newly formed Restricted Subsidiary that is not an Excluded Subsidiary but without regard to the time periods specified therein, provided that such entity shall not be deemed a Guarantor or Discretionary Guarantor until such entity has complied with such requirements); provided, that (i) in the case of any Foreign Discretionary Guarantor, the jurisdiction of such person is reasonably satisfactory to the Administrative Agent (it being understood that Canada shall be deemed to be a jurisdiction that is reasonably satisfactory to the Administrative Agent) and (ii) Administrative Agent shall have received at least two (2) Business Days prior to such Person becoming a Guarantor all documentation and other information in respect of such person required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act); provided, further, that notwithstanding anything to the contrary, no Parent Company that becomes a Discretionary Guarantor shall be required to grant (but may grant at the Borrower’s election) any Liens or provide any Collateral or other security for its obligations. Any such Discretionary Guarantor shall be treated as and shall be subject to all provisions applicable to Loan Parties and Guarantors and shall not otherwise be treated as or subject to the provisions applicable to Excluded Subsidiaries on the basis for which such Person constituted an Excluded Subsidiary at the time of such designation; provided that no Parent Company that is a Discretionary Guarantor shall be treated as a Loan Party or Guarantor for purposes of Article VI or any exceptions, thresholds or baskets applicable to or available to any Person on the basis that such Parent Company is a Loan Party or Guarantor for so long as such Parent Company has not granted any Liens or provided any Collateral or other security for its obligations and otherwise complied with the Collateral and Guarantee Requirement and Perfection Requirements (as if such Person was a newly formed Restricted Subsidiary that is not an Excluded Subsidiary but without regard to the time periods specified therein).
“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, defined, listed or regulated as “toxic”, “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or effect by any Environmental Law, including asbestos and asbestos-related material.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.
“Holdings” has the meaning assigned to such term in the preamble to this Agreement, together with any successors and assignees permitted hereunder.
“IBA” has the meaning assigned to such term in Section 2.14(a)(i).

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“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.
“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Borrower that has been designated by the Borrower as an “Immaterial Subsidiary” for purposes of this Agreement, provided that the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all such designated Immaterial Subsidiaries that would otherwise be required to be Subsidiary Guarantors shall not exceed 5.0% of Consolidated Total Assets and 5.0% of Consolidated Adjusted EBITDA, in each case, of the Borrower and its Restricted Subsidiaries for the relevant Test Period.
“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Incremental Cap” means:
(a)    the Fixed Incremental Amount; plus
(b)    the aggregate amount of voluntary Prepayments of (i) the Term Loans and any other Indebtedness incurred under this Agreement (to the extent consisting of revolving credit Indebtedness, to the extent accompanied by a corresponding permanent reduction of the commitments in respect thereof), (ii) any Incremental Term Facilities, Incremental Equivalent Debt, and other Indebtedness that is secured by a Lien on all or substantially all of the Collateral on a pari passu or senior basis with the First Priority Secured Obligations and any permanent reduction of the ABL Facility and any other revolving credit facility that is secured by a Lien on the Collateral on a pari passu or senior basis with the First Priority Secured Obligations, in each case, to the extent not increasing the Fixed Incremental Amount pursuant to clause (c) of the definition thereof, (iii) any Replacement Term Loans, Replacement Revolving Facility and Replacement Notes in respect of the preceding sub-clause  (i) and (ii) of this clause (b), and (iv) any other Indebtedness permitted to be incurred by this Agreement (to the extent consisting of revolving credit Indebtedness, to the extent accompanied by a corresponding permanent reduction of the commitments in respect thereof) (the indebtedness described in sub-clauses (i), (ii), (iii) and (iv), collectively, “Specified Debt”); provided, that, in each case, (A) the relevant Prepayment is not funded with Long-Term Funded Indebtedness, and (B) any such increase in the Incremental Cap resulting from such Prepayments of:
(x) Specified Debt secured on a junior priority basis with respect to the Collateral may only be used to incur Incremental Facilities or Incremental Equivalent Debt under this clause (b) that is secured on a junior priority basis with respect to the Collateral or unsecured unless such Specified Debt could initially have been incurred as Indebtedness that is secured by a Lien on all or substantially all of the Collateral on a pari passu or senior basis with the First Priority Secured Obligations, in which case any repayment thereof may be used to incur Incremental Facilities or Incremental Equivalent Debt that is secured on a pari passu or senior basis with the First Priority Secured Obligations, and
(y) unsecured Specified Debt may only be used to incur Incremental Facilities or Incremental Equivalent Debt under this clause (b) that is unsecured unless such Indebtedness could have, at the time of incurrence thereof, been incurred as Indebtedness secured on a junior priority basis with respect to the Collateral, in which case any repayment thereof may be used to incur Incremental Facilities or Incremental Equivalent

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Debt that is secured on a junior priority basis with respect to the Collateral or unsecured; plus
(c)    an unlimited amount so long as, in the case of this clause (c), after giving effect to the relevant Incremental Facility and the incurrence of Indebtedness thereunder (in the case of any delayed draw Incremental Term Facility, at the election of the Borrower, either at the time of the establishment thereof or at the time of each applicable incurrence with respect thereto):
(i) if such Incremental Facility is secured by a Lien on the Collateral that is pari passu with the Lien securing the First Priority Secured Obligations, (A) the First Lien Leverage Ratio would not exceed 3.50:1.00 or (B) if being utilized to finance Permitted Acquisitions and similar Investments and related transactions (including refinancing of existing Indebtedness), the First Lien Leverage Ratio would not exceed the greater of 3.50:1.00 and the First Lien Leverage Ratio as of the then-most recently completed fiscal quarter,
(ii) if such Incremental Facility is secured by a Lien on the Collateral that is junior in priority to the Lien securing the Initial Term Loans and the 2022 Incremental Term Loans, (A) the Secured Leverage Ratio would not exceed 5.25:1.00 or (B) if being utilized to finance Permitted Acquisitions and similar Investments and related transactions (including refinancing of existing Indebtedness), the Secured Leverage Ratio would not exceed the greater of 5.25:1.00 and the Secured Leverage Ratio as of the then-most recently completed fiscal quarter, and
(iii) if such Incremental Facility is unsecured, (A) either (x) the Total Leverage Ratio would not exceed 5.75:1.00 or (y) the Net Interest Coverage Ratio is not less than 2.00:1.00 or (B) if being utilized to finance Permitted Acquisitions and similar Investments and related transactions (including refinancing of existing Indebtedness), either (x) the Total Leverage Ratio would not exceed the greater of 5.75:1.00 and the Total Leverage Ratio as of the then-most recently completed fiscal quarter or (y) the Net Interest Coverage Ratio is not less than the lesser of 2.00:1.00 and the Net Interest Coverage Ratio as of the then-most recently completed fiscal quarter;
in the case of each of the foregoing clauses (i), (ii) and (iii), calculated on a Pro Forma Basis as of the last day of the most recent period of four (4) consecutive Fiscal Quarters then ended for which financial statements are internally available, including the application of the proceeds thereof (without “netting” the Cash proceeds of the applicable Incremental Facility) and related transactions (and giving effect to other permitted pro forma adjustments), and, in the case of (I) any Incremental Revolving Facility being established at such time, assuming a full drawing under such Incremental Revolving Facility then being established and (II) any Incremental Term Facility that is a delayed draw term facility being established at such time, either assuming a full drawing of such delayed draw term facility then being established or having each drawing thereunder be subject to satisfaction of the applicable financial ratio set forth above.
“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loans.
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(z).
“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

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“Incremental Facility Amendment” means an amendment to this Agreement executed by (a) Holdings the Borrower and the Guarantors, (b) solely to the extent adversely affecting the rights and interests of the Administrative Agent, the Administrative Agent and (c) each Lender that agrees to provide all or any portion of such Incremental Term Facility or Incremental Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).
“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).
“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.
“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).
“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).
“Incurrence-Based Basket” means any category (or subcategory) of exceptions, thresholds, baskets, or other provisions in this Agreement based on complying or subject to compliance (including on a Pro Forma Basis) with any financial ratio (including, without limitation any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Net Interest Coverage Ratio, the availability and funding of any Incremental Facility in the form of a delayed draw term loan facility and/or clause (c) (or sub-clause) of the definition of Incremental Cap).
“Indebtedness” as applied to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as indebtedness on a balance sheet (including the footnotes thereto) of such Person prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (other than any earn out obligation, purchase price and working capital adjustment obligations and any similar obligation except to the extent reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP and not paid within thirty (30) days after becoming due and payable), which purchase price is due more than three hundred sixty four (364) days from the date of incurrence of the obligation in respect thereof; (e) all Indebtedness of other Persons secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person in an amount equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property or asset subject to such Lien; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or any joint venture (other than any joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall exclude, and shall be calculated without giving effect to, (A) the effects of Accounting Standards Codification Topic

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815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder, (B) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement), (C) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits, (D) reserves for deferred taxes (or obligation to make any distributions or Restricted Payments in respect thereof), (E) any obligations incurred under ERISA, (F) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis), (G) liabilities associated with customer prepayments and deposits, (H) Indebtedness that is non-recourse to the credit of such Person and (I) for all purposes under this Agreement other than for purposes of Section 6.01, intercompany Indebtedness among Holdings and its Restricted Subsidiaries; provided, further, that the principal amount of any Indebtedness shall be determined in accordance with Section 1.08.
“Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information” has the meaning assigned to such term in Section 3.11(a).
“Initial Committed Lenders” means Bank of America, BofA Securities and Nomura, in their capacities as Lenders on the Third Amendment Effective Date.
“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or holding Initial Term Loans.
“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Initial Term Lender’s name on the Commitment Schedule, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Initial Term Lender pursuant to Section 9.05 or (ii) an Additional Term Commitment of the same Class. The aggregate amount of the Initial Term Loan Commitments on the Third Amendment Effective Date is $1,000,000,000.
“Initial Term Loan Maturity Date” means the date that is seven (7) years after the Third Amendment Effective Date.
“Initial Term Loans” means the Term Loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a).
“Intellectual Property Security Agreement” means any agreement, including any supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form attached as an exhibit to the Security Agreement, (b) a Patent Security Agreement substantially in the form attached as an exhibit to the

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Security Agreement or (c) a Copyright Security Agreement attached as an exhibit to the Security Agreement, together with any and all supplements or amendments thereto.
“Intercreditor Agreement” means the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement (if any) and/or the Junior Lien Intercreditor Agreement (if any), as the context may require.
“Interest Election Request” means a request by the Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each January, April, July and October (commencing on July 1, 2021) or the maturity date applicable to such Loan, (b) with respect to any ~~LIBO Rate~~Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~LIBO Rate~~Term SOFR Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing and (c) to the extent necessary to create a fungible Class of Loans in connection with the incurrence of any Additional Loans, as reasonably determined by the Administrative Agent and the Borrower, the date of the incurrence of such Additional Loans.
“Interest Period” means with respect to any ~~LIBO Rate Borrowing or~~ Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months (or, to the extent available to all relevant affected Lenders, twelve (12) months or a shorter period) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) the Borrower may not elect any Interest Period that would result in such Interest Period extending beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” means (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment) and in each case, the amount of the Investment shall be determined in accordance with Section 1.08.

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“Investors” means (a) the Sponsors and (b) any other Person making a cash equity investment directly or indirectly in any Parent Company after the Third Amendment Effective Date, so long as in the case of this clause (b), (i) no such Person’s direct or indirect beneficial ownership of Holdings is greater than the Sponsors’ direct or indirect beneficial ownership of Holdings, and (ii) the aggregate direct or indirect beneficial ownership of Holdings by such Persons does not exceed 40% of the aggregate direct or indirect beneficial ownership of Holdings of all Investors collectively, in each case, other than any Person who is a Lender on the Third Amendment Effective Date (and such Person shall not be deemed to be an Affiliate of an Investor under this Agreement).
“IP Rights” has the meaning assigned to such term in Section 3.05(c).
“IRS” means the U.S. Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Junior Lien Indebtedness” means any Indebtedness that is secured by a Lien on the Collateral (other than Indebtedness among Holdings and/or its subsidiaries) that is contractually junior or subordinated to the Lien on the Collateral securing the Initial Term Loans and the 2022 Incremental Term Loans.
“Junior Lien Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit M hereto.
“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, Additional Term Loan, Additional Revolving Loan or Additional Commitment.
“Latest Revolving Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Additional Revolving Loan or any Additional Revolving Commitment.
“Latest Term Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any term loan or term commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or any Additional Term Commitment.
“LCT Election” has the meaning assigned to such term in Section 1.10(a).
“LCT Test Date” has the meaning assigned to such term in Section 1.10(a).
“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.
“Lenders” means the Initial Term Lenders, any Additional Lender, any lender with a Commitment or an outstanding Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.
~~“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves prescribed by governmental authorities; provided that, in respect of the Initial Term Loans, in no event shall the LIBO Rate be less than 0.50% per annum.~~

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~~“LIBO Rate Loan” means a Loan bearing interest at a rate determined by reference to the LIBO Rate.~~
“Lien” means any mortgage, pledge, hypothecation, deed of trust, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien on any asset.
“Limited Condition Transaction” has the meaning assigned to such term in Section 1.10(a).
“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, the ABL Intercreditor Agreement, any other applicable Acceptable Intercreditor Agreement, the Fee Letter and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.
“Loan Guaranty” means (a) the First Lien Loan Guaranty, dated as of the Closing Date and executed by each Loan Party party thereto and by the Administrative Agent for the benefit of the Secured Parties, (b)(i) each other guaranty agreement in substantially the form attached as Exhibit H, (ii) another form of guaranty that is otherwise reasonably satisfactory to the Administrative Agent and the Borrower or (iii) any supplement or joinder to any of the foregoing, in each case, executed by any Person pursuant to Section 5.12 or as provided in the definition of “Guarantor”.
“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a)(i).
“Loan Parties” means Holdings, the Borrower, each Subsidiary Guarantor, and in each case their respective successors and permitted assigns.
“Loans” means any Initial Term Loan, any Additional Term Loan, any Additional Revolving Loan and any loan under any other Credit Facility.
“Long-Term Funded Indebtedness” means any funded Indebtedness of the Borrower or its Restricted Subsidiaries having a maturity of greater than one (1) year; provided, that Long-Term Funded Indebtedness shall exclude all Indebtedness under any revolving credit facility or line of credit.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Capital Stock of any applicable Parent Company on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.04(a)(viii) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock are traded for the thirty (30) consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent (on behalf of the Lenders) under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.
“Material Debt Instrument” means any promissory note payable to, or in favor, of a Loan Party with an aggregate principal amount outstanding, in each case, of not less than $25,000,000.

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“Maturity Date” means (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) as to any Replacement Term Loans incurred pursuant to Section 9.02(c), the final maturity date for such Replacement Term Loan as set forth in the applicable Refinancing Amendment, (c) as to any Replacement Revolving Facility established pursuant to Section 9.02(c), the final maturity date for such Replacement Revolving Facility as set forth in the applicable Refinancing Amendment, (d) with respect to any Incremental Term Loans, the final maturity date set forth in the applicable documentation with respect thereto, (e) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable documentation with respect thereto, (f) with respect to any Extended Revolving Credit Commitments or Extended Term Loans, the final maturity date set forth in the applicable Extension Offer accepted by the respective Lender or Lenders, (g) with respect to the 2022 Incremental Term Loans, the 2022 Incremental Term Loan Maturity Date and (h) with respect to any other Loans, the final maturity date for such Loans as set forth in the applicable Credit Facility.
“Maximum Rate” has the meaning assigned to such term in Section 9.19.
“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.
“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a management discussion and narrative report describing the operations of Holdings, the Borrower and its Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Borrower or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs and expenses incurred by the Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans and any Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred and paid to unaffiliated third parties in connection therewith, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable) in connection with any sale or taking of such assets as described in clause (a) of this

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definition, (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds) and (vi) in the case of any covered loss or taking from a non-Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof.
“Net Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-Cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred and paid to unaffiliated third parties in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distributions) in connection with such Disposition including, in the case of a Disposition by a Foreign Subsidiary, any additional Taxes that are or would be payable or reserved against as a result of repatriation), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans and any other Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset) (iv) Cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition and (v) in the case of any Disposition by a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.
“Nomura” means Nomura Securities International, Inc., as joint lead arranger and joint bookrunner.
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).
“Non-Debt Fund Affiliate” means the Investors and any Affiliates of the Investors (other than Holdings, the Borrower and their respective subsidiaries, a natural person or any Affiliate thereof that is a Debt Fund Affiliate), and any direct or indirect parent of Holdings.
“Non-Guarantor Subsidiary” means any subsidiary of the Borrower that is not a Subsidiary Guarantor.

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“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, Commitments, all accrued and unpaid fees, premiums and all expenses, reimbursements, indemnities and all other liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loans, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.
“OFAC” has the meaning assigned to such term in Section 3.17(a).
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or association or certificate of formation or incorporation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Original Credit Agreement” means that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended by that certain Amendment No. 1 to First Lien Credit Agreement, dated as of September 28, 2018, that certain Amendment No. 2 to First Lien Credit Agreement, dated as of October 28, 2020, that certain Amendment No. 3 to First Lien Credit Agreement, dated as of May 28, 2021, and as further amended, supplemented or otherwise modified prior to the Fourth Amendment Effective Date), by and among the Borrower, Holdings, the Lenders party thereto immediately prior to the Fourth Amendment Effective Date and Bank of America, in its capacities as administrative agent and collateral agent.
“Other Agreed Adjustments” means (a) the Other Agreed Adjustments as defined in the Original Credit Agreement, and (b) any add-backs and adjustments (including pro forma adjustments of the type in clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA”), to the extent not otherwise included in “Consolidated Net Income” or “Consolidated Adjusted EBITDA” of the type reflected in any confidential information memorandum, lender presentations and other marketing materials in respect of the Initial Term Loans, in each case, which add-backs and adjustments shall not, for the avoidance of doubt, be limited to the time periods or amounts in respect of which such add backs and adjustments were identified therein.
“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(ii).
“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other similar Taxes, charges or similar levies arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, but not including, for the avoidance of doubt, any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a different lending office

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or other transfer (other than an assignment or designation of a different lending office made pursuant to Section 2.19) or Excluded Taxes.
“Parent Company” means Holdings and any other Person of which the Borrower is an indirect Wholly-Owned Subsidiary.
“Pari Passu Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit N hereto.
“Participant” has the meaning assigned to such term in Section 9.05(c).
“Participant Register” has the meaning assigned to such term in Section 9.05(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the legislation for the European Union relating to Economic and Monetary Union.
“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.
“Perfection Certificate” means a certificate substantially in the form of Exhibit E.
“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.
“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party granting a security interest under any Collateral Document governed by U.S. law, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case in favor of the Administrative Agent for the benefit of the Secured Parties, the delivery to the Administrative Agent of any stock certificate or Material Debt Instrument required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank, and the execution and delivery of control agreements contemplated by clause (A)(z) of the definition of “Collateral and Guarantee Requirement”, in each case, subject in all respects to the definitions of “Collateral and Guarantee Requirement” and “Excluded Assets”.
“Permitted Acquisition” means any acquisition by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division or product line of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Person that results in such Person becoming a Restricted Subsidiary of the Borrower, (y) any Restricted Subsidiary which serves to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in

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such Restricted Subsidiary or (z) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture).
“Permitted Earlier Maturity Indebtedness Exception” means, with respect to any Incremental Term Loans, Replacement Term Loans, Extended Term Loans and any Indebtedness incurred under Section 6.01 that is subject to minimum maturity requirements (including Section 6.01(q) or Section 6.01(w) or Section 6.01(z)) in an aggregate principal amount not to exceed the greater of $335,000,000 and 100% of Consolidated Adjusted EBITDA may have (i), with respect to Incremental Term Loans and any Indebtedness incurred under Section 6.01(q) or Section 6.01(w) or Section 6.01(z), (A) a final maturity date that is earlier than the Latest Term Loan Maturity Date at the time of the incurrence thereof and (B) a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans, (ii) with respect to Replacement Term Loans, (A) a final maturity date that is earlier than the earlier of (x) the final maturity date of the Replaced Term Loans and (y) ninety-one (91) days after the then latest maturity date of any Term Loans that are not being refinanced or so replaced and (B) a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Replaced Term Loans at the time of the relevant refinancing and (iii) with respect to Extended Term Loans, (A) a final maturity date that is earlier than the then applicable Latest Term Loan Maturity Date at the time of extension and (B) a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby.
“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.
“Permitted Liens” means Liens permitted pursuant to Section 6.02.
“Permitted Senior Secured Debt” means any Indebtedness permitted under Section 6.01 that is secured by the Collateral on a pari passu basis with the First Priority Secured Obligations (which shall be deemed to include any ABL Facility secured on a Split Collateral Basis (including the ABL Facility as of the Third Amendment Effective Date) subject to an ABL Intercreditor Agreement), including, in each case, any refinancing of such Indebtedness permitted under Section 6.01.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited liability partnership, Governmental Authority or any other entity.
“Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) maintained by the Borrower or any of its Restricted Subsidiaries or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.
“Platform” has the meaning assigned to such term in Section 9.01(d).
“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection and opposability of the Administrative Agent’s Lien in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than the Province of Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) of such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.
“Prepayment” means any prepayment, redemption, purchase, repurchase (including pursuant to any tender offer, offer to purchase or repurchase, Dutch Auction or similar process or

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arrangement), retirement or other reduction (including upon cancellation after contribution, assignment or other transfer thereof to the Borrower or any of its Restricted Subsidiaries) of any Indebtedness (in the case of revolving credit Indebtedness, to the extent accompanied by a corresponding permanent reduction of commitments); “Prepay” and “Prepaid” shall have correlative meanings.
“Prepayment Asset Sale” means any Disposition by the Borrower or its Restricted Subsidiaries made pursuant to, Section 6.07(h), Section 6.07(n), Section 6.07(q), clause (ii) to the proviso to Section 6.07(r) (to the extent provided therein) Section 6.07(aa) and Section 6.07(bb) (in the case of any Sale and Lease-Back Transaction, solely to the extent relating to the Disposition of assets, but excluding any portion that is in excess of the Fair Market Value of such assets on a stand-alone basis).
“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.
“Prime Rate” means the rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.
“Pro Forma Basis” or “pro forma effect” means, as to any calculation of any financial ratio or test (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Net Interest Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Total Assets or any component definitions of any of the foregoing), such financial ratio or test shall be calculated on a pro forma basis in accordance with Section 1.10 and shall give pro forma effect to any Specified Transactions (and if applicable, any Limited Condition Transaction) and other pro forma adjustments pursuant to Section 1.10.
“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.
“Public Company Costs” means any Charge associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, any Charge relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.
“Public Lender” has the meaning assigned to such term in Section 9.01(d).
~~“Published LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing, (a) the rate of interest as published on the applicable Bloomberg screen page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate for deposits in Dollars as administrated by ICA Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) and (b) if, prior to any Benchmark Replacement with respect to USD LIBOR pursuant to Section 2.14(c)(i), such rate is not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the LIBO Rate Loan~~

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~~being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.~~
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Qualified Public Company” mean (a) any Person who has issued or sold its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) so long as (i) its market capitalization was at the time of its initial public offering, or at any subsequent time of determination, is at least $250,000,000 and (ii) no Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (but excluding (A) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (B) one or more Permitted Holders and (C) any group directly or indirectly controlled by one or more Permitted Holders)) owns of Capital Stock representing more than 40% of the total voting power of all of the outstanding voting stock such Person, and (b) any Wholly-Owned Subsidiary of such Person.
“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Qualifying Lender” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).
“Reference Time” with respect to any setting of the then-current Benchmark means ~~(1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR,~~ the time that is reasonably determined by the Administrative Agent in consultation with the Borrower, in each case subject to administrative feasibility for the Administrative Agent.
“Refinancing” means, substantially concurrently with the funding of the Term Loans on the Third Amendment Effective Date, (a) all Indebtedness for borrowed money of the Borrower and its subsidiaries under the Original Credit Agreement and (b) at the Borrower’s option, all or a portion of any amounts outstanding for borrowed money of the Borrower and its subsidiaries under the ABL Credit Agreement (including by rollovers, exchanges or similar transactions into new tranches thereunder), in each case, will be refinanced and each will be amended and restated to, among other things, extend the maturity thereof.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) Holdings and the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans or the Replacement Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).
“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

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“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).
“Register” has the meaning assigned to such term in Section 9.05(b)(iv).
“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Funds” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c).
“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c).
“Replacement Notes” means any Refinancing Indebtedness (whether issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(a).
“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c).
“Replacement Term Facility” has the meaning assigned to such term in Section 9.02(c)(i).
“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).
“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

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“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Representative” has the meaning assigned to such term in Section 9.13.
“Repricing Transaction” means any of the following, but solely to the extent effected and consummated for the primary purpose of reducing the All-In Yield of the Initial Term Loans or the 2022 Incremental Term Loans, as applicable: (a) the Prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans or 2022 Incremental Term Loans substantially concurrently with the incurrence by any Loan Party of any term loans (including any Replacement Term Loans) pari passu in right of payment with the existing Initial Term Loans or 2022 Incremental Term Loans being so Prepaid, repaid, refinanced, substituted or replaced in right of payment and secured by a Lien on the Collateral on a pari passu basis with the Liens securing such Initial Term Loans or such 2022 Incremental Term Loans, having an All-In Yield that is less than the effective All-In Yield applicable to the Initial Term Loans or 2022 Incremental Term Loans so Prepaid, repaid, refinanced, substituted or replaced, and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the All-In Yield of the Initial Term Loans or 2022 Incremental Term Loans in lieu of a transaction described in clause (a); provided, that the determinations of All-In Yield for any Repricing Transaction shall be made in a manner consistent with generally accepted financial practices and reasonably determined by the Administrative Agent, and in any event consistent with the second proviso to Section 2.22(a)(v) and shall disregard any fluctuation in any “base” or reference rate; provided, further, that in none of the events in the preceding clauses (a) and (b) shall constitute a Repricing Transaction if effected or consummated in connection with a dividend recapitalization, a Change of Control or any Transformational Event. Any determination by the Administrative Agent and the Borrower contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.
“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 3.00:1.00, 50%, (b) if the First Lien Leverage Ratio is less than or equal to 3.00:1.00 and greater than 2.50:1.00, 25% and (c) if the First Lien Leverage Ratio is less than or equal to 2.50:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.11(b)(i) for any Calculation Period, the First Lien Leverage Ratio shall be determined on a Pro Forma Basis as of the last day of the relevant Calculation Period, after giving effect to the amount of such Prepayment, as determined in good faith by the Borrower.
“Required Facility Lenders” means, with respect to any Credit Facility of any Class, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused commitments under such Credit Facility at such time.
“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused Commitments at such time.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all U.S. federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescindable Amount” has the meaning as defined in Article VIII.

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Third Amendment Effective Date or the Fourth Amendment Effective Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or responsible employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“Restricted Amount” has the meaning assigned to such term in Section 2.11(b)(iv)(B).
“Restricted Debt” has the meaning assigned to such term in Section 6.04(b).
“Restricted Debt Payment” has the meaning assigned to such term in Section 6.04(b).
“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.
“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.
“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Revolving Lender” means a Lender with any Additional Revolving Commitment or an outstanding Additional Revolving Loan.
“Revolving Loans” means any Additional Revolving Loans and any revolving loans under any other Credit Facility.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. and any successor thereto.
“Sale and Lease-Back Transaction” means the lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same

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purpose as the property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to any Person (other than the Borrower or any of its Restricted Subsidiaries) in connection with such lease.
“Sanctions” has the meaning assigned to such term in Section 3.17(a).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement (whether such Hedge Agreement was entered into prior to, on or after the Third Amendment Effective Date) between Holdings, the Borrower or any Restricted Subsidiary and a counterparty that is or becomes an Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger (or any other Person that is designated by the Borrower in writing to the Administrative Agent as a Secured Hedging Obligations counterparty and who is reasonably acceptable to the Administrative Agent), in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its non-fiduciary agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03, Section 9.10, Section 9.11 and the Intercreditor Agreement (and any other applicable Acceptable Intercreditor Agreement) as if it were a Lender.
“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt to (b) Consolidated Adjusted EBITDA, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis; provided, that solely for purposes of determining the Applicable Rate, the amount of Consolidated Secured Debt attributable to the ABL Facility and any other revolving credit facility as of the last day of any Fiscal Quarter included in the calculation of Secured Leverage Ratio shall be the average outstanding balances thereof as reflected on the balance sheets in the financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, for such Fiscal Quarter and the prior three (3) Fiscal Quarters.
“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.
“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (d) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, (e) the Arrangers and (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.
“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means the First Lien Pledge and Security Agreement, substantially in the form of Exhibit I, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

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“SOFR” means ~~a rate per annum equal to the secured overnight financing rate for such Business Day published~~the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator ~~of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.~~).
“SPC” has the meaning assigned to such term in Section 9.05(e).
“Specified Debt” has the meaning assigned to such term in the definition of “Incremental Cap”.
“Specified Transaction” means (a) (i) any incurrence or issuance of any Indebtedness (excluding any borrowings under any ABL Facility, Additional Revolving Facility incurred substantially concurrently with such Specified Transaction), and (ii) any Prepayment, redemptions, repurchases and other retirements of any Indebtedness (in the case of any Additional Revolving Facility, to the extent accompanied by a permanent reduction in the commitments thereunder), (b) to the extent applicable in determining the First Lien Leverage Ratio or the Secured Leverage Ratio, the incurrence of any Lien on Collateral, (c) any Permitted Acquisition and any Investment that results in a Person becoming a Restricted Subsidiary, (d) any Restricted Payment, (e) any Restricted Debt Payment, (f) any Disposition, whether by purchase, merger or otherwise, of (i) all or substantially all of the assets of, or any business line, unit or division or product line of, the Borrower or any Restricted Subsidiary, (ii) the Capital Stock of any Restricted Subsidiary that results in such Restricted Subsidiary no longer being a Restricted Subsidiary of the Borrower, or (iii) any asset pursuant to Section 6.07(h) having a Fair Market Value greater than $50,000,000, (g) to the extent elected by the Borrower to be excluded in calculating Consolidated Adjusted EBITDA, any designation of operations or assets of the Borrower or a Restricted Subsidiary as discontinued operations in accordance with GAAP, (h) solely for the purposes of determining the applicable amount of Cash and Cash Equivalents, any contribution of capital to (and the Net Proceeds from the issuance of any Qualified Capital Stock by) the Borrower or a Restricted Subsidiary, (i) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with this Agreement, and (j) any other transaction that by the terms of this Agreement requires a financial ratio to be calculated on Pro Forma Basis or after giving pro forma effect thereto.
“Split Collateral Basis” means, with respect to any ABL Facility, the obligations thereunder are secured by ABL US Priority Collateral (or similar current assets) on a senior priority basis relative to the First Priority Secured Obligations and also secured by all other Collateral on a junior priority basis relative to the First Priority Secured Obligations, in each case, as provided in an ABL Intercreditor Agreement.
“Sponsors” means (a) CCMP Capital Advisors, LLC and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates and (b) MSD Partners, L.P. and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates.
“Sterling” or “£” means the lawful currency of the United Kingdom.
“Subject Default” has the meaning assigned to such term in Section 1.03(e).
“Subject Loans” means, as of any date of determination, any outstanding Term Loans subject to ratable prepayment requirements in accordance with Section 2.11(b)(vi) on such date of determination.
“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

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“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).
“Subordinated Indebtedness” means any Indebtedness (other than Indebtedness among Holdings and/or its subsidiaries) of the Borrower or any of its Restricted Subsidiaries that is contractually subordinated in right of payment to the Obligations.
“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.
“Subsidiary Guarantor” means (x) on the Closing Date, each Restricted Subsidiary of the Borrower (other than any subsidiary that is an Excluded Subsidiary or any subsidiary that is not a Domestic Subsidiary) and (y) thereafter, each subsidiary of the Borrower that guarantees the Secured Obligations pursuant to the terms of this Agreement (including each Restricted Subsidiary that is a Discretionary Guarantor), in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.
“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).
“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Facility” means any facility of any Class of Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.
“Term Lender” means a Lender with a Commitment to make Term Loans or outstanding Term Loan under any Term Facility.
“Term Loan” means the Initial Term Loans, any Additional Term Loans (including, for the avoidance of doubt, the 2022 Incremental Term Loans) and any term loan under any other Credit Facility.
“Term SOFR” means, ~~(a) with respect to the Initial Term Loans, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body and (b) with respect to the 2022 Incremental Term Loans,~~ for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

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“Term SOFR Determination Day” has the meaning assigned to it in the definition of Term SOFR Reference Rate.
“Term SOFR Loan” means a loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~
“Term SOFR Determination Day” has the meaning assigned to it in the definition of Term SOFR Reference Rate.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
~~“Term SOFR Transition Event” means the determination by the Administrative Agent and the Borrower, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body and has become the then-prevailing market convention or any evolving market convention that the Administrative Agent and the Borrower reasonably expect to become the prevailing market convention for U.S. dollar-denominated broadly syndicated credit facilities, and (b) the administration of Term SOFR is administratively feasible for the Administrative Agent; provided that, Term SOFR is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower.~~
“Termination Date” means the date that all (if any) Additional Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts and Obligations payable under any Loan Document (other than (a) contingent indemnification obligations and (b) Banking Services Obligations or Hedging Obligations that are not being terminated as to which arrangements reasonably satisfactory to the applicable counterparty have been made) have been paid in full.
“Test Period” means, as of any date, subject to Section 1.10, the period of four (4) consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the period of four (4) consecutive Fiscal Quarters in respect of which financial statements were delivered pursuant to Section 4.01(c).
“Third Amendment” means that certain Amendment No. 3 to First Lien Credit Agreement, dated as of the Third Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” means May 28, 2021.

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“Threshold Amount” means $75,000,000.
“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt to (b) Consolidated Adjusted EBITDA, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business connected to the use of and symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements or dilutions thereof; (d) all rights to sue for past, present, and future infringements or dilutions of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.
“Transaction Costs” means (a) fees, premiums, penalties, breakage costs, interest expense to satisfy and discharge any securities with a redemption date after the Third Amendment Effective Date, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Holdings, the Borrower and its subsidiaries or any Parent Company of the Borrower in connection with the Transactions and the transactions contemplated thereby and (b) any payments to be made after the Third Amendment Effective Date from the proceeds of the Loans, Indebtedness under the ABL Credit Agreement, cash on hand of Holdings, the Borrower and its subsidiaries or any Parent Company of the Borrower.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder (including, from and after the Fourth Amendment Effective Date, the Fourth Amendment and the 2022 Incremental Term Loans), (b) the Refinancing (c) the execution, delivery and performance by the Loan Parties of the Loan Documents (as defined in the ABL Credit Agreement) to which they are a party and the incurrence of Indebtedness under the ABL Credit Agreement on or about the Third Amendment Effective Date and on or about October 7, 2022, and (d) the payment of the Transaction Costs.
“Transformational Event” means any acquisition or investment by the Borrower or any Restricted Subsidiary that is (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Borrower and its subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith, or (c) any acquisition or investment involving aggregate consideration in excess of the greater of $335,000,000 and 100% of Consolidated Adjusted EBITDA.
“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).
“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the LIBO Rate~~Term SOFR or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Subsidiary” means any subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary on the Third Amendment Effective Date and listed on Schedule 5.10 or after the Third Amendment Effective Date pursuant to Section 5.10.
“U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any ~~day~~Business Day except for ~~(i) a Saturday, (ii) a Sunday or (iii) a day~~any Business Day on which any of the Securities Industry and Financial Markets Association ~~recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.~~, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
~~“USD LIBOR” means the London interbank offered rate for Dollars.~~
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.
“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right

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had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “~~LIBO Rate~~Term SOFR Loan”) or by Class and Type (e.g., a “~~LIBO Rate~~Term SOFR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “~~LIBO Rate~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~LIBO Rate~~Term SOFR Term Borrowing”).
Section 1.03.    Terms Generally.
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(b)    The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.
(c)    Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (or any Loan Document (as defined in the ABL Credit Agreement)) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (ii) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (iii) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (v) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (vi) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (vii) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.
(d)    Notwithstanding anything else provided herein or in any other Loan Document, any interest, fee or principal payments on any Indebtedness due and payable (or paid) as of the last Business Day of a calendar month, calendar quarter or calendar year, as applicable, shall be deemed to have been due and payable (or paid) as of the end of the respective fiscal month, Fiscal Quarter or Fiscal Year, as applicable, ended closest to such calendar period for purposes of all calculations of Consolidated Secured Debt, Consolidated First Lien Debt, Consolidated Total Debt, Consolidated Adjusted EBITDA and Excess Cash Flow hereunder.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, any Default or Event of Default, other than any Event of Default which cannot be waived without the written consent of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” or to “exist” if the events, actions, inactions or conditions that gave rise to such Default or Event of Default have been or are deemed to have been remedied or cured (including by payment, delivering notice or taking any action (including if paid, delivered or taken after the specified time for such action or after the expiration of any grace or cure periods therefor), omitting to take any action or unwinding or modifying any prior action or event to the extent necessary for such action or event to be or have been permitted) or have ceased to exist and the Borrower would otherwise have been in compliance

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with this Agreement but for such Default or Event of Default and the consequences thereof (any such Default or Event of Default, a “Subject Default”) and upon any Subject Default having been cured, remedied or waived or deemed to no longer to exist or be continuing or to have been remedied or cured, each other Default or Event of Default that may have resulted from the making or deemed making of any representation or warranty, the taking of any action or the consummation of any transaction due to the continuation or existence of the Subject Default shall automatically be deemed to have been cured and no longer continuing; provided, that the foregoing shall not be applicable with respect to any Default or Event of Default if a “responsible officer” of the Borrower had actual knowledge that such events, actions, inactions or conditions constituted a Default or Event of Default and knowingly failed to give timely notice to the Administrative Agent of such Default or Event of Default required herein.
Section 1.04.    Accounting Terms; GAAP.
(a)    All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time (except as otherwise provided in the definition of “GAAP”); provided, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes or became effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and (ii) if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof. All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Administrative Agent that the Borrower (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, thereafter “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).
(b)    Notwithstanding paragraph (a) above, solely for purposes of determining the amount any Capital Lease, Consolidated Interest Expense, Consolidated Total Debt and Indebtedness, GAAP shall exclude the accounting treatment requiring all leases to be reflected as liabilities on the balance sheet and capitalized, and only those leases that would constitute Capital Leases in conformity with GAAP prior to the implementation of such accounting treatment shall be considered Capital Leases, and all calculations and determinations under this Agreement or any other Loan Document shall be made in a manner consistent therewith.
Section 1.05.    Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

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Section 1.06.    Timing of Payment of Performance. Subject to the definitions of Interest Payment Date and Interest Period, when payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
Section 1.07.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.08.    Currency Generally.
(a)    Subject to clause (b) of this Section 1.08, for purposes of any determination hereunder (other than the calculation of compliance with any financial ratio) with respect to any Specified Transaction, any other transaction or utilization or other measurement or calculation of any transaction or action in a currency other than Dollars, (i) the Dollar equivalent amount of such Specified Transaction, any other transaction or utilization or other measurement or calculation of any transaction or action shall be calculated based on a currency exchange rate determined by the Borrower in good faith in effect on the date of such applicable transaction, utilization, measurement or calculation (or such other date as the Borrower determines in good faith is the appropriate calculation date, including, at the election of the Borrower, the applicable LCT Test Date for a Limited Condition Transaction); provided, that in the case of the incurrence of Indebtedness under any revolving credit or delayed draw facility, the Borrower may instead elect to use the currency exchange rate in effect on the date such indebtedness was first committed or first incurred (whichever yields the lower Dollar equivalent); provided, further, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any Specified Transaction so long as such Specified Transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i).
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.
Section 1.09.    Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

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Section 1.10.    Certain Conditions, Calculations and Tests.
(a)    Notwithstanding anything to the contrary herein, with respect to any intended acquisition, Investment (other than Investments in the Borrower or any Restricted Subsidiary), Restricted Payment and/or Restricted Debt Payment (each, taken together with any related actions and transactions (including, in the case of any Indebtedness (including any Incremental Facilities), the incurrence, repayment and other intended uses of proceeds), a “Limited Condition Transaction”), to the extent that the terms of this Agreement require satisfaction of, or compliance with, any condition, test or requirement, in order to effect, incur or consummate such Limited Condition Transaction (including (w) compliance with any financial ratio or test (including, without limitation, Section 2.22, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Net Interest Coverage Ratio and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing)), (x) the making or accuracy of any representations and warranties, (y) the absence of a Default or Event of Default (or any type of Default or Event of Default) and/or (z) any other condition, test or requirement), at the election of the Borrower (a “LCT Election”), the date of determination of whether any relevant conditions, tests and requirements are satisfied or complied with shall be made on, and shall be deemed to be, the date (the “LCT Test Date”) that the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, delivery of notice of redemption, Prepayment, declaration of dividend or similar event), giving pro forma effect to such Limited Condition Transaction (including any related actions and transactions) pursuant to this Section 1.10. If the Borrower has made an LCT Election for any Limited Condition Transaction and such Limited Condition Transaction (including any related actions and transactions) would be permitted on the LCT Test Date, (i) each such condition, test and requirement shall be deemed satisfied and complied with for all purposes of such Limited Condition Transaction and (ii) any change in status of any such condition, test and requirement between the LCT Test Date and the taking of the relevant actions or consummation of the relevant transactions such that any applicable financial ratios or tests, baskets, conditions, requirements or provisions would be exceeded, breached or otherwise no longer complied with or satisfied for any reason (including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets or the Person subject to such Limited Condition Transaction) shall be disregarded such that all financial ratios or tests, baskets, conditions, requirements or provisions shall continue to be deemed complied with and satisfied for all purposes of such Limited Condition Transaction, all applicable transactions and actions will permitted and no Default or Event of Default shall be deemed to exist or to have occurred or resulted from such change in status or Limited Condition Transaction; provided, that (A) if financial statements for one or more subsequent fiscal quarters shall have become available subsequent to the LCT Test Date, the Borrower may elect, in its sole discretion, to re-determine all financial ratios or tests, baskets, conditions, requirements or provisions on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (B) except as contemplated in the foregoing clause (A), compliance with such financial ratios or tests, baskets, conditions, requirements or provisions shall not be determined or tested at any time for purposes of such Limited Condition Transaction after the applicable LCT Test Date. If the Borrower has made an LCT Election, then in connection with any subsequent calculation of any financial ratios or tests (including any Incurrence-Based Baskets), thresholds and availability (including under any Fixed Basket) under this Agreement with respect to any unrelated transactions or actions on or following the applicable LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement (or, if applicable, notice, declaration or similar event) for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any financial ratios or tests, thresholds and availability shall be determined assuming such Limited Condition Transaction (including any related actions and transactions) had been consummated.
(b)    For purposes of determining the permissibility of any action, change, transaction or event or compliance with any term that requires a calculation of any financial ratio or test (including, without limitation, Sections 2.22 and 2.23, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Net Interest Coverage Ratio and/or the amount or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing and for the avoidance of doubt, notwithstanding clause (k) of the definition of “Consolidated Net Income”, which shall be disregarded)), (i) Specified Transactions that have been made during the applicable Test Period (or, except as provided in Section 1.10(c), subsequent to such Test

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Period and prior to or simultaneously with the event for which the calculation of any such ratio is made) and any Limited Condition Transaction (including any related actions and transactions) shall be calculated on a Pro Forma Basis and be given pro forma effect assuming that all such Specified Transactions (including any related actions and transactions) and Limited Condition Transactions had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets and Consolidated Total Debt, on the last date of the applicable Test Period) in good faith by a Responsible Officer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies projected by the Borrower in good faith in a manner consistent with, and without duplication of, clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA” (calculated on a Pro Forma Basis and given pro forma effect as though such “run-rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies had been realized on the first day of such period for the entirety of such period), and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in a manner consistent with, and without duplication of, clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA”, whether through a pro forma adjustment or otherwise, and (ii) any borrowings under any revolving facility made subsequent to the end of the applicable Test Period (regardless of whether incurred in connection with any Specified Transaction) shall be disregarded and excluded from such pro forma calculation.
(c)    The calculation of any financial ratio or test (including, without limitation, Sections 2.22 and 2.23, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Net Interest Coverage Ratio and/or the amount or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing and for the avoidance of doubt, notwithstanding clause (k) of the definition of “Consolidated Net Income”, which shall be disregarded)) shall be based on the most recently ended Test Period for which internal financial statements are available (as determined in good faith by the Borrower); provided, that, for purposes of the definition of “Applicable Rate”, (i) to the extent any Specified Transactions were made subsequent to the end of the applicable Test Period, such Specified Transactions shall not be given pro forma effect or be calculated on a Pro Forma Basis, and (ii) such financial ratio or test shall be based on the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable.
(d)    The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being calculated on a Pro Forma Basis or being given pro forma effect, the interest on such Indebtedness attributable to any period subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated for as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness). Interest on a Capital Lease obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capital Lease obligation in accordance with GAAP. Any calculation of the Net Interest Coverage Ratio on a Pro Forma Basis will be calculated using an assumed interest rate in determining Consolidated Interest Expense based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.
(e)    The increase in amounts secured by Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of Section 6.02.
(f)    For purposes of determining compliance at any time with the provisions of this Agreement, in the event that any Indebtedness (including any Incremental Facility and Incremental Equivalent Debt), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or

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Affiliate transaction or other transaction, as applicable, meets the criteria of more than one category (or subcategory within any category) of exceptions, thresholds, baskets, or other provisions of transactions or items permitted pursuant to any clause of Article VI (other than Section 6.01(a) and (x)), any component (or subcomponent) in the definition of “Incremental Cap” or any other provision of this Agreement, the Borrower, in its sole discretion, may, at any time, classify or reclassify (on one or more occasions) and/or divide or re-divide (on one or more occasions) such transaction or item (or portion thereof) among one or more such categories of exceptions, thresholds, baskets or provisions, as elected by the Borrower in its sole discretion (other than the Initial Term Loans, the “Revolving Loans” (as defined in the ABL Credit Agreement) outstanding on or about the Third Amendment Effective Date and any refinancing indebtedness in respect thereof which may not be reclassified). It is understood and agreed that any Indebtedness (including any Incremental Facility and Incremental Equivalent Debt), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction need not be permitted solely by reference to one category (or subcategory) of exceptions, thresholds, baskets or provisions permitting such Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Article VI (other than Sections 6.01(a), (x) and (z)), any component (or subcomponent) in the definition of “Incremental Cap” or any other provision of this Agreement, but may instead be permitted in part under any combination thereof. Upon delivery of financial statements following any initial classification and division (or any subsequent reclassification and re-division), if any applicable financial ratios for any Incurrence-Based Baskets would then be satisfied for the incurrence of such Indebtedness (including any Incremental Facility and Incremental Equivalent Debt), Lien, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, any amount thereof under any Fixed Basket shall automatically be deemed reclassified and re-divided as incurred under any available Incurrence-Based Baskets to the extent not previously elected by the Borrower and will be deemed to have been incurred, issued, made or taken first, to the extent available, pursuant to any available Incurrence-Based Baskets as set forth above without utilization of any Fixed Basket.
(g)    With respect to any amounts incurred or transactions entered into or consummated (including any Indebtedness (including any Incremental Facility and Incremental Equivalent Debt), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction), in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets, it is understood and agreed that (i) the Incurrence-Based Baskets shall first be calculated without giving effect to any Fixed Baskets being relied upon for any portion of such incurrence or transactions (i.e., the portion of such incurrence or transaction in reliance on all Fixed Baskets shall be disregarded in the calculation of the financial ratio applicable to the Incurrence-Based Baskets, but full pro forma effect shall otherwise be given thereto and to all other applicable and related transactions (including, in the case of Indebtedness, the intended use of the aggregate proceeds of Indebtedness being incurred in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets, but without “netting” the Cash proceeds of such Indebtedness) and all other permitted pro forma adjustments (except that the incurrence of any borrowings under any revolving credit facility shall be disregarded as set forth in Section 1.10(b))) and (ii) thereafter, the incurrence of the portion of such amounts or other applicable transaction to be entered into in reliance on any Fixed Baskets shall be calculated (and may subsequently be reclassified into Incurrence-Based Baskets in accordance with Section 1.10(f)). For example, in calculating the maximum amount of Indebtedness permitted to be incurred under Fixed Baskets and Incurrence-Based Baskets in Section 6.01 in connection with an acquisition, only the portion of such Indebtedness intended to be incurred under Incurrence-Based Baskets shall be included in the calculation of financial ratios (and the portion of such Indebtedness intended to be incurred under Fixed Baskets shall be deemed to not have been incurred in calculating such financial ratios), but pro forma effect shall be given to the use of proceeds from the entire amount of Indebtedness intended to be incurred under both the Fixed Baskets and Incurrence-Based Baskets, the consummation of the acquisitions and any related repayments of Indebtedness.
Section 1.11.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five).

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Section 1.12.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
Section 1.13.    Interest Rates.    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark or successor rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities unrelated to this Agreement that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Benchmark or successor rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Benchmark or successor rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for the selection of any such information source or service made by the Administrative Agent in its reasonable discretion or for any error or other action or omission by such information source or service or calculation of any rate (or component thereof) provided by any such information source or service.
ARTICLE II

THE CREDITS
Section 2.01.    Commitments.
(a)    Subject to the terms and conditions set forth herein, each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the Third Amendment Effective Date in Dollars in a principal amount not to exceed its Initial Term Loan Commitment.
(b)    Subject to the terms and conditions set forth herein, each 2022 Incremental Term Lender severally, and not jointly, agrees to make 2022 Incremental Term Loans to the Borrower on the Fourth Amendment Effective Date in Dollars in a principal amount not to exceed its 2022 Incremental Term Loan Commitment.
(c)    Subject to the terms and conditions of this Agreement, each Lender and each Additional Lender with an Additional Term Commitment for a given Class of Incremental Term Loans severally, and not jointly, agrees to make Additional Term Loans of such Class to the Borrower, which Additional Term Loans shall not exceed for any such Lender or Additional Lender at the time of any incurrence thereof, the Additional Term Commitment of such Lender or Additional Lender for such Class on the date of borrowing of such Additional Term Loans. Amounts repaid or prepaid in respect of such Additional Term Loans may not be reborrowed.
Section 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

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(b)    Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or ~~LIBO Rate~~Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ~~LIBO Rate~~Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such ~~LIBO Rate~~Term SOFR Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such ~~LIBO Rate~~Term SOFR Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided further that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such ~~LIBO Rate~~Term SOFR Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).
(c)    Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) different Interest Periods in effect for ~~LIBO Rate~~Term SOFR Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Loans.
Section 2.03.    Requests for Borrowings. Each Borrowing in respect of the Term Facility, each Borrowing in respect of any Additional Revolving Facility, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of ~~LIBO Rate Loans or~~ Term SOFR Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent (provided that notices in respect of Term Loan Borrowings and/or Additional Revolving Loan Borrowing to be made in connection with any permitted acquisition, investment or irrevocable repayment or redemption of Indebtedness may be conditioned on the closing of such acquisition, investment or repayment or redemption of Indebtedness).  Each such notice must be in writing or by telephone (and promptly confirmed in writing) and must be received by the Administrative Agent (by hand delivery, email or other electronic transmission (including “.pdf” or “.tiff”)) not later than (i) 2:00 p.m. three (3) Business Days prior to the requested day of any Borrowing, conversion or continuation of ~~LIBO Rate Loans or~~ Term SOFR Loans (or two (2) Business Days in the case of any Borrowing of (x) ~~LIBO Rate~~Term SOFR Loans to be made on the Third Amendment Effective Date or (y) Term SOFR Loans to be made on the Fourth Amendment Effective Date) or (ii) 12:00 p.m. (Noon) on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request (x) ~~LIBO Rate Loans or~~ Term SOFR Loans having an Interest Period of other than one (1), three (3) or six (6) months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 2:00 p.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation (or such later time as shall be reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 12:00 p.m. (Noon) three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.  Each written notice (or confirmation of telephonic notice) with respect to a Borrowing by the Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and

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signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(a)    the Class of such Borrowing;
(b)    the aggregate amount of the requested Borrowing;
(c)    the date of such Borrowing, which shall be a Business Day;
(d)    whether such Borrowing is to be an ABR Borrowing~~, a LIBO Rate~~  or a Term SOFR Borrowing;
(e)    in the case of a ~~LIBO Rate Borrowing or~~ Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(f)    the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~LIBO Rate Borrowing or~~ Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Loan to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any ~~LIBO Rate Borrowing or~~ Term SOFR Borrowing, no later than one (1) Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.
Section 2.04.    [Reserved].
Section 2.05.    [Reserved].
Section 2.06.    [Reserved].
Section 2.07.    Funding of Borrowings.
(a)    Each Lender shall make each Loan of any Class to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders of such Class in an amount equal to such Lender’s respective Applicable Percentage for such Class. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrower.
(b)    Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrower’s

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obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.
Section 2.08.    Type; Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~LIBO Rate Borrowing or a~~ Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a ~~LIBO Rate Borrowing or a~~ Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders for the relevant Class based upon their Applicable Percentages for such Class and the Loans of such Class comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section 2.08, the Borrower shall notify the Administrative Agent of such election either in writing (by hand delivery, email or other electronic transmission (including “.pdf” or “.tiff”)) or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, email or other electronic transmission (including “.pdf” or “.tiff”) to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing~~, LIBO Rate Borrowing or~~ or Term SOFR Borrowing; and
(iv)    if the resulting Borrowing is a ~~LIBO Rate Borrowing or~~ Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~LIBO Rate Borrowing or~~ Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~LIBO Rate Borrowing or a~~ Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a ~~LIBO Rate Borrowing or a~~ Term SOFR Borrowing, as the case may

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be, with an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a ~~LIBO Rate Borrowing or a~~ Term SOFR Borrowing and (ii) unless repaid, each ~~LIBO Rate Borrowing or~~ Term SOFR Borrowing~~, as the case may be,~~  shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.
Section 2.09.    Termination and Reduction of Commitments. Unless previously terminated, (a) the Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Third Amendment Effective Date and (b) the 2022 Incremental Term Loan Commitments shall automatically terminate upon the making of the 2022 Incremental Term Loans on the Fourth Amendment Effective Date.
Section 2.10.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to repay Initial Term Loans and 2022 Incremental Term Loans to the Administrative Agent for the account of each Term Lender (A) commencing September 30, 2021, on the last Business Day of each March, June, September and December prior to (i) in the case of Initial Term Loans, the Initial Term Loan Maturity Date and (ii) in the case of 2022 Incremental Term Loans, the 2022 Incremental Term Loan Maturity Date (in each case, each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to 0.25% of the original principal amount of such Initial Term Loans or such 2022 Incremental Term Loans (in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(h) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)), and (B) (i) in the case of Initial Term Loans, on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such date, and (ii) in the case of 2022 Incremental Term Loans, on the 2022 Incremental Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the 2022 Incremental Term Loans outstanding on such date, in each case, together in each case with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of such payment.
(b)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Additional Lender, the then-unpaid principal amount of each Additional Revolving Loan of such Additional Lender on the Maturity Date applicable thereto.
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    The Administrative Agent shall maintain accounts (which shall be part of the Register) in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)    The entries made in the accounts maintained in the Register shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain accounts pursuant to Sections 2.10(c) and 2.10(d) or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the Register shall govern.
(f)    Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or

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its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable).
Section 2.11.    Prepayment of Loans.
(a)    Optional Prepayments.
(i)    Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of one or more Classes (such Class or Classes to be selected by the Borrower in its sole discretion) in whole or in part without premium or penalty except as provided in Sections 2.12(c), 2.12(d) and 2.16. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(ii)    Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay (in accordance with Section 2.18(a)) any Borrowing of Additional Revolving Loans of any Class, in whole or in part without premium or penalty (but subject to Section 2.16); provided that after the establishment of any Additional Revolving Facility, any such prepayment of any Borrowing of Additional Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable. Each such prepayment shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(iii)    The Borrower shall notify the Administrative Agent by telephone (promptly confirmed in writing) of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a ~~LIBO Rate~~Term SOFR Borrowing, not later than 1:00 p.m. three (3) Business Days before the date of prepayment or (B) in the case of a prepayment of an ABR Borrowing, not later than 12:00 p.m. (Noon) on the day of prepayment. Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion or each relevant Class to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid. Each prepayment of Term Loans made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class (or one or more of such other facility, class or tranche of Term Loans, as determined by the Borrower in its sole discretion) in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.
(b)    Mandatory Prepayments.
(i)    No later than the fifth (5th) Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending on or around December 31, 2022, the Borrower shall prepay the outstanding principal amount of Subject Loans in accordance with clause (vi) of this Section 2.11(b) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the Calculation Period then ended, minus (B) $15,000,000 minus (C) unless otherwise elected by the Borrower (in which case any such amount shall be deducted from the calculation of Excess Cash Flow instead), the aggregate principal amount optionally or voluntarily Prepaid (to the extent permitted under this Agreement and without duplication of the amount thereof applied to reduce the ECF Prepayment Amount in

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the prior Fiscal Year) prior to such date of (1) any Initial Term Loans, any other Term Loans, Incremental Equivalent Debt or any Additional Revolving Loans prepaid pursuant to Section 2.11(a), any ABL Loans and any Permitted Senior Secured Debt, and (2) any Replacement Notes, based upon the actual amount of cash paid in connection with the relevant assignment or purchase, except, in each case, to the extent financed with Long-Term Funded Indebtedness; provided that, in each case, with respect to the ABL Facility, any Incremental Revolving Facility and any Replacement Revolving Facility, to the extent accompanied by a permanent reduction in the relevant commitment, minus (D) all Cash payments in respect of capital expenditures as would be reported in the Borrower’s consolidated statement of cash flows made during such Calculation Period and, at the option of the Borrower, in the case of any Calculation Period, any Cash payments in respect of any such capital expenditures made prior to the date of the Excess Cash Flow payment in respect of such Calculation Period, except, in each case, to the extent financed with Long-Term Funded Indebtedness, minus (E) Cash payments made during such Calculation Period (or, at the option of the Borrower (in its sole discretion), made after such Calculation Period and prior to the date of the applicable Excess Cash Flow payment) in respect of Permitted Acquisitions and other Investments permitted by Section 6.06 (including Investments in joint ventures, but excluding Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Restricted Subsidiaries), except, in each case, to the extent financed with Long-Term Funded Indebtedness, minus (F) unless otherwise elected by the Borrower (in which case any such amount shall be deducted from the calculation of Excess Cash Flow instead), Cash payments made during such Calculation Period (or, at the option of the Borrower (in its sole discretion), made after such Calculation Period and prior to the date of the applicable Excess Cash Flow payment) in respect of Restricted Payments made under Sections 6.04(a)(i), (ii), (iv), (v), (viii)(B), (x), (xi), (xiii) and (xv). Notwithstanding the foregoing, (I) if at the time that any such prepayment would be required, the Borrower (or any other Restricted Subsidiary of the Borrower) is also required to Prepay any Indebtedness that is secured on a pari passu basis with the First Priority Secured Obligations pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness required to be so Prepaid, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time) to the Prepayment of such Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(i) shall be reduced accordingly; provided, that the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof and (II) to the extent the holders of Other Applicable Indebtedness decline to have such Other Applicable Indebtedness Prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (unless such other application is otherwise permitted hereunder).
(ii)    No later than the fifth (5th) Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds (in each case, excluding Net Proceeds attributable to ABL Priority Collateral), in each case, in excess of $30,000,000 in the aggregate in any Fiscal Year (in each case, the amount of such excess, the “Subject Proceeds”; provided that, any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds the Net Proceeds of which are less than $20,000,000 with respect to any single event or transaction (or series of related events or transactions) shall not be subject to this Section 2.11(b)(ii)), the Borrower shall apply an amount equal to the Asset Sale Prepayment Percentage of such Subject Proceeds to prepay the outstanding principal amount of Subject Loans in accordance with clause (vi) below; provided, that if, prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in assets used or useful in the business (other than Cash or Cash Equivalents) of the Borrower or any of its subsidiaries, then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this clause (ii)

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in respect of the Subject Proceeds to the extent (A) the Subject Proceeds are so reinvested within fifteen (15) months following receipt thereof or (B) the Borrower or any of its subsidiaries has committed to so reinvest the Subject Proceeds during such 15-month period and the Subject Proceeds are so reinvested within six (6) months after the expiration of such 15-month period; provided, however, that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the outstanding principal amount of Subject Loans with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso); provided, further, that (x) if, at the time that any such prepayment would be required hereunder, the Borrower or any of its Restricted Subsidiaries is required to Prepay (or offer to repay or repurchase) any Other Applicable Indebtedness, then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the Prepay of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount)); provided, further, that the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Term Loans in accordance with the terms hereof, and (y) to the extent the holders of the Other Applicable Indebtedness decline to have such Other Applicable Indebtedness Prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof. Notwithstanding anything to the contrary herein or in any other Loan Document, the Net Proceeds of any Disposition of any ABL US Priority Collateral shall not be required to be applied to the prepayment of the Initial Term Loans or the 2022 Incremental Term Loans hereunder.
(iii)    In the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent the relevant Indebtedness constitutes (A) Replacement Term Loans, Replacement Revolving Facility or Replacement Notes incurred to refinance all or a portion of any Class or Classes of Term Loans (as determined by the Borrower) in accordance with the requirements of Section 9.02(c)), or (B) Incremental Loans or Incremental Equivalent Debt incurred to refinance all or a portion of any Class or Classes of Term Loans to the extent required by the terms thereof to prepay or offer to prepay such Term Loans and such Incremental Loans or Incremental Equivalent Debt do not constitute utilization of the Incremental Cap pursuant to Section 2.22), the Borrower shall, promptly upon (and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by the Borrower or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of the relevant Class or Classes of Term Loans in accordance with clause (vi) below.
(iv)    Notwithstanding anything in this Section 2.11(b) to the contrary,
(A) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.11(b)(i) or (ii) above to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary, the relevant Net Insurance/Condemnation Proceeds are received by any Foreign Subsidiary, as the case may be, for so long as the repatriation to the Borrower of any such amount would be prohibited under any Requirement of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (it being agreed that, solely during the period within one (1) year following the date such prepayments are required to be made, the Borrower shall, and shall cause the applicable Foreign Subsidiary to, promptly use commercially reasonable efforts to take all actions required by applicable Requirements of Law to permit such repatriation) and if after taking such

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actions, the affected Subject Proceeds or Excess Cash Flow, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for the Persons described above within one (1) year following the date such prepayments are required to be made, the relevant Foreign Subsidiary will promptly repatriate the relevant Subject Proceeds or Excess Cash Flow, as the case may be, and the repatriated Subject Proceeds or Excess Cash Flow, as the case may be, will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Initial Term Loans and other Term Loans required pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)(A)) or the Borrower or another subsidiary may, at its option, apply to such repayment an equivalent amount with the Foreign Subsidiary not repatriating the actual Subject Proceeds or Excess Cash Flow; and
(B) if the Borrower determines in good faith that the repatriation (or other intercompany distribution) to the Borrower of any amounts required to mandatorily prepay the Initial Term Loans and other Term Loans pursuant to Section 2.11(b)(i) or (ii) above would result in any Parent Company, Holdings, the Borrower or any Restricted Subsidiary incurring material Tax liabilities (including any material withholding Tax) or material adverse Tax consequences (such amount, a “Restricted Amount”), as reasonably determined by the Borrower, the amount the Borrower shall be required to mandatorily prepay pursuant to Section 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Amount until such time as the Restricted Amount may be repatriated (or otherwise distributed) to the Borrower without the incurrence of such material Tax liability or material adverse Tax consequences (each, as determined in good faith by the Borrower); provided, that to the extent that the repatriation (or other intercompany distribution) of any Subject Proceeds or Excess Cash Flow from the relevant Foreign Subsidiary would no longer have a material Tax liability or material adverse Tax consequences within one (1) year following the date such prepayments are required to be made, an amount equal to the Subject Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clause (B), shall be promptly applied to the repayment of the Initial Term Loans and Additional Term Loans pursuant to Section 2.11(b) as otherwise required above (without regard to this clause (iv)(B));
(v)    Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Initial Term Loans and Additional Term Loans required to be made by the Borrower pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”); provided that (A) to the extent that any such prepayment is declined, the remaining amount thereof may be retained by the Borrower and (B) for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with Indebtedness described in clauses (A) or (B) of Section 2.11(b)(iii) above. If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Initial Term Loans and Additional Term Loans.
(vi)    Except as may otherwise be set forth in any amendment to this Agreement in connection with any Additional Term Loan, (A) each prepayment of Initial Term Loans and other Term Loans required pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Loans (based upon the then outstanding principal amounts of the respective Classes of Term Loans) (provided that any prepayment of Initial Term Loans or Additional Term Loans constituting Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance Initial Term Loans or Additional Term Loans in accordance with the requirements of Section 9.02(c) shall be applied solely to each applicable Class of refinanced or

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replaced Term Loans), (B) with respect to each Class of Initial Term Loans and Additional Term Loans, all accepted prepayments under Section 2.11(b)(i), (ii) or (iii) shall be applied against the remaining scheduled installments of principal due in respect of the Initial Term Loans and Additional Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of the Initial Term Loans and Additional Term Loans in direct order of maturity), and (C) each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentages of the applicable Class. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Initial Term Loans and other Term Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans~~, LIBO Rate Loans~~  or Term SOFR Loans; provided that the amount thereof shall be applied first to ABR Loans to the full extent thereof before application to the ~~LIBO Rate Loans or the~~ Term SOFR Loans~~, as the case may be,~~  in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16. Any prepayment of (x) Initial Term Loans made on or prior to the date that is six (6) months after the Third Amendment Effective Date or (y) 2022 Incremental Term Loans made on or prior to the date that is six (6) months after the Fourth Amendment Effective Date, in each case, pursuant to Section 2.11(b)(iii) as part of a Repricing Transaction, shall be accompanied by the applicable fee set forth in Section 2.12(c) or Section 2.12(d).
(vii)    [Reserved].
(viii)    At the time of each prepayment required under Section 2.11(b)(i), (ii) or (iii), the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16 and, in the case of prepayments under clause (iii) above as part of a Repricing Transaction, Section 2.12(c) or Section 2.12(d), but shall otherwise be without premium or penalty.
(ix)    Notwithstanding anything to the contrary herein, it is intended that the Loans will not be treated as “applicable high yield discount obligations” (“AHYDO”) within the meaning of Section 163(i)(1) of the Code and the provisions contained herein shall be construed so that the Loans are not treated as AHYDO. Accordingly, starting on the fifth (5th) anniversary of the Third Amendment Effective Date and prior to the end of each accrual period (as defined in Section 1272(a)(5)) thereafter, the Borrower shall pay such amounts of accrued and unpaid interest or original issue discount (as determined for U.S. federal income tax purposes) on the Loans as necessary to ensure that the Loans are not treated as having “significant original issue discount” within the meaning of Section 163(i)(1) of the Code. The computations and determinations made by the Borrower under this provision shall be binding upon each Lender.
Section 2.12.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent in writing.
(b)    All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances except as otherwise provided in the applicable Engagement Letter or Fee Letter, as applicable.
(c)    In the event that, on or prior to the date that is six (6) months after the Third Amendment Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Initial Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (y) effects

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any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction (it being understood and agreed for the avoidance of doubt that prepayments as a result of assignments made to Affiliated Lenders pursuant to Section 9.05(g) shall not be subject to this Section 2.11(c)), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six (6) months after the Third Amendment Effective Date, all or any portion of the Initial Term Loans held by any Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
(d)    In the event that, on or prior to the date that is six (6) months after the Fourth Amendment Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any 2022 Incremental Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction (it being understood and agreed for the avoidance of doubt that prepayments as a result of assignments made to Affiliated Lenders pursuant to Section 9.05(g) shall not be subject to this Section 2.11(d)), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable 2022 Incremental Term Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the 2022 Incremental Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the 2022 Incremental Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six (6) months after the Fourth Amendment Effective Date, all or any portion of the 2022 Incremental Term Loans held by any 2022 Incremental Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such 2022 Incremental Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
(e)    Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.13.    Interest.
(a)    The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    ~~The Term Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate~~[Reserved].
(c)    The Term Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(d)    Notwithstanding the foregoing and subject to Section 2.21, if any principal of or interest on any Initial Term Loan or Additional Loan or any fee payable by the Borrower hereunder is not,

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in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Initial Term Loan or Additional Loan, 2.00% plus the rate otherwise applicable to such Initial Term Loan or Additional Loan as provided in the preceding paragraphs of this Section 2.13 or in the amendment to this Agreement relating thereto or (ii) in the case of any other amount, 2.00% plus the rate applicable to Initial Term Loans or 2022 Incremental Term Loans that are ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.
(e)    Accrued interest on each Initial Term Loan or Additional Loan shall be payable in arrears on each Interest Payment Date for such Initial Term Loan, Additional Loan or any other Loan and on the Maturity Date applicable to such Loan or upon the termination of any Additional Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Initial Term Loan, Additional Loan or any other Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~LIBO Rate Loan or~~ Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Initial Term Loan or Additional Loan shall be payable on the effective date of such conversion.
(f)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate~~, LIBO Rate~~  or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan from, and including, the date on which such Loan is made to, but excluding, the date on which the Loan or such interest is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.
Section 2.14.    Benchmark Replacement Setting.
(a)    Replacing ~~USD LIBOR and~~ Future Benchmarks. For purposes of this Agreement:
~~(i)    On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement under clause (a) of the definition thereof will replace such Benchmark for all purposes hereunder and under any Loan Document (for purposes of this Section 2.14, excluding for the avoidance of doubt any Hedge Agreement), in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document (other than any Benchmark Replacement Conforming Changes made pursuant to Section 2.14(b) below). If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly or quarterly basis, as may be requested by the Borrower in the applicable Borrowing Request with respect to each applicable Borrowing.~~
(i)    [reserved].
(ii)    Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement under clause (b) of the definition thereof will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark

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Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (other than any Benchmark Replacement Conforming Changes made pursuant to Section 2.14(b) below) so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
~~(iii)    Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (other than any Benchmark Replacement Conforming Changes made pursuant to Section 2.14(b) below); provided that, this clause (iii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.~~
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent and the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective solely with the consent of the Administrative Agent and the Borrower (as further provided in the definition of Benchmark Replacement Conforming Changes) and without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any implementation of a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~  and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(d)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or USD LIBOR~~), then the Administrative Agent may remove any tenor of such Benchmark that the Administrative Agent and the Borrower agree is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings if the Administrative Agent and the Borrower agree that such tenor is available or representative for Benchmark (including Benchmark Replacement) settings; provided that the Administrative Agent may remove or decline to reinstate any term rate or tenor if such term rate or tenor is administratively not feasible for the Administrative Agent.
(e)    Benchmark Unavailability. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the

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Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, any component of ABR based upon the Benchmark will not be used in any determination of ABR.
Section 2.15.    Increased Costs.
(a)    If any Change in Law:
(i)    imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in ~~the LIBO Rate or~~ Term SOFR ~~Rate~~), or
(ii)    subjects any Lender to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(iii)    imposes on any Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or ~~LIBO Rate Loans or~~ Term SOFR Loans made by any Lender, and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any ~~LIBO Rate Loan or~~ Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise) in respect of any ~~LIBO Rate Loan or~~ Term SOFR Loan in an amount deemed by such Lender to be material, then, within thirty (30) days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) of Section 2.15(a) resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.
(b)    If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (other than due to Taxes) (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within thirty (30) days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts were determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers shall be delivered to the Borrower and shall be conclusive absent manifest error.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the Change in Law

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giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16.    Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any ~~LIBO Rate Loan or~~ Term SOFR Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any ~~LIBO Rate Loan or~~ Term SOFR Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any ~~LIBO Rate Loan or~~ Term SOFR Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit).  In the case of a ~~LIBO Rate Loan or~~ Term SOFR Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at ~~the LIBO Rate or~~ Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees.  A certificate of any Lender (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
Section 2.17.    Taxes.
(a)    Any and all payments made by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law require the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 2.17), each Lender or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deduction or withholding and (iii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)    In addition, and without duplication of other amounts payable by a Loan Party under this Section 2.17, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(c)    Each Loan Party shall jointly and severally indemnify the Administrative Agent and each Lender within thirty (30) days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) (other than any penalties attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender), and, in each case, any reasonable expenses arising therefrom or with respect thereto; provided that if such Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with such Loan Party to obtain a refund of such Taxes (which shall be repaid to such Loan Party in

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accordance with Section 2.17(h)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower (i) setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability and (ii) certifying that it is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Loan Parties shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any Indemnified Taxes or Other Taxes, to the extent the Administrative Agent or such Lender fails to notify the Borrower of such possible indemnification claim within one hundred eighty (180) days after the event; provided further that, if the event is a Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)    Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).
(e)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f).
(ii)    Without limiting the generality of the foregoing:
(A)    each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter

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upon the reasonable request of the Borrower or the Administrative Agent), two (2) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    each Foreign Lender, to the extent it is legally entitled to do so, shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two (2) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(2)    two (2) executed copies of IRS Form W-8ECI;
(3)    in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent any Foreign Lender is not the beneficial owner, two (2) executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such partner;
(C)    each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two (2) executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to any Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as

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prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.
(g)    On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or if any form or certification it previously delivered expires or becomes obsolete), the Administrative Agent will deliver to the Borrower either (i) an executed copy of IRS Form W-9, or (ii) (x) with respect to any amounts received on its own account, an executed copy of an applicable IRS Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of IRS Form W-8IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.
(h)    If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event shall the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (h) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.
(i)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(j)    Defined Terms. For purposes of this Section 2.17, the term “Requirements of Law” includes FATCA.
Section 2.18.    Payments Generally; Allocation of Proceeds; Sharing of Payments.

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(a)    Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressed hereunder or under such Loan Document (or, if no time is expressly required, by 2:00 p.m.) on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. All payments (including any principal, accrued interest, fees or other obligations otherwise accruing or becoming due) hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    Subject in all respects to the provisions of the ABL Intercreditor Agreement (and any other applicable Acceptable Intercreditor Agreement), all proceeds of Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01 or otherwise received in connection with any foreclosure on or other exercise of remedies with respect to the Collateral pursuant to the Collateral Documents shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) from the Borrower constituting Secured Obligations, third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than any Secured Obligations incurred after the date hereof that are either junior in right of payment or are secured by a Lien that is junior to the Liens securing the First Priority Secured Obligations) (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of such Secured Obligations, fourth, on a pro rata basis in accordance with the amounts of all other Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the applicable Secured Parties on the date of any such distribution, to the payment in full of such Secured Obligations and fifth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.
(c)    If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of

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such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23 and 9.02(c). If any Lender obtains payment (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class that is junior in right of payment to any other Class of Loans that has not been repaid in full, such Lender shall promptly remit such payment to the Administrative Agent for application is accordance with clause (b). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
(d)    Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain ~~LIBO Rate Loans or~~ Term SOFR Loans pursuant to Section 2.20, or the Borrower is required to pay any Indemnified Tax, Other Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain ~~LIBO Rate Loans or~~ Term SOFR Loans pursuant to Section 2.20, (ii) the Borrower is required to pay any Indemnified Tax, Other Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or

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group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Commitments of such Lender, and repay (or cause to be repaid) all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date in an amount necessary to eliminate such excess or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, in each case of such Class of Loans, Commitments and/or Additional Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans, Commitments and/or Additional Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments or Additional Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent that any Lender is replaced pursuant to Section 2.19(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.12(c) or Section 2.12(d), the Borrower shall pay to each Lender being replaced as a result of such Repricing Transaction the fee set forth in Section 2.12(c) or Section 2.12(d), as applicable.
Section 2.20.    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Third Amendment Effective Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to ~~the Published LIBO Rate or~~ Term SOFR, or to determine or charge interest rates based upon ~~the Published LIBO Rate or~~ Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~LIBO Rate Loans or~~ Term SOFR Loans in Dollars or to convert ABR Loans to ~~LIBO Rate Loans or~~ Term SOFR Loans, as the case may be, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the ~~Published LIBO Rate or~~ Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Published LIBO Rate or~~ Term SOFR component, as the case may be, of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly).  Upon receipt of such notice, (x) the Borrower shall, upon demand

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from such Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s ~~LIBO Rate Loans or~~ Term SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Published LIBO Rate or~~ Term SOFR component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~LIBO Rate Loans or such~~ Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~LIBO Rate Loans or~~ Term SOFR Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Published LIBO Rate or~~ Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to ~~the Published LIBO Rate or~~ Term SOFR, as the case may be, component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Published LIBO Rate or~~ Term SOFR.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.
Section 2.21.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    The Commitments of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(b)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article VII, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower, as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, so long as no Default or Event of Default exists as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, as the Administrative Agent or the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans that such Defaulting Lender has committed to fund (if any) under this Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
Section 2.22.    Incremental Credit Extensions.
(a)    The Borrower may, at any time, on one or more occasions deliver a written request to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such request to each of the Lenders) to (i) add one or more new Classes of Term Facilities (including

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on a delayed draw basis) and/or increase the principal amount of the Term Loans under any Term Facility by requesting new term loan commitments to be added to such Term Loans (any such new Class or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new Classes of incremental revolving “cash-flow” facilities and/or increase the aggregate amount of Commitments of any existing Class of Incremental Revolving Commitments (any such new Class or increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate principal amount not to exceed the Incremental Cap; provided that:
(i)    no Incremental Commitment may be less than $5,000,000 (or the U.S. Dollar equivalent thereof) and shall be denominated in U.S. Dollars of, if acceptable to the Lenders providing such Incremental Facility and reasonably acceptable to the Administrative Agent, in Canadian Dollars, Sterling, euro or Australian Dollars;
(ii)    except as separately agreed from time to time between the Borrower and any Lender, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender;
(iii)    no Incremental Facility or Incremental Loan (or the creation, provision or implementation thereof) shall require the approval of any existing Lender (other than in its capacity, if any, as a Lender providing all or part of any Incremental Commitment or Incremental Loan), the Administrative Agent (unless its rights and interests are adversely affected in any material respect) or any other agent or arranger;
(iv)    an Incremental Revolving Facility may have the benefit of a financial maintenance covenant (which shall not be for the benefit of any Term Facility under this Agreement);
(v)    the interest rate and any fees applicable to any Incremental Facility or Incremental Loans will be determined by the Borrower and the lenders providing such Incremental Facility or Incremental Loans; provided, that, solely with respect to any Dollar-denominated syndicated Incremental Term Facility or Incremental Term Loans incurred on or prior to the date that is twelve (12) months after the Third Amendment Effective Date that are pari passu with the Initial Term Loans in right of payment and with respect to security, the All-In Yield will not be more than 0.75% higher than the corresponding All-In Yield applicable to the Initial Term Loans unless the All-In Yield with respect to the Initial Term Loans is adjusted to be equal to the All-In Yield with respect to the relevant Incremental Term Facility or Incremental Term Loans minus 0.75%; provided, that this clause (v) shall not apply to any Incremental Term Facility or Incremental Term Loans that (1)  mature at least twelve (12) months after the Initial Term Loan Maturity Date, (2) are incurred in reliance on clauses (a) or (b) of the definition of Incremental Cap, (3) are being utilized to finance Permitted Acquisitions and similar Investments and related transactions (including refinancing of existing Indebtedness), or (4) are in an aggregate outstanding principal amount, together with all other Incremental Facilities incurred in reliance on clause (c) of the definition of Incremental Cap then outstanding, equal to or less than the greater of $335,00,000 million and an amount equal to 100% of Consolidated Adjusted EBITDA (it being understood that the Borrower shall select whether this clause (4) shall apply to any Incremental Term Facility or Incremental Term Loans in its sole discretion);
(vi)    subject to the Permitted Earlier Maturity Indebtedness Exception, the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Term Loan Maturity Date at the time of the incurrence thereof;
(vii)    subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without

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giving effect to any prepayments thereof) except as may be required to achieve fungibility with any existing Term Facility to the extent intended to be fungible;
(viii)    subject to clauses (vi) and (vii) above, any Incremental Term Facility may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Term Facility; provided, that if such Incremental Term Loans are to be “fungible” with the Initial Term Loans or the 2022 Incremental Term Loans, notwithstanding any other conditions specified in this Section 2.22(a), the amortization schedule for such “fungible” Incremental Term Facility may provide for amortization in such other percentage(s) to be agreed by the Borrower and the Administrative Agent to ensure that such “fungible” Incremental Term Loans will be “fungible” with the Initial Term Loans or the 2022 Incremental Term Loans, as the case may be;
(ix)    (A) any Incremental Term Facility may rank pari passu with or junior to any then-existing Class of Term Loans in right of payment and may be secured by the Collateral pari passu with or junior to any then-existing Class of Term Loans with respect to the Collateral or be unsecured (and to the extent the relevant Incremental Facility is intended to rank pari passu with or junior to the Term Loans in right of security with respect to the Collateral, shall be subject to the Intercreditor Agreement (and/or any other applicable Acceptable Intercreditor Agreement), it being understood that any terms of subordination in right of payment of any Incremental Facility to any Indebtedness may be determined solely by the Borrower in its sole discretion) and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral;
(x)    (A) any prepayment (other than any scheduled amortization payment) of Incremental Term Loans that are pari passu with any then-existing Term Loans in right of payment and security (1) shall with respect to mandatory prepayments, be made on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis except as otherwise provided in this Agreement) with such existing Term Loans as elected by the Borrower and (2) may, with respect to voluntary prepayments, share on a pro rata basis, greater than pro rata basis or less than pro rata basis with the Initial Term Loans and the 2022 Incremental Term Loans, as determined by the Borrower, and (B) any Incremental Term Loans that are subordinated to any then-existing Term Loans in right of payment or security shall not receive any mandatory prepayments other than Declined Proceeds prior to the repayment in full of the existing Term Loans (and all other then-existing Loans that are First Priority Secured Obligations requiring ratable prepayment), except, in each case that the Borrower and the lenders providing the relevant Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis);
(xi)    except as otherwise agreed by the Lenders providing the relevant Incremental Facility in connection with a Limited Condition Transaction, no Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility;
(xii)    except as otherwise required or permitted in this Section 2.22, all other terms of any Incremental Term Facility, if not substantially consistent with the terms of the Initial Term Loans, shall be reasonably satisfactory to the Borrower and the Administrative Agent; provided, that the following will be deemed to be reasonably satisfactory to the Administrative Agent, (w) terms which are not substantially consistent with the terms of the Initial Term Loans and are applicable only after the then-existing Latest Term Loan Maturity Date, (x) terms contained in any Incremental Term Facility that are, taken as a whole, more favorable to the Borrower than those contained in the then-existing Loan Documents, (y) terms contained in any Incremental Term Facility that are, taken as a whole, more favorable to the lenders of such Incremental Term Facility than those contained in the then-existing Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Lenders under the Term Facility, and (z) terms contained in any Incremental Term Facility that reflect then current market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower in good faith);

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(xiii)    the proceeds of any Incremental Facility may be used for working capital, general corporate purposes and any transaction or other purpose not prohibited by this Agreement;
(xiv)    on the date of the making of any Incremental Term Loans that will be added to any existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13, such Incremental Term Loans shall be added to (and constitute a part of) each borrowing of outstanding Term Loans of such Class, as applicable, of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionately in each then outstanding borrowing of the applicable Term Loans of the same type with the same Interest Period of the respective Class;
(xv)    at no time shall there be more than three separate Maturity Dates in effect with respect to Incremental Revolving Facilities and any other Additional Revolving Facilities at any time;
(xvi)    Incremental Facilities shall be permitted regardless of the amount available under the Incremental Cap and shall not constitute a utilization of any component of the Incremental Cap if any such Incremental Facility effectively extends the maturity of or is incurred to effect the “repricing” of or otherwise replaces any loans or commitments under any Specified Debt (including as may have been terminated under Section 2.19), in each case, without increasing the principal amount thereof except with respect to any related premium, penalties, fees and expenses; provided, the amount of any Specified Debt so extended or replaced shall not increase the Incremental Cap; and
(xvii)    the Borrower may select, in its sole discretion, that any Incremental Facility be issued, incurred and/or established under one or more of any available components (or subcomponents) of the Incremental Cap (as provided in Section 1.10) and if no selection shall have been made, such Incremental Facility shall be deemed to have been incurred in reliance on first, clause (c) of the definition of “Incremental Cap” up to the maximum amount permitted thereunder, second, to the extent applicable, clause (b) of the definition of “Incremental Cap”, and thereafter, to the Fixed Incremental Amount.
(b)    Incremental Commitments may be provided by any existing Lender, or by any other lender (other than any Disqualified Institution) who would be permitted to become a Lender (including any required consents) under Section 9.05 (any such other lender being called an “Additional Lender”); provided that in the case of any Incremental Revolving Facility, the Administrative Agent and the Borrower shall have consented (such consent not to be unreasonably withheld or delayed) to the relevant Additional Lender’s provision of Incremental Commitments; provided, further, that any Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(h), mutatis mutandis, to the same extent as if Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.
(c)    Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.
(d)    As a condition precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its reasonable request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall have received, from each Additional Lender, an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably and customarily require from such Additional Lender, (iii) the Lenders shall have received all

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fees required to be paid in respect of such Incremental Facility or Incremental Loans and (iv) the Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer thereof:
(A)    certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans, and
(B)    to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.
(e)    The Lenders hereby irrevocably authorize such amendments to this Agreement and the other Loan Documents as may be necessary in order to establish any Incremental Loans or Incremental Facilities pursuant to this Section 2.22 and authorize the Administrative Agent and the Borrower to enter into such amendments (and, in the case of any Incremental Revolving Facility, such amendments to implement and provide for revolving credit facilities under this Agreement, including incorporating customary terms, conditions and requirements for revolving credit facilities (including letter of credit and swingline loan mechanics) reasonably satisfactory to the Administrative Agent and the Borrower (including amendments and restatements)) as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such Incremental Loans or Incremental Facilities, in each case on terms consistent with this Section 2.22, and may extend or apply any provisions applicable to such Incremental Loans or Incremental Facilities to any then-existing Credit Facility in the applicable Incremental Facility Amendment to the extent the Borrower and the Administrative Agent reasonably determine such provisions are beneficial on the whole to the Lenders under such existing Credit Facility.
(f)    To the extent the provisions of clause (a)(xiii) above require that Term Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding borrowings of ~~LIBO Rate Loans or~~ Term SOFR Loans of the respective Class of Initial Term Loans or Additional Term Loans, as applicable, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding ~~LIBO Rate Loans or~~ Term SOFR Loans of the respective Class and which will end on the last day of such Interest Period).
(g)    Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition or similar Investment and the Lenders or Additional Lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.
(h)    This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary and shall, to extent applicable, be subject in all respects to Section 1.10.
Section 2.23.    Extensions of Loans and Additional Revolving Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans or Commitments of any Class or Classes (as determined by the Borrower), in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments with respect to each such Class) and on the same terms to each such Lender, the Borrower is hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in any such Extension Offer to extend the Maturity Date of such Lender’s Loans and/or commitments and otherwise modify the terms of such Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Loans) (each, an “Extension”; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from

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the Class of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:
(i)    no Default under Sections 7.01(a), (f) or (g) or Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the applicable Lenders, and no Default under Sections 7.01(a), (f) or (g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extension;
(ii)    except as to (x) interest rates, fees and final maturity (which shall, subject to clause (iv) below, be determined by the Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Revolving Loan Maturity Date (in each case, as of the date of such Extension), the commitment of any Revolving Lender that agrees to an Extension (an “Extended Revolving Credit Commitment”; and the related Credit Facility, an “Extended Revolving Facility” and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Revolving Lenders) as the original revolving commitments (and related outstandings) provided hereunder; provided that (x) to the extent any non-extended portion of any Additional Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the Maturity Date of such revolving facilities and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Extended Revolving Loans after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of such relevant Additional Revolving Facility, (2) all swingline loans and letters of credit made or issued, as applicable, under any Extended Revolving Credit Commitment shall be participated on a pro rata basis by all Revolving Lenders and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such Extended Revolving Credit Commitment after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of any Additional Revolving Facility, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared with any other revolving facility with a later Maturity Date than such revolving facility and (y) at no time shall there be more than three (3) separate Classes of revolving commitments hereunder (including Incremental Revolving Commitments, Extended Revolving Credit Commitments and Replacement Revolving Facilities);
(iii)    except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv)(x), (v) and (vi), be determined by the Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”, and the related Credit Facility, an “Extended Term Facility”) shall have the same terms as the Class of Term Loans subject to the relevant Extension Offer; provided, however, that with respect to representations and warranties, affirmative and negative covenants and events of default that are applicable to any such Class of Extended Term Loans, such provisions may be more favorable to the lenders of the applicable Class of Extended Term Loans than those originally applicable to the Class of Term Loans subject to the relevant Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the Class of Term Loans subject to the relevant Extension Offer and each other Class of Term Loans hereunder;
(iv)    (x) subject to the Permitted Earlier Maturity Indebtedness Exception, the final maturity date of any Extended Term Loans shall be no earlier than the then applicable Latest Term Loan Maturity Date at the time of extension and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or

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require commitment reductions prior to) the then applicable Latest Revolving Loan Maturity Date;
(v)    subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby;
(vi)    any Extended Term Loans may participate, with respect to mandatory prepayments or repayments (but, for purposes of clarity, not scheduled amortization payments) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) and with respect to voluntary prepayments or repayments on a pro rata basis, a less than pro rata basis or a greater than a pro rata basis in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as specified in the respective Extension Offer;
(vii)    if the aggregate principal amount of Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Loans or commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
(viii)    each Extension shall be in a minimum amount of $5,000,000;
(ix)    any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower;
(x)    all documentation in respect of such Extension shall be consistent with the foregoing; and
(xi)    no Extension of any Additional Revolving Facility shall be effective as to the obligations of any swingline lender to make any swingline loans or any letter of credit issuer with respect to letters of credit without the consent of such swingline lender or such letter of credit issuer (such consents not to be unreasonably withheld or delayed).
(b)    With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to such Extension of the relevant Class and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Loans or commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any Class of Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.23.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or commitments under any Class (or a portion thereof), and (B) with respect to any Extension of any Additional Revolving Facility, the consent of each applicable letter

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of credit issuer to the extent the commitment to provide letters of credit is to be extended. All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
On the dates and to the extent required pursuant to the Third Amendment or any Incremental Facility Amendment, as applicable, each of (i) in the case of Holdings, solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17, and (ii) the Borrower hereby represent and warrant to the Lenders that:
Section 3.01.    Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a)(i) with respect to the Borrower and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02.    Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.
Section 3.03.    Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirements of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the ABL Credit Agreement or (ii) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect.

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Section 3.04.    Financial Condition; No Material Adverse Effect.
(a)    The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments and (z) except as may be necessary to reflect any differing entities and organizational structure prior to giving effect to the Transactions.
(b)    Since the Third Amendment Effective Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.05.    Properties.
(a)    As of the Third Amendment Effective Date, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party.
(b)    The Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
(c)    The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct the businesses of the Borrower and its Restricted Subsidiaries as presently conducted without, to the knowledge of the Borrower, any infringement, dilution, or misappropriation or other violation of the IP Rights of third parties, except to the extent such failure to own or license or have rights to use would not, or where such infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.06.    Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Loan Parties or any of their Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or any Environmental Liability and (ii) no Loan Party nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.
(c)    Neither any Loan Party nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at or from any currently or formerly operated real estate or facility and no Hazardous Materials are otherwise present at any currently owned or operated real estate or facility, in either case, in a manner that would reasonably be expected to have a Material Adverse Effect.

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Section 3.07.    Compliance with Laws. Each of Holdings, the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17.
Section 3.08.    Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.
Section 3.09.    Taxes. Each of Holdings, the Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, including in its capacity as a withholding agent, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to file or pay, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.10.    ERISA.
(a)    Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.
(b)    No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
Section 3.11.    Disclosure. As of the Third Amendment Effective Date all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning Holdings, the Borrower and its Restricted Subsidiaries and the Transactions and that was prepared by or on behalf of Holdings or its subsidiaries or their respective representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Third Amendment Effective Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).
Section 3.12.    Solvency. As of the Third Amendment Effective Date, immediately after the consummation of the Transactions to occur on the Third Amendment Effective Date and the incurrence of Indebtedness and obligations on the Third Amendment Effective Date in connection with this Agreement and the ABL Credit Agreement, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the Third Amendment Effective Date; and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5).

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Section 3.13.    Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Third Amendment Effective Date, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary, and (b) the type of entity of each Loan Party and each subsidiary of Holdings with respect to which a portion of such subsidiary’s equity is pledged by a Loan Party as Collateral.
Section 3.14.    Security Interest in Collateral. Subject to any limitations and exceptions set forth in any Loan Document, the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Loan Documents (including the Intercreditor Agreement (and any other applicable Acceptable Intercreditor Agreement)) and/or any other applicable intercreditor arrangement, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.
Section 3.15.    Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or to the extent otherwise disclosed on Schedule 3.15 hereto: (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened by any union or labor organization purporting to act as exclusive bargaining representative and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters.
Section 3.16.    Federal Reserve Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation T, U or X.
Section 3.17.    Economic and Trade Sanctions and Anti-Corruption Laws.
(a)    (i) None of Holdings, the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is (A) a person on the list of “Specially Designated Nationals and Blocked Persons” or (B) currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. State Department (collectively, “Sanctions”); and (ii) the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing activities of or with any Person or in any country or territory that, at the time of such financing, is the subject of any Sanctions, except to the extent permissible for a Person required to comply with Sanctions.
(b)    To the extent applicable, each Loan Party is in compliance in all material respects with (i) each of the foreign assets control regulations of the U.S. Treasury Department (31 CFR, Subtitle B, Chapter V), and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act and, to its knowledge, other anti-terrorism and anti-money laundering laws of the U.S., and (iii) the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”).
(c)    No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

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ARTICLE IV

[RESERVED]
ARTICLE V

AFFIRMATIVE COVENANTS
From the Third Amendment Effective Date until the Termination Date, (i) in the case of Holdings, solely with respect to Sections 5.01, 5.02, 5.03, 5.08, and 5.12, and (ii) the Borrower hereby covenant and agree with the Lenders that:
Section 5.01.    Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery to each Lender:
(a)    Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending on or around June 30, 2021 (or, if later, as required or permitted by the SEC), the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth (commencing with the Fiscal Quarter ending on or around June 30, 2021), in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto and, at the option of the Borrower, either (i) a Narrative Report with respect thereto (which may be satisfied by any Parent Company’s Form 10-Q report) or (ii) a conference call with the Lenders and the Administrative Agent, which call shall be held after delivery of the applicable financial statements, during normal business hours and otherwise at a time mutually agreed between the Borrower and the Administrative Agent for the applicable Fiscal Quarter (which may be satisfied by any investors earnings release call by any Parent Company);
(b)    Annual Financial Statements. Within ninety (90) days after the end of each Fiscal Year ending after the Third Amendment Effective Date (or, if later, as required or permitted by the SEC), (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows of the Borrower for such Fiscal Year and setting forth (commencing with the Fiscal Year ending on or around December 31, 2021), in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, (A) a report thereon from the Borrower’s certified public accountant or any nationally recognized independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” (other than resulting from the impending maturity of any Indebtedness or any actual or prospective breach of any financial covenant) and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP) and (B) at the option of the Borrower, either (i) a Narrative Report with respect to such Fiscal Year (which may be satisfied by any Parent Company’s Form 10-K report), or (ii) a conference call with the Lenders and the Administrative Agent, which call shall be held after delivery of the applicable financial statements, during normal business hours and otherwise at a time mutually agreed between the Borrower and the Administrative Agent for the applicable Fiscal Year (which may be satisfied by any investors earnings release call by any Parent Company);
(c)    Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same) and (B) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for each Fiscal Year beginning with the financial statements for the Fiscal Year

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ending on or about December 31, 2022, (ii) (A) a summary of pro forma or consolidating adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying any change or addition of any subsidiary of the Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Third Amendment Effective Date and the date of the last such list, and (iii) solely in the event that an update to the Perfection Certificate is necessary to reflect a material change, a Perfection Certificate Supplement;
(d)    [Reserved];
(e)    Notice of Default. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Borrower obtaining knowledge of (i) the occurrence of any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto;
(f)    Notice of Litigation. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clause (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;
(g)    ERISA. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;
(h)    Financial Plan. As soon as available and in any event no later than ninety (90) days after the beginning of each Fiscal Year, commencing in respect of the Fiscal Year ending December 31, 2022, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated statement of the Borrower’s financial position and forecasted consolidated statements of income and cash flows of the Borrower for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which the financial plan is based; provided, that such consolidated plan and financial forecast shall only be made available to the Administrative Agent and any “private side” Lenders;
(i)    Information Regarding Collateral. Within sixty (60) days of the relevant change, written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number (if any), in the case of this clause (iv), to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;
(j)    Environmental Matters. Prompt (and in any event within five (5) Business Days after any Responsible Officer of the Borrower obtaining knowledge thereof) written notice of any Release or other Hazardous Material Activity that would reasonably be expected to have a Material Adverse Effect;
(k)    Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by any applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic

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reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by a Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities;
(l)    [Reserved]; and
(m)    Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the financial condition or business of Holdings and its Restricted Subsidiaries; provided, however, that none of Holdings, the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower and/or any of their respective subsidiaries, customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party; provided, further, that, with respect to this clause (iv), the Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.
Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto on the website of the Borrower on the Internet at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k), the Borrower shall promptly notify (which may be by email (including PDF and similar attachments)) the Administrative Agent of the posting of any such documents on the website of the Borrower (or its applicable subsidiary) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are electronically mailed to an address provided by the Administrative Agent; or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) in respect of information filed by any applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.
Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of the Borrower by furnishing (A) the applicable financial statements of any Parent Company or (B) any Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower and its consolidated subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).
Any financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall not be required to include acquisition accounting adjustments relating to the Transactions or any

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Permitted Acquisition to the extent it is not practicable to include any such adjustments in such financial statement.
Section 5.02.    Existence. Except as otherwise permitted under Section 6.07, Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor the Borrower nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.
Section 5.03.    Payment of Taxes. Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.
Section 5.04.    Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
Section 5.05.    Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the lender loss payee thereunder and, to the extent available, provide for at least thirty (30) days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten (10) days’ prior written notice in the case of the failure to pay any premiums thereunder).
Section 5.06.    Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal

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business hours; provided that, (x) only the Administrative Agent (or a representative designated by the Administrative Agent) on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (y) subject to the immediately succeeding proviso, the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) subject to the immediately succeeding proviso, only one such time per calendar year shall be at the expense of the Borrower; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice; provided further that, notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party; provided, further, that, with respect to this clause (iv), the Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.
Section 5.07.    Maintenance of Books and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.
Section 5.08.    Compliance with Laws.
(a)    Holdings and the Borrower will, and will cause each of their Restricted Subsidiaries to (i) materially comply with the applicable requirements of Sanctions and the FCPA (subject to any applicable licenses, authorizations or exemptions) and (ii) comply with the requirements of all other applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, the USA PATRIOT Act and, to its knowledge, anti-money laundering and anti-terrorism laws), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person, (i) for the purpose of financing the activities of any Person or in any country or territory that, at the time of such financing, is the subject of any Sanctions, except to the extent permissible for a Person required to comply with Sanctions; or (ii) in a manner that violates any applicable requirements under the FCPA.
Section 5.09.    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and environmental permits (including any investigation, notification, cleanup, removal or remedial obligations with respect to or arising out of any Hazardous Materials Activity), (b) obtain and renew all environmental permits required to conduct its operations or in connection with its properties and (c) respond timely to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge or duly contest any obligations it may have to any Person thereunder.
Section 5.10.    Designation of Subsidiaries. The board of directors (or equivalent governing body) of the Borrower may at any time after the Third Amendment Effective Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation or redesignation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments

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in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) in the case of designating a Restricted Subsidiary to be an Unrestricted Subsidiary or redesignating an Unrestricted Subsidiary to be a Restricted Subsidiary, the applicable Investment is permitted under one or more clauses in Section 6.06 (as selected by the Borrower in its sole discretion), (iii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the ABL Credit Agreement unless also being designated as an Unrestricted Subsidiary thereunder, and (iv) as of the date of the designation or redesignation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower (unless such Restricted Subsidiary is also designated as an Unrestricted Subsidiary) or hold any Indebtedness of or any Lien on any property of the Borrower or its Restricted Subsidiaries (unless the Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness or Liens in favor of such Unrestricted Subsidiary pursuant to Sections 6.01 and 6.02). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon a redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Restricted Subsidiary at the time of such redesignation, less (b) the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such redesignation. As of the Third Amendment Effective Date, the subsidiaries listed on Schedule 5.10 have been designated as Unrestricted Subsidiaries.
Section 5.11.    Use of Proceeds. The Borrower shall use the proceeds of (a) the Initial Term Loans made to the Borrower on the Third Amendment Effective Date solely to directly or indirectly finance a portion of the Transactions (including the payment of Transaction Costs) and thereafter, for working capital and general corporate purposes and (b) the 2022 Incremental Term Loans made to the Borrower on the Fourth Amendment Effective Date solely to (i) pay fees, costs and expenses in connection with the Fourth Amendment and (ii) for working capital and general corporate purposes, including to repay a portion of the loans outstanding under the ABL Credit Agreement.
Section 5.12.    Covenant to Guarantee Obligations and Give Security. Upon (i) the formation or acquisition after the Third Amendment Effective Date of any Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary (other than an Excluded Subsidiary), (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary or (v) the designation of a Discretionary Guarantor, on or before the date that is sixty (60) days after the end of such Fiscal Quarter in which such transaction or designation occurred (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary or Discretionary Guarantor to comply with the requirements set forth in the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary or Discretionary Guarantor to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary or Discretionary Guarantor, addressed to the Administrative Agent and the other relevant Secured Parties.
Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Administrative Agent may grant extensions of time or any period in this Agreement or in any other Loan Document (at any time, including, in each case, after the expiration of any relevant time or period, which will be retroactive) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Third Amendment Effective Date) where it reasonably determines, in

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consultation with the Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, and each Lender hereby consents to any such extension of time, (ii) any Lien required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to the exceptions and limitations set forth therein and in the Collateral Documents, (iii) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, (iv) no Loan Party will be required to take any action to the extent limited, restricted or not required by the Collateral and Guarantee Requirement and any other Loan Document, (v) in no event will the Collateral include any Excluded Assets, (vi) no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset on the Third Amendment Effective Date or at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law or (2) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset on the Third Amendment Effective Date or at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision; it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable law notwithstanding the relevant prohibition, violation or termination right; (vii) any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12 above may, with the consent of the Administrative Agent, include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document; and (viii) any time periods to comply with the foregoing Section 5.12(a) shall not apply to Discretionary Guarantors (provided that such entity shall not be deemed a Guarantor or Discretionary Guarantor until such entity has complied with such requirements).
Section 5.13.    [Reserved].
Section 5.14.    Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:
(a)    Holdings and the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.
(b)    Holdings and the Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

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ARTICLE VI

NEGATIVE COVENANTS
From the Third Amendment Effective Date until the Termination Date, (i) in the case of Holdings, solely with respect to Sections 6.04(b) and 6.14 and (ii) the Borrower covenant and agree with the Lenders that:
Section 6.01.    Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:
(a)    the Secured Obligations (including any Loans and/or Commitments);
(b)    Indebtedness of the Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party;
(c)    [reserved];
(d)    (i) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Third Amendment Effective Date or any other purchase of assets or Capital Stock and (ii) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;
(e)    Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business, (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of, or in lieu of, any of the foregoing items and (iii) in respect of commercial and trade letters of credit;
(f)    Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and dealer incentive, supplier finance or similar programs;
(g)    (i) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;
(h)    Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower and/or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement;

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(i)    Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Third Amendment Effective Date; provided that (i) any such item of Indebtedness with an aggregate outstanding principal amount on the Third Amendment Effective Date in excess of $5,000,000 shall be described on Schedule 6.01, and (ii) ordinary course capital leases, purchase money indebtedness, equipment financings, performance bonds, bank guarantees, letters of credit, guarantees and surety bonds existing as of the Third Amendment Effective Date need not be described on Schedule 6.01;
(j)    Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate outstanding principal amount of such Indebtedness not to exceed the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA minus amounts under this Section 6.01(j) reallocated to Section 6.01(u);
(k)    Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;
(l)    Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;
(m)    (i) Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to purchase money Indebtedness incurred prior to or within two hundred seventy (270) days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of assets (or Capital Stock of any Person owning any such assets) in an aggregate outstanding principal amount not to exceed the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA and (ii) Indebtedness of the Borrower and/or any Restricted Subsidiaries with respect to Capital Leases (including Capital Lease obligations or rental payments in respect of any property Disposed of pursuant to any Sale and Lease-Back Transactions permitted pursuant to Section 6.07);
(n)    Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed, in each case, in connection with an acquisition or Investment permitted hereunder after the Third Amendment Effective Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, (ii) no Event of Default exists or would result after giving pro forma effect to such acquisition or similar Investment and (iii) solely to the extent the principal amount thereof acquired in such acquisition or Investment exceeds the greater of $115.0 million and an amount equal to 35.0% of Consolidated Adjusted EBITDA, the Total Leverage Ratio does not exceed the greater of 6.00:1.00 and the Total Leverage Ratio as of the then most recently completed fiscal quarter, calculated on a Pro Forma Basis;
(o)    Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);
(p)    the Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (n), (q), (r), (u), (w), (x), (z) and (ii) and this clause (p) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect of existing Refinancing Indebtedness under this clause (p); provided, that:
(i)    the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon

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plus commitment, underwriting, arrangement and similar fees, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this Section 6.01 (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02);
(ii)    (x) other than in the case of Refinancing Indebtedness with respect to clauses (a), (i), (j), (m), (n), (r), (u), (x) and (z) of this Section 6.01 (and other than customary bridge loans with a maturity date of not longer than one (1) year which are converted into, exchanged for, extended to or otherwise refinanced with Indebtedness subject to the requirements of this clause (ii)), and subject to the Permitted Earlier Maturity Indebtedness Exception, (A) such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (1)  ninety-one (91) days after the Latest Maturity Date and (2) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, and subject to the Permitted Earlier Maturity Indebtedness Exception, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced (other than to the extent resulting from a change in the final maturity date permitted under clause (A)(1) above) and (y) in the case of Refinancing Indebtedness incurred with respect to Indebtedness permitted under clause (a) of this Section 6.01, such Indebtedness shall satisfy the requirements of Section 9.02(c)(i)(B) or Section 9.02(c)(ii)(B), as applicable;
(iii)     in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m) and (u) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause and after the incurrence thereof, shall constitute amounts outstanding under such clause;
(iv)    except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01 (it being understood that Holdings may not be the primary obligor of the applicable Refinancing Indebtedness if Holdings was not the primary obligor on the relevant refinanced Indebtedness), (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01, and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment (or the Refinancing Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations and subject to an Acceptable Intercreditor Agreement), except to the extent the refinancing, refunding or replacement thereof constitutes a Restricted Debt Payment permitted under Section 6.04(b) (other than Section 6.04(b)(i)) or does not constitute a Restricted Debt Payment;
(v)    no Event of Default exists or would result therefrom;
(vi)    in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder and shall be subject to an Acceptable Intercreditor Agreement, or is unsecured, (B) if the Indebtedness being refinanced, refunded or replaced is

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secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party and (D) such Indebtedness shall satisfy the requirements of Section 9.02(c)(i)(I) or Section 9.02(c)(ii)(I), as applicable; and
(vii)    any such Refinancing Indebtedness that is pari passu with the First Priority Secured Obligations hereunder in right of payment and secured by the Collateral on a pari passu basis with respect to the First Priority Secured Obligations may participate, with respect to voluntary prepayments on a pro rata basis, a less than pro rata basis or greater than pro rata basis, and with respect to mandatory Prepayments, on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis), in each case, in respect of the Initial Term Loans (and any other Term Loans then subject to ratable repayment requirements), in each case as the Borrower and the relevant lender may agree;
(q)    Indebtedness incurred to finance, or assumed in connection with, any acquisition or Investment permitted hereunder after the Third Amendment Effective Date; provided, that (i) before and after giving effect to such acquisition or Investment on a Pro Forma Basis, no Event of Default exists or would result therefrom, (ii) after giving effect to such acquisition or Investment on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the First Priority Secured Obligations and pari passu in right of payment with the Obligations, (1) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, (2) the First Lien Leverage Ratio does not exceed the greater of (x) 3.50:1.00 and (y) the First Lien Leverage Ratio as of the last day of the most recently ended Test Period, and (3) any such Indebtedness consisting of syndicated first lien term loans (other than “bridge loans”) shall be subject to clause (v) of the proviso to Section 2.22(a) (including with respect to exceptions, limitations and thresholds thereunder), (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the First Priority Secured Obligations, (1) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, and (2) the Secured Leverage Ratio would not exceed the greater of (x) 5.25:1.00 and (y) the Secured Leverage Ratio as of the last day of the most recently ended Test Period, and (C) if such Indebtedness is not secured by a Lien on the Collateral (including all Indebtedness of any Non-Guarantor Subsidiary), either (1) the Total Leverage Ratio does not exceed the greater of (x) 5.75:1.00 and (y) the Total Leverage Ratio as of the last day of the most recently ended Test Period or (2) the pro forma Net Interest Coverage Ratio is not less than the lesser of (A)  2.00:1.00 and (B) the Net Interest Coverage Ratio as of the then most recently ended Test Period, (iii) such Indebtedness does not mature prior to the Latest Maturity Date as of the date of incurrence thereof, (iv) no such Indebtedness that is secured by a Lien on the Collateral shall be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral, and (v) subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to any prepayment thereof);
(r)    Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 200% of the amount of Net Proceeds received by the Borrower (“Contribution Indebtedness”) from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its Capital Stock, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to increase the Available Amount or to make any Restricted Payments or Investments in Unrestricted Subsidiaries hereunder and (C) other than “Cure Amounts” under (and as defined in) the ABL Credit Agreement;
(s)    Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;
(t)    [reserved];
(u)    Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed (i) the sum of (A) the greater of $220,000,000 and 65.0% of Consolidated Adjusted EBITDA and (B) any amounts reallocated to this Section 6.01(u) from

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Section 6.01(j) and Section 6.04(a)(xi) minus (ii) any amounts under this Section 6.01(u) (after giving effect to clause (i)(A)) reallocated to clause (d) of the Fixed Incremental Amount and Section 6.01(x);
(v)    [reserved];
(w)    Indebtedness of the Borrower and/or any Restricted Subsidiary so long as, no Event of Default exists or would result therefrom and on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (i) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the First Priority Secured Obligations and pari passu in right of payment with the Obligations, (A) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, (B) the First Lien Leverage Ratio would not exceed 3.50:1.00 and (C) any such Indebtedness consisting of syndicated first lien term loans (other than “bridge loans”) shall be subject to clause (v) of the proviso to Section 2.22(a) (including with respect to exceptions, limitations and thresholds thereunder), (ii) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the First Priority Secured Obligations, (A) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, and (B) the Secured Leverage Ratio would not exceed 5.25:1.00, and (iii) if such Indebtedness is not secured by the Collateral (including all Indebtedness of any Non-Guarantor Subsidiary), either (A) the Total Leverage Ratio would not exceed 4.50:1.00 or (B) the pro forma Net Interest Coverage Ratio would not be less than 2.00:1.00; provided, that (1) solely if the Total Net Leverage Ratio would be greater than 4.50:1.00 after giving pro forma effect to such incurrence, the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed the sum of (x) the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA and (y) any other Indebtedness permitted to be incurred by such Restricted Subsidiaries that are not Loan Parties under this Section 6.01, (2) no such Indebtedness that is secured by a Lien on the Collateral shall be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral, (3) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness does not mature prior to the Latest Maturity Date as of the date of incurrence thereof, and (4) subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to any prepayment thereof);
(x)    Indebtedness of the Borrower under the ABL Facility (including any “Incremental Loans” and “Refinancing Indebtedness” (each as defined in the ABL Credit Agreement or any equivalent term under the documentation governing the ABL Facility)) and any “Incremental Equivalent Debt” (as defined in the ABL Credit Agreement or any equivalent term under the documentation governing the ABL Facility) in an aggregate principal amount that does not exceed at any time the sum of (A) $550,000,000 plus (B) an amount equal to the of “Incremental Cap” (as defined in the ABL Credit Agreement as in effect on or about the Third Amendment Effective Date, including as amended and restated on or about the Third Amendment Effective Date) plus (C) any amounts reallocated to this Section 6.01(x) from Section 6.01(u);
(y)    [reserved];
(z)    Indebtedness (and/or commitments in respect thereof) issued or incurred by the Borrower or any Guarantors in lieu of any Incremental Facility (such Indebtedness, “Incremental Equivalent Debt”); provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Facilities shall not exceed the Incremental Cap to the extent constituting a utilization thereof as provided pursuant to Section 2.22, (ii) any Incremental Equivalent Debt incurred in the form of syndicated term loans secured by a Lien on the Collateral on a senior basis pari passu with the First Priority Secured Obligations and pari passu in right of payment with the Obligations shall be subject to clause (v) of the proviso to Section 2.22(a) (including with respect to exceptions, limitations and thresholds thereunder), and (iii) Incremental Equivalent Debt shall be subject to clauses (vi), (vii), (viii), (ix), (x) and (xi) (except, in the case of clause (xi), as otherwise agreed by the Persons providing such Incremental Equivalent Debt) of the proviso to Section 2.22(a);

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(aa)    Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;
(bb)    Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;
(cc)    Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any issuing lender under the ABL Facility to support any Defaulting Lender’s participation in letters of credit issued or swingline loans made under the ABL Facility;
(dd)    Indebtedness of the Borrower and/or any Restricted Subsidiary supported by any letter of credit otherwise permitted to be incurred hereunder;
(ee)    unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default to exist under Section 7.01(i);
(ff)    without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary hereunder;
(gg)    to the extent constituting Indebtedness, obligations under the documentation governing any Permitted Acquisition or Investment;
(hh)    customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and
(ii)    Indebtedness of the Borrower and/or any Restricted Subsidiary relating to any factoring or similar arrangements, and any supply chain financing or similar arrangements, in each case, entered into in the ordinary course of business or otherwise for working capital and general corporate purposes.
Section 6.02.    Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:
(a)    Liens securing the Secured Obligations created pursuant to the Loan Documents;
(b)    Liens for Taxes which are (i) for amounts not yet overdue by more than thirty (30) days or (ii) which are not required to be paid pursuant to Section 5.03;
(c)    statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than thirty (30) days or (ii) for amounts that are overdue by more than thirty (30) days and that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions required by GAAP shall have been made for any such contested amounts;

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(d)    Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(e)    Liens consisting of easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor defects or irregularities in title affecting any Real Estate Assets, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;
(f)    Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate not prohibited hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(g)    Liens (i) solely on any Cash earnest money deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder or (ii) consisting of an agreement to Dispose or any property in a Disposition permitted under Section 6.07;
(h)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;
(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)    Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(k)    Liens securing Refinancing Indebtedness permitted pursuant to Section 6.01(p), subject, to the extent required thereby, to an Acceptable Intercreditor Agreement; provided that no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced unless (except in the case of Sections 6.01(a), (x) and (z), which shall be limited to the Collateral and in the case of Section 6.01(x), the ABL Priority Collateral and other current assets of Restricted Subsidiaries that are borrowers or guarantors under the ABL Facility or ABL Incremental Equivalent Debt), such Lien is a Permitted Lien, except as otherwise provided in Section 6.01(p);
(l)    (i) Liens existing, or pursuant to commitments existing, on the Third Amendment Effective Date; provided, that any such Lien securing obligations on the Third Amendment Effective Date in excess of $5,000,000 shall be described on Schedule 6.02 and (ii) Liens securing ordinary course capital leases, purchase money indebtedness, equipment financings, performance bonds, bank guarantees, letters of credit, guarantees and surety bonds existing as of the Third Amendment Effective Date, which need not be described on Schedule 6.02; provided, further, that no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, (B) proceeds and products thereof, accessions, replacements or additions thereto and improvements thereon (it being understood that

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individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), and (C) Permitted Liens;
(m)    Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.07 and securing Indebtedness or Capital Lease obligations arising from such Sale and Lease-Back Transactions;
(n)    Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions, replacements or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) together with any other Permitted Liens;
(o)    (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions, replacements or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to clause (ii)(A) or (ii)(B) of the proviso in Section 6.01(q) subject, to the extent required thereby, to an Acceptable Intercreditor Agreement;
(p)    (i) Liens that are contractual rights of set-off or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (vii) Liens of the type described in the foregoing clauses (i), (ii), (iii), (iv) and (v) securing obligations under Sections 6.01(f) and/or 6.01(s);
(q)    Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons but excluding any Capital Stock that is required to be pledged as Collateral) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;
(r)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;
(s)    Liens securing (i) Indebtedness (and related obligations) incurred pursuant to Section 6.01(x); provided that such Liens are subject to the ABL Intercreditor Agreement if secured on a Split Collateral Basis or an Acceptable Intercreditor Agreement of the type described in clause (a) of the definition thereof if secured on a senior pari passu basis with the First Priority Secured Obligations, in each case, to the extent such Liens extend to the Collateral, and (ii) Indebtedness (and related obligations) incurred pursuant to Section 6.01(z), subject, if applicable, to an Acceptable Intercreditor Agreement;

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(t)    Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed (i) the sum of (A) the greater of $220,000,000 and 65.0% of Consolidated Adjusted EBITDA and (B) to the extent any amounts are reallocated from Section 6.04(a)(xi) to Section 6.01(u), an amount equal to such reallocated amount, minus (ii) to the extent any amounts are reallocated from Section 6.01(u) to clause (d) of the Fixed Incremental Amount or Section 6.01(x), an amount equal to such reallocated amount, subject, to the extent applicable, to an Acceptable Intercreditor Agreement;
(u)    Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h);
(v)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) or (ii) secure any Indebtedness;
(w)    Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;
(x)    Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa), (cc), (hh) and (ii);
(y)    Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar law of any jurisdiction);
(z)    Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;
(aa)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(bb)    Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(cc)    Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) and/or (ii) obligations of the type described in Section 6.01(f);
(dd)    (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;
(ee)    Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;
(ff)    Liens evidenced by the filing of PPSA or UCC financing statements relating to any factoring or similar arrangements entered into in the ordinary course of business;
(gg)    Liens securing Indebtedness incurred in reliance on Section 6.01(w), so long as the condition described in clause (i) or clause (ii), as applicable, of Section 6.01(w) has been satisfied and subject, to the extent required thereby, to an Acceptable Intercreditor Agreement;

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(hh)    Liens securing obligations permitted under Section 6.01(e); and
(ii)    Liens securing Indebtedness incurred in reliance on Section 6.01(ii), so long as such Liens only extend to the receivables and related assets subject to such factoring or similar arrangements.
Section 6.03.    No Further Negative Pledges. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any Collateral, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to:
(a)    specific property to be sold pursuant to any Disposition permitted by Section 6.07;
(b)    restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness;
(c)    restrictions contained in any ABL Facility and the documentation governing Indebtedness permitted by clauses (j), (m), (p), (q), (u), (w), (x), (z) and/or (ii) of Section 6.01, in each case, to the extent such restriction does not restrict the Secured Obligations from being secured by assets that constitute Collateral;
(d)    restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);
(e)    Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower or any of its Restricted Subsidiaries to Dispose of, or encumber the assets subject to such Liens;
(f)    provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);
(g)    any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;
(h)    restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person;
(i)    restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;
(j)    restrictions set forth in documents which exist on the Third Amendment Effective Date;

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(k)    restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Services Obligation;
(l)    restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Loan Party;
(m)    restrictions on any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;
(n)    restrictions set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and
(o)    restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 6.04.    Restricted Payments; Certain Payments of Indebtedness.
(a)    The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:
(i)    the Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:
(A)    to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses, expenses to prepare any Tax returns or defend any Tax claims, and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and its subsidiaries (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and its subsidiaries);
(B)    to pay scheduled and overdue interest and payments as part of an AHYDO catch-up payment, in each case, in respect of any Indebtedness of any Parent Company to the extent the Net Proceeds thereof were contributed to the Borrower;
(C)    to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;

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(D)    for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;
(E)    pay (x) fees and expenses related to debt or equity offerings by any Parent Company, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated) and (y) Public Company Costs;
(F)    to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Borrower or the relevant Restricted Subsidiary); and
(G)    to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;
(ii)    the Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary:
(A)    in accordance with the terms of promissory notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all Cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to sub-clause (D) of this clause (ii) below, does not exceed in any Fiscal Year the greater of $40,000,000 and 12.0% of Consolidated Adjusted EBITDA, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;
(B)    with the proceeds of any sale or issuance of the Capital Stock of the Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary);
(C)    with the net proceeds of any key-man life insurance policies; or
(D)    with Cash and Cash Equivalents in an amount not to exceed in any Fiscal Year, together with the aggregate amount of all cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), the greater of $40,000,000 and 12.0% of Consolidated Adjusted EBITDA, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

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(iii)    the Borrower may make Restricted Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii);
(iv)    the Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;
(v)    the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or Tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;
(vi)    for any taxable period (or portion thereof) that a Parent Company is treated as a corporation for U.S. federal income tax purposes and for which Borrower and/or any of its subsidiaries are members (or are pass-through entities of such members) of a consolidated, combined, unitary or similar income Tax group for U.S. federal, state, local or foreign income Tax purposes for which such Parent Company is the common parent, the Borrower may make Restricted Payments to such Parent Company to pay the portion of any U.S. federal, state, local or foreign income Taxes (as applicable) of such Parent Company for such taxable period that are attributable to the income of the Borrower and/or its applicable subsidiaries; provided that the aggregate amount of such distributions shall not exceed the aggregate Taxes the Borrower and/or its subsidiaries, as applicable, would be required to pay in respect of such U.S. federal, state, local and foreign Taxes on a stand-alone basis for such taxable period; provided further that the amount of such distributions with respect to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary for such purpose;
(vii)    the Borrower may make Restricted Payments (A) to consummate, to the extent constituting Restricted Payments, the Transactions and (B) to pay Transaction Costs;
(viii)    so long as no Event of Default exists at the time of declaration of such Restricted Payment the Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock not to exceed an aggregate amount per annum equal to the sum of (A) 6% per annum of the net proceeds received from an initial public offering and (B) an amount equal to 7% of Market Capitalization;
(ix)    the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

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(x)    to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));
(xi)    the Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA minus the sum of (A) any amounts under this Section 6.04(a)(xi) reallocated to make Restricted Debt Payments pursuant to Section 6.04(b)(iv), (B) any amounts under this Section 6.04(a)(xi) reallocated to make Investments pursuant to Section 6.06(q), and (C) any amounts under this Section 6.04(a)(xi) reallocated to incur Indebtedness pursuant to Section 6.01(u) (which may be further reallocated as provided therein);
(xii)    the Borrower may pay any dividend or consummate any redemption within sixty (60) days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof;
(xiii)    the Borrower may make Restricted Payments so long as (A) no Event of Default exists or would result therefrom and (B) the Total Leverage Ratio, calculated on a Pro Forma Basis at the time of declaration thereof, would not exceed 3.75:1.00;
(xiv)    the Borrower may make Restricted Payments to enable any Parent Company to make Restricted Payments solely in the Qualified Capital Stock of such Parent Company;
(xv)    the Borrower may make Restricted Payments (A) to pay amounts permitted under Section 6.09(f), (g), (h), (i), (k) and (m) and (B) otherwise in an amount not to exceed $500,000 per calendar year; and
(xvi)    the Borrower may make Restricted Payments in the form of Capital Stock of, or Indebtedness owed to Holdings, the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash and Cash Equivalents (except to the extent constituting proceeds from the Disposition of all or substantially all of the assets of such Unrestricted Subsidiary) and/or intellectual property material (as determined by the Borrower in good faith) to the business of the Borrower and its Restricted Subsidiaries, taken as a whole).
(b)    The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any payment (whether in Cash, securities or other property) on or in respect of principal of (x) any Junior Lien Indebtedness or (y) any Subordinated Indebtedness, in each cases of clauses (x) and (y), with an individual outstanding principal amount in excess of the Threshold Amount (such Indebtedness under clauses (x) and (y), in each case, with an individual outstanding principal amount in excess of the Threshold Amount, the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to its scheduled maturity (collectively, “Restricted Debt Payments”), except:
(i)    any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 (except to the extent subject to clause (iv)(C) of the proviso to Section 6.01(p));
(ii)    payments as part of an AHYDO catch-up payment;
(iii)    payments of regularly scheduled interest as and when due in respect of any Restricted Debt, except for any payments with respect to any such Subordinated Indebtedness that are prohibited by the subordination provisions thereof;

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(iv)    so long as, at the time of delivery of irrevocable notice with respect thereto, no Event of Default exists or would result therefrom, Restricted Debt Payments in an aggregate amount not to exceed (i) the sum of (A) the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA and (B) any amounts reallocated to this Section 6.04(b)(iv) from Section 6.04(a)(xi) and Section 6.06(q), minus (ii) any amounts reallocated from this Section 6.04(b)(iv) to make Investments pursuant to Section 6.06(q);
(v)    (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;
(vi)    Restricted Debt Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi);
(vii)    Restricted Debt Payments; provided that the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 3.75:1.00; and
(viii)    mandatory prepayments of Restricted Debt (and related payments of interest) made with Declined Proceeds (it being understood that any Declined Proceeds applied to make Restricted Debt Payments in reliance on this Section 6.04(b)(viii) shall not increase the amount available under clause (a)(viii) of the definition of “Available Amount” to the extent so applied).
Section 6.05.    Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, any document with respect to any “Incremental Equivalent Debt” (as defined herein) and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (i) any subsidiary of the Borrower to pay dividends or other distributions to the Borrower or any Subsidiary Guarantor or (ii) any Restricted Subsidiary to make cash loans or advances to the Borrower or any Subsidiary Guarantor, except:
(a)    in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (p), (q), (u), (w), (x) and/or (z) of Section 6.01;
(b)    by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;
(c)    that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;
(d)    assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;
(e)    in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other

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distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;
(f)    in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(g)    imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements;
(h)    on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;
(i)    set forth in documents which exist on the Third Amendment Effective Date and not created in contemplation thereof;
(j)    those arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Third Amendment Effective Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);
(k)    those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;
(l)    those arising in any Loan Document and/or any Loan Document (as defined in the ABL Credit Agreement), any Hedge Agreement and/or any agreement relating to any Banking Services Obligation;
(m)    any Indebtedness permitted under Section 6.01; provided that no such restrictions are, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in any Indebtedness existing on the Third Amendment Effective Date (including under this Agreement and the ABL Credit Agreement); and/or
(n)    those imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 6.06.    Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:
(a)    Cash or Investments that were Cash Equivalents at the time made;
(b)    (i) Investments existing on the Third Amendment Effective Date in any subsidiary and (ii) Investments among the Borrower and/or one or more Restricted Subsidiaries in any Loan Party (other than Holdings) or any other Restricted Subsidiary of the Borrower;
(c)    Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

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(d)    Investments in Unrestricted Subsidiaries or in joint ventures (including in connection with the creation, formation and/or acquisition of any joint venture, or in any Restricted Subsidiary to enable such Restricted Subsidiary to make an Investment in joint ventures, including to create, form and/or acquire any joint venture) in an aggregate outstanding amount not to exceed the greater of $100,000,000 and 30.0% of Consolidated Adjusted EBITDA;
(e)    Permitted Acquisitions;
(f)    Investments (i) existing on, or contractually committed to or contemplated as of, the Third Amendment Effective Date, which, to the extent individually are greater than $5,000,000 are described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);
(g)    Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;
(h)    loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrower and its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed the greater of $20,000,000 and 5.0% of Consolidated Adjusted EBITDA at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;
(i)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(j)    Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(x)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g)) and affiliate transactions permitted by Section 6.09 (other than Section 6.09(d));
(k)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(l)    Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(m)    loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries)), the Borrower and/or any subsidiary in the ordinary course of business;
(n)    Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Capital Stock (other than Disqualified Capital Stock) of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

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(o)    (i) Investments of any Restricted Subsidiary acquired after the Third Amendment Effective Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Third Amendment Effective Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06;
(p)    Investments made in connection with the Transactions;
(q)    Investments made after the Third Amendment Effective Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed at any time outstanding an amount equal to (i) the sum of (A) the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA, (B) any amounts reallocated to this Section 6.06(q) from Section 6.04(a)(xi) and Section 6.04(b)(iv), and (C) with respect to any Person that becomes a Restricted Subsidiary of the Borrower if the Borrower or any of its Restricted Subsidiaries made an Investment in such Person after the Third Amendment Effective Date prior to such Person becoming a Restricted Subsidiary, the Fair Market Value of such Investments as of the date on which such Person becomes a Restricted Subsidiary, minus (ii) any amounts reallocated from this Section 6.06(q) to make Restricted Debt Payments pursuant to Section 6.04(b)(iv);
(r)    Investments made after the Third Amendment Effective Date by the Borrower and/or any of its Restricted Subsidiaries in an amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r);
(s)    (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;
(t)    Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);
(u)    [reserved];
(v)    Investments in subsidiaries and joint ventures in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired;
(w)    Investments under any Derivative Transaction of the type permitted under Section 6.01(s);
(x)    [reserved];
(y)    Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Third Amendment Effective Date (other than any modification, replacement, renewal or extension of such Investments so long as no such modification, renewal or extension thereof increased the amount of any such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

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(z)    unfunded pension fund and other employee benefit plan obligations and liabilities (whether or not such amounts are then being amortized and paid) to the extent that they are permitted to remain unfunded under applicable law;
(aa)    Investments in the Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(bb)    Investments so long as, after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio does not exceed 4.00:1.00;
(cc)    Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons; and
(dd)    Investments in similar businesses in an aggregate outstanding principal amount not to exceed the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA.
Section 6.07.    Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets in a single transaction or in a series of related transactions, except:
(a)    any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and concurrently with the consummation of such merger, consolidation or amalgamation, 100% of the Capital Stock of the Successor Borrower shall be pledged to the Administrative Agent for the benefit of the Secured Parties and (z)(1) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents and (2) upon its reasonable request, the Administrative Agent shall have received customary legal opinions; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the guarantee obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;
(b)    Dispositions (including of Capital Stock) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition by any Loan Party to any Person that is not a Loan Party shall be (i) for Fair Market Value with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);
(c)    (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution,

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liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the Borrower or any Restricted Subsidiary may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;
(d)    (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;
(e)    Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (B) otherwise economically impracticable to maintain;
(f)    Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made;
(g)    Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens and Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix));
(h)    Dispositions for Fair Market Value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $135,000,000 and 40.0% of Consolidated Adjusted EBITDA, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents; provided, that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of $135,000,000 and 40.0% of Consolidated Adjusted EBITDA, in each case, shall be deemed to be Cash; provided, further, that (x) on the date on which the agreement governing such Disposition is executed, no Event of Default shall exist and (y) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);
(i)    to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(j)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;
(k)    Dispositions of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) and any factoring or similar arrangement or in connection with the collection or compromise of any of the foregoing;
(l)    Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line;

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(m)    (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(n)    Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);
(o)    Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(p)    Dispositions in connection with the Transactions;
(q)    Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder; provided that (i) the Net Proceeds received in connection with any such Disposition shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) and (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;
(r)    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets; provided that (i) upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped and (ii) any Net Proceeds received as “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii);
(s)    Dispositions set forth on Schedule 6.07(s);
(t)    (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;
(u)    terminations or unwinds of Derivative Transactions;
(v)    Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;
(w)    Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary;
(x)    Dispositions made to comply with any order of any agency of the U.S. Federal government, any state, authority or other regulatory body or any applicable Requirement of Law;
(y)    any merger, amalgamation, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;
(z)    any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

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(aa)    Dispositions involving assets having a Fair Market Value in the aggregate in any Fiscal Year of not more than the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA, which if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years; and
(bb)    Sale and Lease-Back Transactions of assets having a Fair Market Value in the aggregate of not more than the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA.
To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article VIII.
Section 6.08.    [Reserved].
Section 6.09.    Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $20,000,000 with any of their respective Affiliates on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:
(a)    any transaction between or among Holdings, the Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent not prohibited by this Agreement;
(b)    any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower or any Restricted Subsidiary;
(c)    (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(d)    (i) transactions permitted by Sections 6.01, 6.02, 6.04, 6.06 and 6.07 and (ii) issuances of Capital Stock and Indebtedness not restricted by this Agreement;
(e)    transactions in existence on the Third Amendment Effective Date or pursuant to any agreements or arrangements in effect on the Third Amendment Effective Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Third Amendment Effective Date;
(f)    (i) the payment of management, monitoring, consulting, advisory, transaction, termination and similar fees to any Investor pursuant to any management agreement entered into by the Borrower (and/or any Parent Company) on the Third Amendment Effective Date (without giving effect to any amendment materially increasing such fees) and (ii) the payment or reimbursement of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants pursuant to such management

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agreement or similar agreement, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods; provided that, so long as an Event of Default exists under Section 7.01(a) (solely with respect to principal, interest and fees), (f) or (g) (with respect to the Borrower), the payment of such management, monitoring, consulting, advisory, transaction, termination and similar fees in clause (i) may be restricted, in which case, such fees shall continue to accrue and be payable upon the waiver, termination or cure of the relevant Event of Default;
(g)    the Transactions, including the payment of Transaction Costs;
(h)    customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;
(i)    transactions and payments required under the definitive agreement for any acquisition or Investment permitted under this Agreement (to the extent any seller, employee, officer or director of the acquired entities becomes an Affiliate in connection with such transaction);
(j)    transactions among the Loan Parties to the extent permitted under this Article VI;
(k)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower or its Restricted Subsidiaries;
(l)    transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;
(m)    the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(n)    (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Borrower and (ii) any intercompany loans made by Holdings to the Borrower or any Restricted Subsidiary; and
(o)    any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.
Section 6.10.    Conduct of Business. From and after the Third Amendment Effective Date, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Borrower or any Restricted Subsidiary on the Third Amendment Effective Date and similar, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent.
Section 6.11.    [Reserved].

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Section 6.12.    Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Junior Lien Indebtedness constituting Restricted Debt (or the documentation governing any Junior Lien Indebtedness constituting Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is in the reasonable judgment of the Borrower materially adverse to the interests of the Lenders (in their capacities as such); provided that, (a) for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof, and (b) at the request of the Borrower, the form of any documentation governing any Junior Lien Indebtedness constituting Restricted Debt shall be deemed acceptable to the Lenders if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter.
Section 6.13.    Fiscal Year. The Borrower shall not change its Fiscal Year-end; provided that, the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to end on a specific date (e.g. December 31) or adopt another fiscal calendar, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.
Section 6.14.    Permitted Activities of Holdings. Holdings shall not:
(a)    incur any Indebtedness for borrowed money other than (i) Indebtedness in connection with the Transactions, (ii) Indebtedness of the type permitted under Sections 6.01(a), (o) and (z) and any Refinancing Indebtedness in respect thereof (including any Guarantees thereof) and (iii) Indebtedness that is not guaranteed by the Borrower or any Restricted Subsidiary that are otherwise permitted hereunder;
(b)    create or suffer to exist any Lien on any property or asset now owned or hereafter acquired other than the Liens securing Indebtedness of the type permitted under Sections 6.01(a), (o), (x) and (z) and any Refinancing Indebtedness in respect thereof (including any Guarantees thereof), subject, if applicable, to the Intercreditor Agreements (and any other Acceptable Intercreditor Agreement);
(c)    engage in any business activity or own any material assets other than (i) directly or indirectly holding the Capital Stock of the Borrower and any subsidiary of the Borrower, (ii) performing its obligations under the Loan Documents and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted to be incurred, granted or made, as applicable, by it hereunder; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting the Transactions; (viii) holding (A) Cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted Dispositions made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock or debt securities of, Holdings or any Parent Company pending the application thereof and (B) the proceeds of Indebtedness permitted to be incurred by it hereunder; (ix) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (x) participating in tax, accounting and other administrative matters; (xi) making payments of the type permitted under Section 6.09(f) and the performance of its obligations under any document, agreement and/or Investment contemplated by the Transactions or otherwise not prohibited under this Agreement; (xii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence); (xiii) making and holding intercompany loans to Holdings, the Borrower and/or the Restricted Subsidiaries of the Borrower, as applicable; (xiv) making and holding Investments of the type permitted under Section 6.06(h); (xv) making Investments directly or indirectly in the Borrower (and other Investment contemplated by Section 6.04(a) and making any Restricted Payment

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(assuming for such purpose that the definition thereof applies to the Capital Stock of Holdings)), and (xvi) activities incidental to any of the foregoing; or
(d)    consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Borrower and any of its subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings, (x) the successor Person expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (y) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (z) upon its reasonable request, the Administrative Agent shall have received a customary legal opinion, (B) Holdings may convey, sell or otherwise transfer all or substantially all of its assets (including the Capital Stock of the Borrower) to any other Person so long as (w) no Change of Control results therefrom, (x)(1) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (2) concurrently with the consummation of such transfer, causes 100% of the Capital Stock of the Borrower to be pledged to the Administrative Agent for the benefit of the Secured Parties and (y) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (w) set forth in this clause (B) and (z) upon its reasonable request, the Administrative Agent shall have received a customary legal opinion; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement and Holdings shall be released from all obligations under the Loan Documents, and (C) Holdings may convert into another form of entity so long as such conversion does not adversely affect the value of the Loan Guaranty or the pledge of the Capital Stock in the Borrower.
ARTICLE VII

EVENTS OF DEFAULT
Section 7.01.    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or
(b)    Default in Other Agreements. (i) Failure by any Loan Party or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or event of default by any Loan Party or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case, beyond the grace or cure period, if any, provided therefor, but solely to the extent the effect of such breach or event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or mandatorily redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if

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such sale or transfer is permitted hereunder; provided, further, that any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article VII; provided, still further, that notwithstanding the foregoing provisions of this Section 7.01(b), any financial maintenance covenants in any ABL Facility or any other revolving credit facility shall be solely for the benefit of the lenders under such ABL Facility or other revolving credit facility, and any breach or violation of any such financial maintenance covenants (x) may be subject to cure rights and (y) shall not be or constitute a Default or Event of Default with respect to any Term Facility unless and until the lenders under such ABL Facility or other revolving credit facility have declared all amounts outstanding thereunder to be immediately due and payable and terminated all outstanding commitments to provide revolving credit extensions thereunder in accordance with the terms of the documentation governing such ABL Facility or other revolving credit facility and such declaration has not been rescinded; or
(c)    Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (solely as it applies to the preservation of the existence of the Borrower), or Article VI; provided, that notwithstanding the foregoing provisions of this Section 7.01(c), any financial maintenance covenants included in any Incremental Facility Amendments in connection with any Additional Revolving Facilities shall be solely for the benefit of the Lenders under such Additional Revolving Facilities, and any breach or violation of any such financial maintenance covenants (x) may be subject to cure rights and (y) shall not be or constitute a Default or Event of Default with respect to any Term Facility unless and until the Lenders under such Additional Revolving Facilities have declared all amounts outstanding thereunder to be immediately due and payable and terminated all outstanding commitments to provide revolving credit extensions thereunder in accordance with the terms of this Agreement and such declaration has not been rescinded; or
(d)    Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate and any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made, it being understood and agreed that any breach of representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or
(e)    Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article VII, which default has not been remedied or waived within thirty (30) days (as may be extended to sixty (60) days by the Administrative Agent in its sole discretion) after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local law; or (ii) the commencement of an involuntary case against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for sixty (60) consecutive days; or

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(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a substantial part of its property; (ii) the making by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or
(h)    Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party as to which the relevant indemnitor has been notified and not denied coverage, by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of sixty (60) days; or
(i)    Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of Holdings, the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
(j)    Change of Control. The occurrence of a Change of Control; or
(k)    Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (i) any material Loan Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared, by a court of competent jurisdiction, to be null and void or the repudiation in writing by any Loan Party of its obligations thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms thereof and other than solely as a result of acts or omissions by the Administrative Agent or any Lender), (ii) this Agreement or any material Collateral Document ceasing to be in full force and effect (other than solely by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC (or equivalent) continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or (iii) the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or Loan Guaranty) in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC (or equivalent) continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document; or
(l)    Subordination. (i) The Liens on the Collateral securing the First Priority Secured Obligations ceasing to have senior “first priority” status with respect to Liens on the Collateral securing any Junior Lien Indebtedness with an aggregate principal amount outstanding in excess of the Threshold Amount pursuant to any applicable Acceptable Intercreditor Agreement, and (ii) with respect to the provisions in any Acceptable Intercreditor Agreement subordinating the Liens on the Collateral securing any Junior Lien Indebtedness with an aggregate principal amount outstanding in excess of the Threshold Amount to the Liens on the Collateral securing the First Priority Secured Obligations, (A) any Loan Party

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contests in writing the validity or enforceability thereof, (B) any court of competent jurisdiction in a final non-appealable order, determines such subordination provisions to be invalid or unenforceable, or (C) such subordination provisions otherwise cease to be valid, binding and enforceable obligations of the parties to such Acceptable Intercreditor Agreement;
then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article) and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate any Additional Commitments, and thereupon such Additional Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Article, any such Commitments and/or Additional Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary herein or in any Loan Document, all rights and remedies hereunder and under any other Loan Document or at law or equity, including all remedies provided under the UCC, shall be exercised exclusively by the Administrative Agent for the benefit of the Secured Parties. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Each of the Lenders hereby irrevocably appoints Bank of America (or any successor appointed pursuant hereto) as Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term

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“agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of the existence of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.
If any Lender acquires knowledge of the existence of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.
Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Holdings, the Borrower, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Documents; it being understood and agreed that all powers, rights and remedies hereunder shall be exercised solely and exclusively by, the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents shall be exercised solely and exclusively by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the

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purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.
No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with (i) the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or (ii) any waiver, consent, modification or any amendment with respect to this Agreement or any other Loan Document.
Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:
(a)    consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;
(b)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;
(c)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;
(d)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence and continuation of an Event of Default, including by power of sale, judicial action or otherwise; and/or
(e)    estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;
it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.
Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.
With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly

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delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.
Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.
In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it; provided, however, that any such sub-agent receiving payments from the Loan Parties shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)). The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice to the Lenders and the Borrower. If the Administrative Agent becomes subject to an insolvency proceeding, either the Required Lenders or the Borrower may, upon thirty (30) days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000 and who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)); provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to Holdings or the Borrower, Section 7.01(f) or (g), no consent of the Borrower shall be required. If no successor shall have been appointed as provided above and accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower, the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with and on the thirtieth (30th) day following delivery of such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for perfection purposes, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), as provided for above in this Article VIII. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the

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Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.
Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent or a Lender hereunder, as applicable.
Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent,
(a)    shall release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral (including as a result of being or becoming an Excluded Asset), (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;
(b)    shall subject to Section 9.22, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder), as certified by a Responsible Officer of the Borrower;
(c)    may subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(m), 6.02(n), 6.02(o)(i) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee) and 6.02(ff) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(o)(i), 6.02(q), 6.02(r) and/or 6.02(bb) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with applicable law or the documentation governing the Indebtedness that is secured by such Permitted Lien; and
(d)    shall enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness (including any Acceptable Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination or collateral trust agreement; provided that, for the avoidance of doubt, the Administrative Agent shall not be

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required to subordinate any Lien pursuant to this clause (d)(ii) other than to the extent contemplated by clause (c) of this paragraph.
Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guarantee or its Lien on any Collateral pursuant to this Article VIII. In each case as specified in this Article VIII, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article VIII; provided that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.
The Administrative Agent is authorized to enter into any Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that each Acceptable Intercreditor Agreement (including any Additional Agreement) is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral securing the Secured Obligations on the terms set forth in the ABL Intercreditor Agreement, (b) hereby agrees that it will be bound by, and will not take any action contrary to the provisions of any Acceptable Intercreditor Agreement (including any Additional Agreement) and (c) hereby authorizes and instructs the Administrative Agent to enter into any Acceptable Intercreditor Agreement (including any Additional Agreement), as applicable, and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any applicable Acceptable Intercreditor Agreement (including any Additional Agreement).
To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) the Borrower has not in fact made such payment; (ii) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (iii) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in

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immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount. A notice of the Administrative Agent to any Lender with respect to any amount owing under this paragraph shall be conclusive, absent manifest error. The provisions of this paragraph are solely agreements among the Credit Parties and the Administrative Agent and shall not impose any obligations on the Borrower and the Loan Parties.
ARTICLE IX

MISCELLANEOUS
Section 9.01.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email (including PDF and similar attachments), as follows:
(i)    if to any Loan Party, to such Loan Party in the care of the Borrower at:
400 Connell Drive
Berkeley Heights, New Jersey 07922
Attention:     Eifion Jones & Elisabeth Kibler
Email:     ejones@hayward.com; ekibler@hayward.com
with copy to (which shall not constitute notice to any Loan Party):

CCMP Capital Advisors, LLC
245 Park Avenue, 16th Floor
New York, NY 10167
Attention:    Richard Jansen, Esq.
Email:    richard.jansen@ccmpcapital.com
and
CCMP Capital Advisors, LLC
245 Park Avenue, 16th Floor
New York, NY 10167
Attention:    Mark McFadden
Email:    Mark.Mcfadden@ccmpcapital.com
and

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    c/o MSD Partners, L.P.
    645 Fifth Avenue, 21st Floor
    New York, New York 10022
    Attention: Marcello Liguori
Email: mliguori@msdcapital.com
and
    c/o MSD Partners, L.P.
    645 Fifth Avenue, 21st Floor
    New York, New York 10022
    Attention: Chris Bertrand
Email: cbertrand@msdcapital.com
    and

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:     Jay Kim
Telephone:    (212) 497-3626
Email:    Jay.Kim@ropesgray.com
(ii)    if to the Administrative Agent, at:
Administrative Agent’s Office
(for payments, advances, rates and Lender requests):
Bank of America, N.A.
101 N. Tryon Street
Mail Code: NC1-001-05-46
Charlotte, NC 28255
Attention: Eileen Marie Deacon
Telephone: (980) 683-8758
Email: eileen.marie.deacon@bofa.com

Other Notices as Administrative Agent
(for financials, communications)
Bank of America, N.A. Agency Management
135 S. LaSalle Street
Mail Code: IL4-135-09-61
Chicago, Illinois 60603
Attention:    Denise Jones
Telephone:    (312) 828-1846
Email: denise.j.jones@baml.com

with a copy to (which shall not constitute notice to the Administrative Agent):
Davis Polk & Wardwell LLP
Attention:    James A. Florack
Email:    james.florack@davispolk.com
(iii)    if to any Lender, pursuant to its contact information set forth in its Administrative Questionnaire.
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier

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service and signed for against receipt thereof or three (3) Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by email shall be deemed to have been given when sent; provided that received notices and other communications sent by email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Any party hereto may change its address or email address or other notice information hereunder by notice to the other parties hereto.
(d)    (i) The Borrower hereby acknowledges that (A) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) subject to the confidentiality provisions of this Agreement (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that, for purposes of the foregoing, all information and materials provided pursuant to Section 5.01(a) or (b) shall be deemed to be suitable for posting to Public Lenders.
(ii) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

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(iii) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY LOAN DOCUMENT.
(e)    The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Borrowing Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, its Related Parties and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 9.02.    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any existing Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of the existence of such Default or Event of Default at the time.
(b)    Subject to clauses (A), (B), (C) and (D) of this Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto

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expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:
(A)    except with the consent of each Lender directly and adversely affected thereby (but without the consent of the Required Lenders or any other Lender, the Administrative Agent or agent (except to the extent that the rights and obligations of the Administrative Agent would be adversely affected thereby)), no such waiver, amendment or modification shall:
(1)    increase the Commitment or Additional Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Commitments shall constitute an increase of any Commitment or Additional Commitment of such Lender;
(2)    reduce or forgive the principal amount of any Loan or any amount due on any Loan Installment Date;
(3)    (x) extend the scheduled final maturity of any Loan or (y) postpone any Loan Installment Date, any Interest Payment Date or the date of any scheduled payment of any fee payable hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);
(4)    reduce the rate of interest (other than to waive any existing Default or Event of Default or obligation of the Borrower to pay interest at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender; it being understood that no change in the definition of “First Lien Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate, or in the calculation of any other interest or fee due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;
(5)    extend the expiry date of such Lender’s Commitment or Additional Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Commitments shall constitute an extension of any Commitment or Additional Commitment of any Lender; and
(6)    waive, amend or modify the provisions of Sections 2.11(b)(vi), 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c), 9.05(g) and/or 9.05(h) or as otherwise provided in this Section 9.02);
(B)    no such waiver, amendment or modification shall:

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(1)    change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;
(2)    release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including as contemplated by or pursuant to Article VIII or Section 9.22), without the prior written consent of each Lender directly and adversely affected thereby, and it being understood that only the consent of the Lenders whose Loans are secured by the Collateral shall be required; or
(3)    release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.22 hereof), without the prior written consent of each Lender directly and adversely affected thereby; and
(C)    solely the consent of the applicable Required Facility Lenders (but not the consent of the Required Lenders or any other Lenders) shall be required for any waiver amendment or modifications of this Agreement or any other Loan Document that solely affects the Credit Facilities of any Class (as determined in the reasonable judgment of the Borrower), including any conditions borrowing under any Additional Revolving Facility or any Incremental Facility that is a delayed draw term loan facility;
provided, further, that no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule and Schedule 1.01(b), in each case, to reflect assignments entered into pursuant to Section 9.05, incurrences of Additional Commitments or Additional Loans pursuant to Section 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment and any Additional Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment, Additional Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(a)). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities permitted hereunder to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.
(c)    Notwithstanding the foregoing, this Agreement may be amended:
(i)    with the written consent of the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of any outstanding Term Loans under one or more Classes, series or tranches, as selected by the Borrower in its sole discretion (any such Loans being refinanced or replaced, the “Replaced Term Loans”), with one or more replacement term loans (“Replacement Term Loans”)

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pursuant to any existing or newly established term loan facility hereunder (a “Replacement Term Facility”) pursuant to a Refinancing Amendment; provided that:
(A)    the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 2.22 or Section 6.01(q), (u), (w) and/or (z) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), or (u)), (o)(ii), (t)(ii), (u) and/or (ii) and plus (2) the amount of accrued interest, penalties and premium (including tender premium) thereon, any committed but undrawn amounts, and underwriting discounts, fees (including upfront fees, original issue discount, commitment fees, underwriting fees, arrangement fees and similar fees), commissions and expenses associated therewith),
(B)    any Replacement Term Loans must have (1) a final maturity date that is equal to or later than the earlier of (x) the final maturity date of the Replaced Term Loans and (y) ninety-one (91) days after the then latest maturity date of any Term Loans that are not being refinanced or so replaced, and (2) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,
(C)    any such Replacement Term Loans must be pari passu with or junior to any such Replaced Term Loans in right of payment and with respect to the Collateral (provided that such Replacement Term Loans shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,
(D)    if any Replacement Term Loans are secured, such Replacement Term Loans may not be secured by any assets other than the Collateral,
(E)    if any Replacement Term Loans are guaranteed, such Replacement Term Loans may not be guaranteed by any Person other than one or more Loan Parties,
(F)    any Replacement Term Loans that are pari passu in right of payment and pari passu in right of security may participate (x) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayment in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements) and (y) on a pro rata basis, greater than pro rata basis or a less than pro rata basis in any voluntary prepayment in respect of the Initial Term Loans and any Additional Term Loans, in each case as agreed by the Borrower and the Lenders providing the relevant Replacement Term Loans,
(G)    any Replacement Term Loans shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Term Loans may agree,
(H)    no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Term Loans, and
(I)    either (i) the other terms and conditions of any Replacement Term Loans, as applicable (excluding pricing, interest, fees, rate floors,

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premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)) or (ii) such Replacement Term Loans shall reflect market terms and conditions (taken as a whole) at such time (as determined by the Borrower in good faith); provided, that, if any more restrictive financial maintenance covenant is added for the benefit of any Replacement Term Loans, such provisions shall also be applicable to the Credit Facilities (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)), and
(ii)    in the case of any Additional Revolving Facility, with the written consent of the Borrower and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Additional Revolving Commitments under one or more Classes, series or tranche, as selected by the Borrower in its sole discretion (any such Additional Revolving Commitments being refinanced or replaced, a “Replaced Revolving Facility”), with a replacement revolving facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided that:
(A)    the aggregate principal amount of any Replacement Revolving Facility shall not exceed the aggregate principal amount of the unutilized commitments under the Replaced Revolving Facility (plus (x) any additional amounts permitted to be incurred under Section 6.01(a), (q), (u), (w) and/or (z) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), (q), (u), (w) or (z)), (o)(ii), (u) and/or (hh) and plus (y) the amount of accrued interest, penalties and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees, original issue discount or initial yield payments), commissions and expenses associated therewith),
(B)    no such Replacement Revolving Facility may have a final maturity date (or require commitment reductions) prior to the earlier of (x) the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing and (y) ninety-one (91) days after the then latest maturity date of any Additional Revolving Facility not being refinanced or so replaced,
(C)    any such Replacement Revolving Facility must be pari passu with any such Replaced Revolving Facility in right of payment and with respect to the Collateral (provided that any such Replacement Revolving Facility shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,
(D)    if any Replacement Revolving Facility are secured, such Replacement Revolving Facility may not be secured by any assets other than the Collateral,
(E)    if any Replacement Revolving Facility are guaranteed, such Replacement Revolving Facility may not be guaranteed by any Person other than one or more Loan Parties,
(F)    any Replacement Revolving Facility shall be subject to the “ratability” provisions applicable to Extended Revolving Credit Commitments

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and Extended Revolving Loans set forth in the proviso to clause (ii) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c)(ii),
(G)    any Replacement Revolving Facility shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Revolving Facility, may agree,
(H)    no Default under Sections 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Revolving Facility,
(I)    either (i) the other terms and conditions of any Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Revolving Facility, than those applicable to the Replaced Revolving Facility (other than covenants or other provisions applicable only to periods after the Latest Revolving Loan Maturity Date (in each case, as of the date of incurrence of the relevant Replacement Revolving Facility)) or (ii) such Replacement Revolving Facility shall reflect market terms and conditions (taken as a whole) at such time (as determined by the Borrower in good faith); and
(J)    the commitments in respect of any Replaced Revolving Facility shall be terminated (to the extent being replaced), and all loans outstanding thereunder and all fees in connection therewith shall be paid in full, in each case on the date such Replacement Revolving Facility are implemented;
provided, further, that, in respect of each of clauses (i) and (ii) of this clause (c), any Non-Debt Fund Affiliate and Debt Fund Affiliate providing any Replacement Term Loans shall be subject to the restrictions applicable to such Persons under Section 9.05 as if such Replacement Term Loans were Term Loans and any Debt Fund Affiliate (but not any Non-Debt Fund Affiliate) may provide any Replacement Revolving Facility.
Each party hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Loans or Replacement Revolving Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans, notes and commitments subject thereto as a separate “Class” of Loans and/or commitments hereunder), including any technical amendments required in connection therewith. It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Replacement Term Loans or Replacement Revolving Facility.
(d)    Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:
(i)    the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents;

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(ii)    the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), (1) effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.22, 2.23, 5.12, 6.13, 9.02(c) or 9.23, or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (2) to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent;
(iii)    if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly;
(iv)    the Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify any applicable Acceptable Intercreditor Agreement as provided therein;
(v)    the Administrative Agent may amend the Commitment Schedule and Schedule 1.01(b), in each case, to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Commitments or incurrences of Additional Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans;
(vi)    in the case of any Additional Revolving Facility, solely the consent of the Required Facility Lenders with respect to such Additional Revolving Facility (but not the consent of the Required Lenders or any other Lender) shall be required for any waiver, amendment or modification of (A) any conditions precedent to the obligations of the applicable Lenders to make any Additional Revolving Loan (including any “swingline loans” or the issuance of any letters of credit) and (B) any financial maintenance covenant solely for the benefit of such Additional Revolving Facility; and
(vii)    any amendment, waiver or modification of any term or provision that directly affects Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes (unless such amendment, waiver or modification benefits the Lenders under such other Classes) may be effected with solely the consent of the Required Facility Lenders of such directly affected Class (but not the consent of the Required Lenders or any other Lender).
Section 9.03.    Expenses; Indemnity.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and their respective Affiliates (including applicable syndication expenses and travel expenses but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as SyndTrak) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided separately in writing between the Borrower, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or the Lenders or any of their respective Affiliates (but limited,

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in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Loans made hereunder. Except to the extent required to be paid on the Third Amendment Effective Date (and invoiced three (3) Business Days prior thereto), all amounts due under this paragraph (a) shall be payable by the Borrower within thirty (30) days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.
(b)    The Borrower shall indemnify each Arranger, the Administrative Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one legal counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or potential conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel in each relevant jurisdiction to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby and/or the enforcement of the Loan Documents, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrower, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) results from the gross negligence, bad faith or willful misconduct or material breach of the Loan Documents by such Indemnitee, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding (x) that is brought by or against the Administrative Agent or any Arranger, acting in its capacity or fulfilling its role as the Administrative Agent or as an Arranger or similar role or (y) that involves any act or omission of the Sponsors, Holdings, the Borrower or any of its subsidiaries). Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within thirty (30) days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice, setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.
(c)    The Borrower shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the Borrower’s written consent, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding against any Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all

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liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.
Section 9.04.    Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.
Section 9.05.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be subject to Sections 9.05(f) and (g), as applicable). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section 9.05) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Commitment added pursuant to Section 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:
(A)    the Borrower; provided that (1) the Borrower shall be deemed to have consented to any such assignment of any Term Loans unless it has objected thereto by written notice to the Administrative Agent within fifteen (15) Business Days after receiving written notice thereof; (2) the consent of the Borrower shall be required for any assignment of Additional Revolving Loans or Additional Revolving Commitments, (3) no consent of the Borrower shall be required for the assignment of Term Loans to another Lender, an Affiliate of any Lender or an Approved Fund, (4) no consent of the Borrower shall be required during the continuation of an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (solely with respect to the Borrower); (5) the Borrower may withhold its consent to any assignment to any Person that is not a Disqualified Institution but is known by the Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name (other than in respect of a Company Competitor, a Debt Fund Affiliate that is not itself a Disqualified Institution, unless the Borrower has a reasonable basis for withholding consent) and, for the avoidance of doubt, the deemed consent provisions of clause (1) above shall not apply with respect to any attempted assignment of a Disqualified Institution or any Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name, and (6) the investment objective or history of any prospective Lender or its Affiliates shall be a reasonable basis to withhold the Borrower’s consent; and

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(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $1,000,000, in the case of Initial Term Loans, Additional Term Loans, Initial Term Loan Commitments and Additional Term Commitments unless the Borrower and the Administrative Agent otherwise consent;
(B)    any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations in respect of any Facility under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and, except in the case of an assignment by (i) an Initial Term Lender or its Affiliate in connection with the syndication of the Initial Term Loans or (ii) a 2022 Incremental Term Lender or its Affiliate in connection with the syndication of the 2022 Incremental Term Loans, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and
(D)    the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS form required under Section 2.17.
(iii)    Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

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(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligation to repay such Loans in accordance with the terms of this Agreement. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice; provided that each Lender shall be able to inspect the Register only with respect to its own Commitments and Loans. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)    By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement), together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as

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are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.05(h), as if the limitation applied to such participations), the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) the Lenders shall not be permitted to sell participations to any Company Competitor regardless of whether any Event of Default (or a type thereof) is continuing. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clause (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrower and the Administrative Agent upon reasonable written request by the Borrower). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(ii)    No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the Code or Treasury Regulations, including, without limitation, under Section 5f.103-1(c) of the Treasury Regulation. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure

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obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment or Additional Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. If a Granting Lender grants an option to an SPC as described herein and such grant is not reflected in the Register, the Granting Lender shall maintain a separate register on which it records the name and address of each SPC and the principal amounts (and related interest) of each SPC’s interest with respect to the Loans, Commitments or other interests hereunder, which entries shall be conclusive absent manifest error and each Lender shall treat such SPC that is recorded in the register as the owner of such interests for all purposes of the Loan Documents notwithstanding any notice to the contrary; provided, further, that no Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Loans, Commitments or other interests hereunder are in registered form for U.S. federal income tax purposes (or as is otherwise required thereunder).
(f)    (i) Any assignment or participation by a Lender without the Borrower’s consent, to the extent the Borrower’s consent is required under this Section 9.05, to any other Person shall, at the Borrower’s election, be treated in accordance with Section 9.05(g) below or the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to injunctive relief or any other remedies available to the Borrower at law or in equity. Upon the request of any Lender, who agrees in writing for the benefit of the Borrower to maintain confidentiality, the Borrower shall make available to such Lender the names of Disqualified Institutions at the relevant time (other than any Affiliate thereof that is reasonably identifiable on the basis of such Affiliate’s name) on a confidential basis and such Lender may provide such names to any potential assignee or participant on a confidential basis in accordance with Section 9.13 for the purpose of verifying whether such Person is a Disqualified Institution.

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(ii)    Without limiting the foregoing, the Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions (other than with respect to updating the list with names of Disqualified Institutions provided in writing to the Administrative Agent in accordance with the definition of “Disqualified Institution” or providing the list (with such updates) upon request in accordance with this Section 9.05). Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(g)    If any assignment or participation under this Section 9.05 is made to any Person that is a Disqualified Institution, to any Person that cannot be reasonably identified as a Disqualified Institution pursuant to clause (a)(ii) or (c)(ii) of the definition thereof as of the date of such assignment or participation and subsequently becomes reasonably identifiable as a Disqualified Institution or to any Affiliate of a Disqualified Institution as to which the Borrower did not expressly consent in writing, then, notwithstanding any other provision of this Agreement (i) the Borrower may, at the Borrower’s sole expense and effort, upon notice to such Person and the Administrative Agent, (A) terminate any Commitment of such Person and repay all obligations of the Borrower owing to such Person, (B) in the case of any outstanding Term Loans, held by such Person, purchase such Term Loans by paying the lesser of (I) par and (II) the amount that such Person paid to acquire such Term Loans, plus accrued interest thereon, but without any premium, penalty, prepayment fee or breakage, and/or (C) require such Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees at the price indicated in clause (i) above; provided that in the case of clause (C) above, the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with respect to any assignment pursuant to this paragraph), (ii) for purposes of voting, any Loans and Commitments held by such Person shall be deemed not to be outstanding, and such Person shall have no voting or consent rights with respect to “Required Lender” or class or facility vote or consents, (iii) for purposes of any matter requiring the vote or consent of each Lender (or each Lender affected by any amendment or waiver), such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class or Facility (after giving effect to clause (ii)) so approves, (iv) such Person shall not be permitted to attend meetings of the Lenders or receive information prepared by the Administrative Agent, any Lender, Holdings, the Borrower or any of its subsidiaries in connection with this Agreement and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (v) such Person shall not be entitled to any expense reimbursement or indemnification rights hereunder (including Section 9.03) or under any other Loan Document, (vi) such Person shall be otherwise deemed to be a Defaulting Lender, and (vii) in no event shall such Person be entitled to receive amounts set forth in Section 2.13(d).  Nothing in this Section 9.05(g) shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity.  Each Lender acknowledges and agrees that Holdings and its subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Disqualified Institution without the Borrower’s prior written consent and, therefore, each Lender agrees that Holdings and/or the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(g) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.
(h)    Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Initial Term Loans or Additional Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Initial Term Loans or such Additional Term Loans, as applicable, on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

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(i)    any Initial Term Loans or Additional Term Loans acquired by Holdings, the Borrower or any of its subsidiaries shall be retired and cancelled to the extent permitted by applicable law; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Initial Term Loans or Additional Term Loans, as applicable, shall be deemed reduced by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Loans so cancelled;
(ii)    any Initial Term Loans or Additional Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any such Initial Term Loans or Additional Term Loans shall be retired and cancelled immediately upon such contribution to the extent permitted by applicable law); provided that upon any such cancellation, the aggregate outstanding principal amount of the Initial Term Loans or Additional Term Loans, as applicable, shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Initial Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Initial Term Loans so contributed and cancelled;
(iii)    the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption and the Assignment shall have been recorded in the Register;
(iv)    after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Initial Term Loans and Additional Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of the Initial Term Loans and Additional Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that (x) each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loans made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate)) by any Affiliated Lender or the provision of Additional Term Loans by any Affiliated Lender); and (y) that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of all Initial Term Loans and Additional Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be deemed to have been contributed directly or indirectly to the Borrower and cancelled;
(v)    in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, the Borrower or any of its subsidiaries, (A) the relevant Person may not use the proceeds of the ABL Facility or any Additional Revolving Loans to fund such assignment and (B) no Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and
(vi)    by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:
(A)    subject to clause (iv) above, the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans

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held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and
(B)    such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Initial Term Loans or Additional Term Loans required to be delivered to Lenders pursuant to Article II); and
(vii)    no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to Holdings, the Borrower and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(h).
Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Initial Term Loans or Additional Term Loans to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Initial Term Loans or Additional Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Initial Term Loans, Additional Term Loans of all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Initial Term Loans or Additional Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Initial Term Loans or Additional Term Loans so contributed shall be retired and cancelled immediately to the extent permitted by applicable law); provided that upon any such cancellation, the aggregate outstanding principal amount of the Initial Term Loans or other Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Initial Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Loans so contributed and cancelled.
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law is commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such

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Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Initial Term Loans or Additional Term Loans held by such Affiliated Lender in the same proportion as the vote of Lenders that are not Affiliated Lenders on the relevant matter; provided that in connection with any matter that proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates, (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Initial Term Loans or Additional Term Loans and participations therein and not in respect of any other claim or status that such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.
Section 9.06.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any existing Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of any Additional Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.
Section 9.07.    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Intercreditor Agreements (and any other Acceptable Intercreditor Agreement) and the Engagement Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by email as a “.pdf” or “.tiff” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, each of the Administrative Agent, and each Credit Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both

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paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and reasonably believed by it to be genuine and signed or sent or otherwise authenticated, in each case.
Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Credit Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except, in each case, to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct.
Section 9.08.    Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.09.    Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent or such Lender or Affiliate (including by branches and agencies of the Administrative Agent or such Lender, wherever located) to or for the credit or the account of the Borrower or any Loan Party against any of and all the Secured Obligations held by the Administrative Agent or such Lender or Affiliate, in each case, except to the extent such amounts, deposits, obligations, credit or account constitute Excluded Assets, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different than the branch or office holding such deposit or obligation on

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such Indebtedness. Any applicable Lender or Affiliate shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09 except to the extent such amounts, deposits, obligations, credit or account constitute Excluded Assets. The rights of each Lender, the Administrative Agent and each Affiliate under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender, the Administrative Agent or such Affiliate may have.
Section 9.10.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction (subject to the last sentence of this clause (b)) of any U.S. Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to any Loan Documents and agrees that all claims in respect of any such action or proceeding shall (except as permitted below) be heard and determined in such New York State or, to the extent permitted by law, federal court. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such Person for any suit, action or proceeding brought in any such court. Each party hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Administrative Agent and the Secured Parties retain the right to bring proceedings against any loan party in the courts of any other jurisdiction solely in connection with the exercise of any rights under any Collateral Document.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.10. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any claim or defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.
(d)    To the extent permitted by law, each party hereto hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (or any substantially similar form of mail) directed to it at its address for notices as provided for in Section 9.01.
(e)    Each party hereto hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any loan document that service of process was invalid and ineffective. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.11.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY

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OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 9.12.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13.    Confidentiality. Each of the Administrative Agent, each Lender and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that (x) such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph and (y) unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Arranger, or any Lender that is a Disqualified Institution, (b) upon the demand or request of any regulatory or Governmental Authority (including any self-regulatory body or any Federal Reserve Bank or other central bank acting as pledgee pursuant to Section 9.05) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent practicable and permitted by law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) to any Lender, Participant, counterparty or prospective Lender, Participant or counterparty, subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 and (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party, (f) with the prior written consent of the Borrower and subject to the Borrower’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed) to one or more ratings agencies in connection with obtaining ratings (including “shadow ratings”) of the Borrower or the Loans, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives, (h) to insurers, any numbering administration or settlement services providers on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that any disclosure made in reliance on this clause (h) is limited to the general terms of this Agreement and does not include financial or other information relating to Holdings, the Borrower and/or any of their respective subsidiaries and (i) to the extent required to be so disclosed in any

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public filings by a Lender with the SEC. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrower and/or any of its subsidiaries and their respective businesses, the Sponsors or the Transactions (including any information obtained by the Administrative Agent, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.
Section 9.14.    No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.
Section 9.15.    Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
Section 9.16.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
Section 9.17.    Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 9.18.    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in Collateral which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession and such possession is required by the Perfection Requirements. If any Lender (other than the Administrative Agent) obtains possession of any Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

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Section 9.19.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.19 shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.20.    Intercreditor Agreement.
REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENTS AND EACH OTHER APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS OR SUCH OTHER ACCEPTABLE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AND ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT AS “AGENT” AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT AND ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT OR ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT (AND ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT) AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENTS OR ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT.
Section 9.21.    Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document (but excluding any applicable Acceptable Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding any applicable Acceptable Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any applicable Acceptable Intercreditor Agreement and any other Loan Document, the terms of such Acceptable Intercreditor Agreement shall govern and control.
Section 9.22.    Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (a) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) as certified by a Responsible Officer of the Borrower, (b) in the case of any Discretionary Guarantor, the Borrower elects, in its sole discretion, any Discretionary Guarantor to be released from its obligations hereunder, so long as in the case of any such Discretionary Guarantor that is a Restricted Subsidiary of the Borrower, (i) such Discretionary Guarantor is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder; and (ii) after giving effect to such election and release, the Indebtedness of such Discretionary Guarantor outstanding upon such election and release will be deemed to constitute Indebtedness of a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement, in each case as certified by a Responsible Officer of the Borrower, and/or (c) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the

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relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).
Section 9.23.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.24.    Lender Representation. Each Lender as of the Third Amendment Effective Date represents and warrants as of the Third Amendment Effective Date to the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that such Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.
Section 9.25.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan

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Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender hereunder shall in no event affect the rights of any Covered Party under a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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Summary report: Litera Compare for Word 11.3.1.3 Document comparison done on 7/25/2023 9:04:43 PM
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Modified filename: Active_135306388_6_Hayward - Amended 1L Credit Agreement (Exhibit A to Amendment No. 5) - BofA (DPW) Execution Version.DOCX
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EXHIBIT B
GUARANTOR CONSENT AND REAFFIRMATION
May 22, 2023
This GUARANTOR CONSENT AND REAFFIRMATION, dated as of May 22, 2023 (this “Guarantor Consent”), is entered into by and among the Guarantors from time to time party hereto.

Reference is made to Amendment No. 5 to First Lien Credit Agreement, dated as of May 22, 2023 (the “Amendment”), by and among Hayward Industries, Inc., a New Jersey corporation (the “Borrower”) and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), amending that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended by Amendment No. 1 to First Lien Credit Agreement, dated as of September 28, 2018, Amendment No. 2 to First Lien Credit Agreement, dated as of October 28, 2020, Amendment No. 3 to First Lien Credit Agreement, dated as of May 28, 2021, Amendment No. 4 to First Lien Credit Agreement, dated as of December 13, 2022, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”; the Original Credit Agreement as amended by the Amendment, the “Credit Agreement”).

Each of the undersigned, as a Guarantor under the First Lien Loan Guaranty, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented, ratified, confirmed or otherwise modified prior to the date hereof, the “Guaranty”), in favor of the Administrative Agent and the Lenders, hereby consents to such Amendment and the transactions contemplated by such Amendment and, as of the Fifth Amendment Effective Date, hereby, (a) ratifies, acknowledges and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, in each case, as amended and in effect after giving effect to the Amendment and agrees that its Guarantee remains in full force and effect to the extent set forth in such Guaranty and after giving effect to this Amendment, (b) ratifies, acknowledges and reaffirms each grant of a lien on, or security interest or pledge in, its Collateral made pursuant to the Loan Documents, in each case, as amended by the Amendment, and confirms that such liens and security interests continue to secure the Obligations in effect after giving effect to the Amendment, in each case, subject to the terms of the Amendment and the Credit Agreement, and (c) confirms that the obligations of the Loan Parties with respect to the Loans, Obligations, Guaranteed Obligations (as defined in the Guaranty), Secured Obligations and First Lien Term Credit Agreement Obligations and Other First Lien Term Obligations (each as defined in the ABL Intercreditor Agreement) and agrees that the security interests in connection therewith remain in full force and effect. Capitalized terms used herein and not otherwise defined in this Guarantor Consent shall have the same meanings as specified in the Amendment or the Credit Agreement, as applicable.

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GUARANTORS:
HAYWARD INTERMEDIATE, INC.
By: /s/ Eifion Jones______________________
Name:    Eifion Jones
Title: Chief Financial Officer
GOLDLINE PROPERTIES LLC

By: /s/ Eifion Jones______________________
Name:    Eifion Jones
Title: Chief Financial Officer
HAYWARD INDUSTRIAL PRODUCTS, INC.
By: /s/ Eifion Jones______________________
Name:    Eifion Jones
Title: Chief Financial Officer

[Signature Page to Guarantor Consent and Reaffirmation]